Filed Pursuant to Rule 433 Registration File No. 333-296070 Free Writing Prospectus On June 3, 2026, Space Exploration Technologies Corp. (“SpaceX”) filed Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-296070) with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read the preliminary prospectus in the registration statement and other documents SpaceX has filed with the SEC for more complete information about SpaceX and this offering. Amendment No. 2 and the preliminary prospectus relating to the proposed offering may be accessed through the SEC's website at www.sec.gov. On June 4, 2026, SpaceX launched a standalone IPO website containing information relating to its proposed initial public offering of Class A common stock. Screenshots of the IPO website are attached hereto as Exhibit A. The IPO website includes case studies, an IPO factsheet, a roadshow presentation, SpaceX intro video, and frequently asked questions, which are attached hereto as Exhibits B, C, D, E, and F, respectively. Also, on June 4, 2026, SpaceX posted on X a hype video, which is attached hereto as Exhibit G. On June 4, 2026, SpaceX lodged an Australian prospectus that comprises an Australian-law wrap and the U.S. preliminary prospectus and, on June 3, 2026, SpaceX filed a Canadian second amended and restated preliminary base PREP prospectus that comprises a Canadian-law wrap and the U.S. preliminary prospectus. The Australian- law wrap and Canadian-law wrap are attached hereto as Exhibits H and I, respectively. ***

Exhibit A IPO Website Screenshots

Exhibit B Case Studies

Exhibit C IPO Factsheet

OUR MISSION

To build the systems and technologies necessary to make life multiplanetary, to understand the true nature of the universe, and to extend the light of consciousness to the stars



OUR INTEGRATED PLATFORM

The only company building the integrated hardware and software infrastructure of the future across Space, Connectivity, and AI

SPACE

ACTIVATED 2002



The world's leading launch service provider with unparalleled launch capabilities due to its fleet of reliable and reusable rockets and spacecraft

CONNECTIVITY

ACTIVATED 2020



The world's largest and most advanced high-speed, low-latency satellite broadband data and communications network

AI

ACTIVATED 2023



The only company that can vertically integrate across AI compute infrastructure, frontier models, and real-time data

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SPACEX

SPACE



% of Global Mass to Orbit since 2023	80%+
% of Vehicle Reflights[(1)]	95%
Total Launches	~650
Crewmembers Flown since 2020	78

WORLD'S ONLY FLEET OF REUSABLE ROCKETS



	FALCON 9	FALCON HEAVY	STARSHIP
PAYLOAD CAPACITY TO LEO	23 Metric Tons	64 Metric Tons	100 Metric Tons
TOTAL NUMBER OF FLIGHTS	~620	11	12
USE CASES	Starlink V2 Mini Satellites, Cargo and Humans to Earth's Orbit, Deep Space Missions	Heavy Cargo to Earth's Orbit, Deep Space Missions	Starlink V3 Satellites, Starlink Mobile V2 Satellites, AI Compute Satellites, Interplanetary Travel

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Note: Information as of March 31, 2026 except for Starship flights which is inclusive of flight 12.
Number of flights since inception of each vehicle. Falcon 9 payload to LEO reflects fully expendable configuration.
All payload capacity metrics reflect expected capacity.

SPACEX

CONNECTIVITY



Starlink Subscribers	~10.3M
Countries with Service	164
People Covered	3.3B+
% of Active Maneuverable Satellites in Orbit	~75%

UNRIVALED SATELLITE INFRASTRUCTURE
SATELLITES IN ORBIT AS OF MARCH 31, 2026


9,600+
3,000+
Deployed in 2025
~3,200
SPACEX
OTHERS

STARLINK SUBSCRIBERS
Q1


5.0M
10.3M
Q1 2025
Q1 2026

Read More @ SPACEXIPO.COM

Note: As of March 31, 2026 unless otherwise indicated.
Countries is inclusive of countries, territories, and other markets.

SPACEX

AI

Major Model Releases [1]	4	Daily Posts on X	~350M
Monthly Active Users [2]	~550M	Nameplate Compute Draw	1GW+



Read More @ SPACEXIPO.COM

Note: As of or for the twelve months ended March 31, 2026 unless otherwise indicated. (1) 4 major model versions and notable variations since launching Grok-1. (2) Reflects monthly active users across Grok and X as of March 31, 2026

SPACEX

LARGEST TAM IN HUMAN HISTORY



$370B
$870B
$740B
$2.4T
$760B
$600B
$22.7T
$28.5T
Space-Enabled Solutions
Starlink Broadband
Starlink Mobile
AI Infrastructure
Consumer Subscriptions
Digital Advertising
Enterprise Applications
Total Addressable Market
SPACE: $370B
CONNECTIVITY: $1.6T
AI: $26.5T

WHY WE WIN

01 Global leadership in orbital launch services

02 Unrivaled satellite and connectivity platform across design, manufacturing, deployment, and operations

03 Truth-seeking AI model enhanced by real-time data

04 Extreme vertical integration enabling high velocity and superior cost efficiency at scale

05 Business models that are incredibly difficult to replicate

06 Unique ability to scale new trillion-dollar markets across space, connectivity, and AI

07 Mission-driven culture and world-class talent

Read More @ SPACEXIPO.COM

SPACEX

OUR GROWTH STRATEGY

01 SPACE

- Increase launch payload capacity
- Establish the lunar economy, including cargo travel, manufacturing and energy production on the Moon

02 CONNECTIVITY

- Grow Starlink Broadband consumers
- Grow Starlink Broadband enterprise and government customers
- Expand our Starlink Mobile offering
- Increase the capacity of our constellations

03 AI

- Grow consumer AI platform monetization
- Grow X monetization
- Deepen enterprise and government adoption
- Increase the scale of our AI compute infrastructure
- Deploy orbital AI compute at scale
- Monetize across selling compute and selling intelligence
- Design and manufacture our own chips
- Launch digital human augmentation

Read More @ SPACEXIPO.COM

SPACEX

ADDITIONAL MARKETS WITH THE POTENTIAL FOR LONG-TERM GROWTH Pioneering the Lunar Economy RETURN HUMANS TO THE MOON Land humans on the Moon by late 2020s for the first time since 1972 with NASA’s Artemis Program. Use Starship for transport and establish sustainable lunar presence for science, exploration, and industrialization ESTABLISHING A LUNAR BASE Prove systems, habitats, and Starship. Act as test-case for resource sustainability necessary for human survival beyond Earth and launch satellites into orbit / deep space BUILDING GROUND FOR AI COMPUTE SATELLITES Establish lunar factories to manufacture AI satellites. Harness solar power and lunar mass driver and grow AI compute to terawatts annually Multi-Trillion-Dollar Economic Opportunities POINT-TO-POINT TERRESTRIAL TRAVEL ENERGY PRODUCTION & MANUFACTURING ON MARS PASSENGER & CARGO TRANSPORT TO MOON & MARS IN-ORBIT MANUFACTURING ASTEROID MINING LUNAR MANUFACTURING & TRANSPORT Read More @ SPACEXIPO.COM

KEY FINANCIAL HIGHLIGHTS

MASSIVE GROWTH AND SCALE

Revenue in 2025	$18.7B
Growth in 2025	33%

ACCELERATING OUR AI SPEED, COST, & SCALE ADVANTAGE TO ADDRESS $26.5T OPPORTUNITY

First to deploy coherent, gigawatt-scale AI training clusters with 1GW+ Nameplate Compute Draw. Multi-year investment cycle expected until sustained positive Segment Adjusted EBITDA

STELLAR CAPITAL ALLOCATION & VALUE CREATION TRACK RECORD

Only $9B of primary equity capital raised to create the most transformative and critical technologies in human history in Space and Connectivity businesses

STRONG LIQUIDITY & BALANCE SHEET FLEXIBILITY

Access to full range of debt and equity financing solutions available to us as a public company to fund future investments in growth

SEGMENT ADJUSTED EBITDA

Space Segment Adjusted EBITDA of $0.7B in 2025 compared to $1.2B in 2024, reflective of $3.0B in R&D investment for Starship development

Connectivity Segment Adjusted EBITDA $7.2B in 2025 compared to $3.8B in 2024, allowing us to continue investing in value-creation cycle to position us to unlock new trillion-dollar markets

AI Segment Adjusted EBITDA ($1.2B) in 2025 compared to $0.3B in 2024, reflecting its earlier stage of development and ongoing investments in long-term growth opportunities

DISCLAIMER

The information in this communication is provided in summary form only and does not purport to be complete. This communication does not contain all the information that is or may be material to you in considering a potential investment in Space Exploration Technologies Corp. (the "Company") and should not be considered as a recommendation in respect of the holding, purchasing or selling of any securities of the Company. This communication contains forward-looking statements. These statements may include the words "believe", "expect", "anticipate", "intend", "plan", "estimate", "project", "will", "may", "targeting" and similar expressions, as well as statements other than statements of historical facts including, without limitation, those regarding the Company's initial public offering and the use of proceeds therefrom, and the financial position, business strategy, plans, targets and objectives of the management of the Company for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may affect the Company's ability to implement and achieve the targets, estimates and benchmarks set out in such forward-looking statements and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding the Company's present and future operations and plans and the environment in which the Company will operate in the future. Furthermore, certain forward-looking statements are based on assumptions or future events which may not prove to be accurate, and no reliance whatsoever should be placed on any forward-looking statements in this communication. The forward-looking statements in this communication speak only as of the date of this communication and the Company expressly disclaims to the fullest extent permitted by law any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. No representation or warranty, express or implied, is made as to the fairness, accuracy or completeness of the communication and the information contained herein and no reliance should be placed on it. Any financial data in this communication are solely for your information, as background to the Company and may not be relied upon for the purpose of entering into any transaction whatsoever. The financial information set out in this communication is based on certain important assumptions and adjustments and does not purport to represent what the Company's results of operations are on an audited basis or actually will be in any future periods. Furthermore, no representation is made as to the reasonableness of the assumptions made in this communication or the accuracy or completeness of any modeling, scenario analysis or back-testing. The information in this communication is not intended to predict actual results and no assurances are given with respect thereto. None of the Company, its advisers, connected persons or any other person accepts any liability whatsoever for any loss howsoever arising, directly or indirectly, from this communication or its contents. This communication may contain certain financial measures, such as Segment Adjusted EBITDA, that include adjustments to GAAP figures. The Company believes these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of its financial performance. The non-GAAP financial measures are included with the intent of providing the reader a more complete understanding of the Company's operational results and trends. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Read More @ SPACEXIPO.COM

Note: Segment Adjusted EBITDA is a non-GAAP measure. Please see Appendix: GAAP to Non-GAAP Reconciliations for reconciliation to most comparable GAAP measure.

SPACEX

APPENDIX: GAAP TO NON-GAAP RECONCILIATIONS

SEGMENT ADJUSTED EBITDA: SPACE

(IN BILLIONS)

	2024	2025
INCOME (LOSS) FROM OPERATIONS	**$0.0**	**($0.7)**
Add (Deduct):		
Depreciation & Amortization	$0.6	$0.8
Share-based Compensation	$0.5	$0.5
Restructuring Charges	-	-
Impairment	$0.0	$0.0
SEGMENTED ADJUSTED EBITDA	**$1.2**	**$0.7**

SEGMENT ADJUSTED EBITDA: CONNECTIVITY

(IN BILLIONS)

	2024	2025
INCOME (LOSS) FROM OPERATIONS	**$2.0**	**$4.4**
Add (Deduct):		
Depreciation & Amortization	$1.5	$2.4
Share-based Compensation	$0.3	$0.4
Restructuring Charges	-	-
Impairment	$0.0	-
SEGMENTED ADJUSTED EBITDA	**$3.8**	**$7.2**

SEGMENT ADJUSTED EBITDA: AI

(IN BILLIONS)

	2024	2025
INCOME (LOSS) FROM OPERATIONS	**($1.6)**	**($6.4)**
Add (Deduct):		
Depreciation & Amortization	$1.7	$3.6
Share-based Compensation	$0.0	$1.1
Restructuring Charges	$0.2	$0.5
Impairment	-	-
SEGMENTED ADJUSTED EBITDA	**$0.3**	**($1.2)**

Space Exploration Technologies Corp. (the "Company") has filed a registration statement (including a preliminary prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus if you request it by contacting: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 866-471-2526 or by email at prospectus-ny@ny.email.gs.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, NY 10014, by telephone at 866-718-1649 or by email at prospectus@morganstanley.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Citigroup Global Markets, Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 1-800-831-9146; or BofA Securities, Inc., Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001 or by email at dg.prospectus_requests@bofa.com.

Read More @ SPACEXIPO.COM

Note: Numbers may not add up due to rounding.

SPACEX

Exhibit D Roadshow Presentation

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx Roadshow Presentation June 2026 ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx DISCLAIMER 2 This Information Presentation (the “Presentation”) regarding Space Exploration Technologies Corp. ( the “Company”) is being furnished to you on the terms set out below. The Company has f iled a registration statement on Form S-1 (including a preliminary prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this Presentation re lates, but it has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Before you invest, you should read the preliminary prospectus in that registration statement, including the “Risk Factors” set forth therein, and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus if you request it by contacting: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 866-471-2526 or by email at prospectus-ny@ny.email.gs.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, NY 10014, by telephone at 866-718-1649 or by email at prospectus@morganstanley.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Citigroup Global Markets, Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 1-800-831-9146; or BofA Securities, Inc., Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001 or by email at dg.prospectus_requests@bofa.com. This Presentation and its contents are confidential and proprietary to the Company, and no part of may be reproduced, redistr ibuted, passed on, or the contents otherwise divulged, directly or indirectly, to any other person or published in whole or in part for any purpose without the Company’s prior written consent. This Presentation shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The information in this Presentation is provided in summary form only and does not purport to be complete. This Presentation does not contain all the information that is or may be material to you in considering a potential investment in the Company and should not be considered as a recommendation in respect of the holding, purchasing or selling of any securities of the Company. This Presentation should not be construed as, nor be relied on in connection with, any offer or invitation to purchase or subscribe for, underwrite or otherwise acquire, h old or dispose of any securities of the Company, and shall not be regarded as a recommendation in relation to any such transaction whatsoever. This Presentation contains forward-looking statements. Such forward-looking statements include, but are not limited to, statements about: the Company’s initial public offering and the use of proceeds therefrom, the development and deployment of Starship in accordance with our anticipated schedule (including commencement of payload delivery to orbit in 2026) and launch cadence and our ability to achieve expected performance, reusability, and cost efficiencies; the size and growth of our various existing and future markets, including the markets for commercial launch services, satellite connectivity services, our AI platforms, AI compute infrastructure (terrestrial and orbital), lunar-re lated activities and interplanetary activities, including the extent to which such markets develop, particularly emerging or unproven markets that may not materialize as expected or on anticipated timelines; demand for our products and services, including our launch, connectivity, and AI offerings, and our ability to grow our customer base and generate revenue; the deployment of our next-generation Starlink satellites, satellite-to-mobile connectivity, and orbital AI compute infrastructure (including potential deployment of our orbital AI compute satellites as early as 2028), including our ability to successfully develop, scale, and commercialize such technologies, which are subject to significant technical complexity, capital requirements, new innovations and regulatory approvals; our target launch cadence and expansion of our manufacturing and operational capacity necessary to support our strategies, including our ability to scale production, supply chain, infrastructure, and workforce efficiently; our ability to execute our growth strategy and scale our operations efficiently, including managing costs, timelines, and operational complexity; our ability to solve novel issues and navigate and monetize technologies and environments that have never been accessed or economized before; our ability to design, develop and successfully commercialize new and innovative technologies, products, and services, including our AI platforms and Terafab, and our ability to achieve and maintain a low cost per token, in each case in rapidly evolving and competitive markets; our ability to scale and monetize our AI products, services, and compute infrastructure, including the development, performance, and adoption of our frontier models and related applications, and to realize benef its from related acquisitions and initiatives, such as our arrangement with Cursor; the amount, nature and timing of our capital expenditures and the impact of such capital expenditures on ou r growth and performance, including our ability to fund such expenditures, manage costs, strategically reduce costs and achieve expected returns on investment; our ability to o btain sufficient power, GPUs, and other critical components and manage our supply chain to support our operations and growth; ou r ability to obtain and maintain required regulatory approvals, licenses and spectrum authorizations in the United States and internationally, and the timing, scope, and conditions of such approvals; the competitive landscape in the industries in which we operate and our ability to compete effe ctively; the implementation, interpretation, and impact of current or future regulations including laws and regulations relating to space operations, communications, AI, data privacy, and other areas; our ability to realize benef its and manage risks of being a public company; and general economic conditions. These forward-looking statements may be accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “should,” “could,” “would,” “likely,” “future,” “budget,” “goal,” “commit,” “pursue,” “target,” “seek,” “objective” or the negative of these words, or similar expressions that are predictions of or indicate future events or trends that do not relate to historical matters. We caution you that the foregoing list may not contain all of the forward-looking statements made in this Presentation. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may affect the Company’s ability to implement and achieve the targets, estimates, plans and benchmarks set out in such forward-looking statements and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding the Company’s present and future operations and plans and the environment in which the Company will operate in the future. Furthermore, certain forward-looking statements are based on assumptions or future events which may not prove to be accurate, and no reliance whatsoever should be placed on any forward-looking statements in this Presentation or such other date as specified herein. The forward-looking statements in this Presentation speak only as of the date of this Presentation, and the Company expressly disclaims to the fullest extent permitted by law any obligation or underta king to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based unless required by law. No representation or warranty, express or implied, is made as to the fairness, accuracy or completeness of the Presentation and the information contained herein and no reliance should be placed on it. Any financial data in this Presentation are solely for your information, as background to the Company and may not be relied upon for the purpose of entering into any transaction whatsoever. The financial information set out in this presentation is based on certain important assumptions and adjustments and does not purport to represent what the Company’s results of operations are on an audited basis or actually will be in any future periods. Furthermore, no representation is made as to the reasonableness of the assumptions made in this Presentation or the accuracy or completeness of any modelling, scenario analysis or back-testing. The information in this Presentation is not intended to predict actual results and no assurances are given with respect thereto. None of the Company, its advisers, connected persons or any other person accepts any liability whatsoever for any loss howsoever arising, directly or indirectly, from this Presentation or its contents. This Presentation includes certain financial information that is preliminary, unaudited and subject to revision upon completion of the Company’s closing and aud it processes. This Presentation may contain certain financial measures, such as Adjusted EBITDA and Segment Adjusted EBITDA, that include adjustments to GAAP figures. The Company believes these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of its financial performance. The non-GAAP financial measures are included with the intent of providing the reader a more complete understanding of the Company’s operational results and trends. These non -GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, f inancial measures calculated in accordance with GAAP. See Appendix for reconciliation for each non-GAAP measure used in this presentation to most directly comparable GAAP measure.

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx ISSUER Space Exploration Technologies Corp. OFFERING SIZE 555.6M shares (100% Primary) OVER-ALLOTMENT 15% (100% Primary) OFFERING PRICE $135 per share EXCHANGE / TICKER Nasdaq; Nasdaq Texas / SPCX EXPECTED PRICING DATE June 11th, 2026 USE OF PROCEEDS To fund the Company’s growth strategy, including the expansion of AI compute infrastructure, enhancements to launch infrastructure and launch vehicles, increases in the scale and capacity of satellite constellations, and any remaining amounts for general corporate purposes LOCK-UP PERIOD (i) 366-day lock-up for Elon Musk; (ii) Staggered lock-up release for a portion of shares held by select investors, officers, and directors starting after Q4 26 earnings through Q2 27 earnings; (iii) Staggered early lock-up release for all other shares starting after Q2 26 earnings through 180 days after the IPO date BOOKRUNNERS Goldman Sachs & Co. LLC, Morgan Stanley, BofA Securities, Citigroup, J.P. Morgan Barclays, Deutsche Bank Securities, RBC Capital Markets, UBS Investment Bank, Wells Fargo Securities CO-MANAGERS Allen & Company LLC, Cantor, Needham & Company, Raymond James, Societe Generale, Stifel, William Blair BTG Pactual, ING, Macquarie Capital, Mirae Asset Securities, Mizuho, Santander OFFERING SUMMARY 3

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx To build the systems and technologies necessary to make life multiplanetary, to understand the true nature of the universe, and to extend the light of consciousness to the stars While we remain dedicated to our fundamental mission, our progress in accessing space continues to yield opportunities that enrich life on Earth. For example, by dramatically reducing the cost of access to space, we have been able to expand our mission to address some of the Earth’s most pressing challenges, including bridging the digital divide by aiming to connect over three billion unconnected people to the internet and humanity’s collective knowledge The rapid emergence of the AI era intensifies the urgency of our mission, as AI has the potential to accelerate not only space exploration, but also transformative societal advancements on Earth. AI’s ability to revolutionize human potential is directly dependent on meeting exponentially increasing resource demands OUR MISSION 4 ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx OUR INTEGRATED PLATFORM We are the only company building the integrated hardware and software infrastructure of the future across space, connectivity, and AI. At our core, we are builders

N OF 1

BUILDING THE INFRASTRUCTURE OF THE FUTURE

SPACE

Activated in 2002

Unparalleled launch capabilities with high cadence, reusability, and capability

TOTAL LAUNCHES	~650
MISSIONS FLOWN IN 2025 WITH ONE OR MORE REUSED BOOSTERS	95%+
% OF GLOBAL MASS TO ORBIT SINCE 2023	80%+
CREWMEMBERS SAFELY FLOWN SINCE 2020	78

CONNECTIVITY

Activated in 2020

The world's largest and most advanced high-speed, low-latency satellite internet network

STARLINK SATELLITES	9,600+
% OF ALL ACTIVE MANEUVERABLE SATELLITES	~75%
COUNTRIES	164
STARLINK SUBSCRIBERS	~10.3M

AI

Activated in 2023

Gigawatt-scale compute infrastructure, frontier truth-seeking AI model, and real-time information platform

MAJOR MODEL RELEASES	4
DAILY POSTS ON X	~350M
MONTHLY ACTIVE USERS ACROSS GROK AND X	~550M
NAMEPLATE COMPUTE DRAW	~1.0GW

Note: All statistics are as of or for the twelve months ended March 31, 2026 unless otherwise indicated. Countries are inclusive of countries, territories, and other markets.

6

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx WE MAKE THE EXTRAORDINARY POSSIBLE SPACE The FIRST private company to develop and launch a liquid fuel rocket to reach orbit (2008) The FIRST private company to successfully dock a spacecraft with the International Space Station (2012) The FIRST to successfully propulsively land (2015) and refly orbital-class rocket boosters (2017) The FIRST private company to transport astronauts to orbit and fly to and from the International Space Station (2020) CONNECTIVITY The FIRST to begin deploying a large-scale LEO broadband satellite constellation (2019) The FIRST to manufacture consumer-grade phased-array user terminals at scale (2022) The FIRST to deploy a large-scale LEO satellite-to-mobile constellation (2025) The ONLY low-latency network available globally AI The FIRST to build a gigawatt-scale AI training cluster and largest coherent supercomputer (2026) The FIRST gigawatt-scale Megapack battery installation (2026) The ONLY company capable of building orbital AI compute at scale 7 ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx WHY WE WIN Global leadership in orbital launch services Unrivaled satellite and connectivity platform across design, manufacturing, deployment, and operations Truth-seeking AI model enhanced by real-time data Extreme vertical integration enabling high velocity and superior cost efficiency at scale Unique ability to scale new trillion-dollar markets across space, connectivity, and AI Business models that are incredibly difficult to replicate Mission-driven culture and world-class talent 8 ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx SPACE CONNECTIVITY AI INFRASTRUCTURE Launch Pads, Landing Pads, Factories, Test Infrastructure, Droneships Satellite Constellation, Inter-Satellite Laser Mesh Network, Ground Stations, Spectrum Licenses, User Terminal & Satellite Production Turbine Power Plants, Substations, Liquid–Cooling Systems, Battery Installations HARDWARE Rockets, Engines, Reusable Boosters, Second Stages, Spacecraft Manufacturing User Terminals, Routers, Optical Space Lasers, Gateway Antennas Compute Processors, RDMA Network, Storage, Fiber SOFTWARE End-to-End (Manufacturing, Pad, Telemetry, Launch Vehicle), Test and Flight Simulation End-to-End (User Terminal, Satellite, Ground Systems), Dynamic Beam / Capacity Allocation, Customer-Facing App Ecosystem X Data, Proprietary Model Tooling, Starfleet, Compute Fleet Management OPERATIONS Mission Control, Refurbishment Operations, Launch / Landing Operations Constellation Management, Autonomous Safety Maneuvers, Customer Operations and Support Compute Deployment, Training, Inference END CUSTOMER RELATIONSHIP Government, Commercial, Private Consumer, Enterprise, Government, Mobile Network Operators Consumer, Enterprise, Government Terafab Chips EXTREME VERTICAL INTEGRATION HIGH VELOCITY AND SUPERIOR COST EFFICIENCY AT SCALE 9

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx THE ALGORITHM 01 MAKE THE REQUIREMENTS LES S DUMB 02 DELETE THE PART OR PROCESS STEP 03 OP TIMIZE 04 ACCELERATE 05 AUTOMATE 10

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx ELON MUSK GWYNNE SHOTWELL BRET JOHNSEN Note: Unless otherwise indicated, all information as of March 31, 2026. Senior Management is defined as Vice Presidents and up. MISSION-DRIVEN CULTURE AND WORLD-CLASS TALENT <2%Percent of Engineer Applicants Accepted in 2025 21Average Tenure of Top 3 Executives YEARS 12Average Tenure of Senior Management YEARS 11

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx OUR REPEATABLE BUSINESS MODEL Leverage our unparalleled launch capabilities to enable massive scale Identify and create new trillion-dollar market opportunities Design a solution with world-class engineering and first-principles thinking Apply “The Algorithm” (make less dumb, delete, optimize, accelerate, automate) Vertically integrate all the way to the end customer Continuously drive cost down and throughput up Generate significant cash flow and reinvest in the future SEVEN SIX FIVE FOUR THREE TWO ONE LIFTOFF 12 ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx $370 B $870 B $740 B $2.4 T $760 B $600 B $5.7 T Space-Enabled Solutions Starlink Broadband Starlink Mobile AI Infrastructure Consumer Subscriptions Digital Advertising Near-Term Total Addressable Market SPACE: $370B CONNECTIVITY: $1.6T AI: $3.8T 13 13 WE ALREADY ADDRESS A MASSIVE $6T MARKET

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx 14 14 AI UNLOCKS AN EVEN LARGER OPPORTUNITY SPACE: $370B CONNECTIVITY: $1.6T AI: $26.5T

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx Acquired xAI Starlink 10M Active Customers Surpassed 10 million active Starlink customers Terafab Announced strategic collaboration with Tesla to create the world’s largest chip manufacturing facility. Intel joined the project in April 2026 X Ads Manager Launch Began a phased roll-out of advertising platform Release of Grok 4.3 Released fastest, most intelligent Grok model to date Partnered with Cursor to advance Grok Entered into Cloud Services Agreements to provide access to compute EchoStar spectrum licenses Received FCC approval of the EchoStar license transfer Starship V3 Completed Starship’s 12th test flight (first of Starship V3) Announced agreement with American Airlines 2026… A MOMENTOUS YEAR SO FAR 15 Feb-26 Apr-26 Feb-26 May-26 May-26 May-26 Mar-26 Apr-26 Apr-26 May-26

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx MORE MILESTONES AHEAD 16 STARSHIP V3 BROADBAND V3 SATELLITE MOBILE V2 SATELLITE TERRESTRIAL COMPUTE H2 2026 Commence payload delivery to orbit H2 2026 Begin deployment on Starship 2027 Begin deployment on Starship 400MW+ Compute power in next phase of Colossus II 2028 Begin deployment on Starship 100 Metric tons per launch over time 1,024 Gigabits per second per satellite 5G Speed, voice and data services 220K+ Additional GB300s in next phase of Colossus II 100KW Compute power per metric ton AI COMPUTE SATELLITE ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx OUR SPACE BUSINESS We are the world’s leading launch provider, with more than 80% of mass to orbit for the world since 2023 This critical capability is our foundation and enables the rest of our businesses ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx Note: Information as of March 31, 2026 except for Starship flights which is inclusive of flight 12. Number of flights since inception of each vehicle. Falcon 9 payload to LEO reflects fully expendable configuration. All payload capacity metrics reflect expected capacity. 18 WORLD’S ONLY FLEET OF REUSABLE ROCKETS FALCON 9 FALCON HEAVY STARSHIP V3 PAYLOAD CAPACITY TO LEO 23 Metric Tons 64 Metric Tons 100 Metric Tons TOTAL NUMBER OF FLIGHTS ~620 11 12 SUCCESS RATES 99% 100% Testing Phase USE CASES Starlink V2 Mini Satellite, Cargo and Humans to Earth’s Orbit, and Deep Space Missions Heavy Cargo to Earth’s Orbit Deep Space Missions Starlink V3 Satellites, Starlink Mobile V2 Satellites, AI Compute Satellites, Interplanetary Travel

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx DRAGON 50+ Visits to the International Space Station Since 2020 78 Crewmembers Safely Flown Since 2020 20 Countries Represented by Passengers Since 2020 ONLY Private Company Certified by NASA to Fly Astronauts to the International Space Station 19Note: Information as of March 31, 2026 unless otherwise noted.

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx Reuse of expensive hardware lowering launch costs COST Enables higher flight rate, rapid large-scale deployments and human transportation LAUNCH CADENCE Post-flight inspections feed an iterative re- engineering loop that increases reliability RELIABILITY LOWER Cost per launch compared to expendable rockets ADVANTAGE TO SPACEX MOST Launches of any provider in the industry LOWEST Cost per kg to orbit ADVANTAGE TO OUR CUSTOMERS LOWER Insurance premiums Reduces manufacturing waste, emissions and ocean- polluting debris ENVIRONMENT 20 THE VALUE OF ROCKET REUSABILITY ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx First ever heavy-lift rocket built for full and rapid reusability 12 test flights to date Demonstrated successful atmospheric entry and precision landing Proven Starship booster reusability; the remaining technical milestone is the catch and re-flight of the ship Proven full-duration ascents and hot staging separation Propellant transfer for missions beyond Earth’s orbit Robust multi-destination landing capability including Mechazilla tower system Goal is to replicate airline-like operations with propellant (methane / liquid oxygen) to be the only marginal cost for launch STARSHIP SUPER HEAVY Note: All references to tons in this presentation refer to metric tons. 21 STARSHIP ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx % SPACEX SHARE MASS TO ORBIT FOR THE WORLD UNPARALLELED MARKET LEADERSHIP 22Source: BryceTech, management 45% 65% 80%+ 20% 30% 40% 50% 60% 70% 80% 90% 2021 2022 2023-2025

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx 0 20 40 60 80 100 120 140 160 180 2010 2017 2018 2019 2020 2021 2022 2023 2024 2025 BOOSTER REUSABILITY ENABLES INCREASING LAUNCH RATES ANNUAL NUMBER OF FALCON FAMILY LAUNCHES BY SPACEX MISSIONS NEW BOOSTERS FLOWN 165 8 UNMATCHED LAUNCH CADENCE RELIABLE AND REUSABLE DRAMATICALLY REDUCED COST-TO-ORBIT FOUNDATIONAL LAUNCH ADVANTAGE 23

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx $ 18,500 $ 2,700 $ 1,400 $ 0 $ 5,000 $ 10,000 $ 15,000 $ 20,000 LAUNCH COST PER KG TO LOW EARTH ORBIT STARSHIP: STEP FUNCTION IMPROVEMENT IN REUSABILITY AVERAGE LAUNCH COST (1970 – 2000) FALCON HEAVYFALCON 9 85% A v e r ag e C o s t R ed u c t i o n 92% A v e r ag e C o s t R ed u c t i o n STARSHIP 99%+ T a r g et C o s t R ed u c t i o n UNPARALLELED COST EFFICIENCY 24Source: NASA

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx FUTURE STARSHIP (REUSABLE) FALCON HEAVY (EXPENDABLE) STARSHIP V3 (REUSABLE) FALCON 9 (EXPENDABLE) PAYLOAD CAPACITY (METRIC TONS) STARSHIP: THE KEY TO UNLOCKING NEW MARKETS UNPARALLELED THROUGHPUT 23 64 100 + 200 0 50 100 150 200 25 Note: Payload capacity to orbit is a theoretical payload capacity under specific conditions derived from advanced computer simulations. Please refer to the definition of “payload capacity to orbit” in the Glossary for additional details. Starship metrics reflect expected payload capacity. Future Starship payload capacity expected to reach 20 metric tons as soon as Starship V4 1 0 ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx OUR CONNECTIVITY BUSINESS We leveraged our foundational launch capabilities to develop the most advanced global satellite internet constellation We operate a high-speed, low-latency global broadband data and communications network powered by thousands of satellites in low- Earth Orbit, delivering connectivity to millions of consumer, enterprise, and government customers ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx UNRIVALED SATELLITE CONSTELLATION Note: Gbps are gigabits per second. V3 satellites are in development. 27 COMPETITIVE STRENGTHS Unparalleled launch capabilities and rocket reusability led to the development of Starl ink, making satellite internet economically viable Integrated platform spanning architecture, chip design, software, power systems, and final assembly Ability to scale new businesses leveraging the core satellite technology platform: Starlink Broadband, Starlink Mobile, and AI Compute Availability Bandwidth per Launch Deployment per Launch Bandwidth per Satellite V2 SATELLITES Today 2,600 Gbps 27 Satellites On Falcon 9 96 Gbps V3 SATELLITES H2 2026 61,000 Gbps 60 Satellites On Starship 1,024 Gbps MORE THAN 20X BANDWIDTH PER LAUNCH WITH V3

WHERE TERRESTRIAL INFRASTRUCTURE FALLS SHORT

LOW POPULATION DENSITY



REMOTE COMMUNITIES



CHALLENGING TOPOGRAPHY



DEEP-SEA ENVIRONMENTS



AIRBORNE ALTITUDE


SPACEX

DISASTER ZONES



28

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx STARLINK: THE WORLD’S LARGEST SATELLITE INTERNET NETWORK OTHERS SATELLITES IN ORBIT AS OF MARCH 31, 2026 UNRIVALED SATELLITE INFRASTRUCTURE STARLINK SUBSCRIBERS (M) EXPANDING USER BASE 29Source: Jonathan McDowell’s Space Report, Speedtest Index, FCC. Note: Includes active, maneuverable satellites in orbit. Countries includes countries, territories and other markets. Speed and latency results may vary based on location and other factors. ISP stands for Internet Service Provider. Terrestrial round trip latencies reflect median latency. 2,000 4,000 6,000 8,000 10,000 12,000 9,600+ ~75% O f A c t i v e M a n e u v e r ab l e S at e l l i te s i n O r b i t 3,000+ D e p l o y e d i n 2 0 2 5 ~3,200 UNPARALLELED GLOBAL REACH AND PERFORMANCE A v e r a g e T e r r e s t r i a l I S P s : 1 2 0 M B P S A v e r a g e T e rr e s t r i a l I S P s : 7 - 3 4 m i l l i s e c o n d s 225Median Download Speed (MBPS) ~25Median Round Trip Latency (Millisecond) 3.3B+ 2.3 4.4 8.9 10.3 2 4 6 8 10 12 2023 2024 2025 Q1 2026 People Covered 164Countries With Coverage 99.9%Average Uptime 9 7% 1 0 0% % YoY Growth 1 0 5%

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx CRITICAL PARTNER TO ENTERPRISES AND GOVERNMENTS FIXED SITE LAND MOBILITY AVIATIONMARITIME STARSHIELD PROVIDES ENTERPRISE-GRADE INTERNET EVERYWHERE — INCLUDING BEING UNIQUELY WELL-SUITED FOR IN-MOTION ENVIRONMENTS, SEVERE WEATHER, REMOTE OR HARD-TO-SERVE LOCATIONS Provides secure and resilient network for mission critical operations 30 Ecuador ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx STARLINK MOBILE: THE WORLD'S LARGEST SATELLITE-TO-MOBILE CONSTELLATION Using our dedicated satellite-to-mobile constellation, we offer connectivity services, supplementing terrestrial networks and substantially reducing mobile “dead zones” across approximately 30 countries Starlink Mobile furthers our mission to connect over three billion unconnected people to the internet and humanity’s collective knowledge 31 ~30 Mobile Network Operators 5G Connectivity to unmodified cell phones and IoT devices ~1.9B People Covered 65MHZ Spectrum ~650 Starlink V1 Mobile Satellites in Orbit 2027 Begin V2 Mobile Satellite Deployment Note: Information as of March 31, 2026. In 2025, we entered into agreements to acquire 65 MHz of spectrum in the U.S. and certain global Mobile Satellite Service spectrum licenses from EchoStar. The acquisition is expected to close in November 2027, subject to required regulatory approvals and other closing conditions. GEN 1 GEN 2 ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx OUR AI BUSINESS We are the only company that can vertically integrate across AI compute infrastructure, frontier model, and real-time data We are building our AI business by leveraging our infrastructure DNA, foundational launch capabilities, and global connectivity network ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx 1st Gigawatt Scale Training Cluster 1st To deploy GB200s and GB300s at significant scale 1GW Nameplate Compute Draw Note: Gigawatt scale firsts include Colossus I and Colossus II as of March 31, 2026; Nameplate Compute Draw as of March 31, 2026 1st Gigawatt Scale Megapack Battery Installation BUILT FASTER AND CHEAPER THAN INDUSTRY BENCHMARKS 33 WORLD’S LARGEST COHERENT SUPERCOMPUTER

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx US TERRESTRIAL COMPUTE SHORTFALL EXPECTED TO WIDEN FURTHER 99.8% of the solar system’s energy, the largest fusion reactor 34Source: Demand estimate per JLL (January 2026). Supply estimate per Introl (January 2026), U.S. Historical Supply CAGR per U.S. Energy Information Agency, China Historical Supply CAGR per Ember Energy. SUPPLY SHORTFALL <0.1% <3% ~ 6% ’08-’23 U.S. ’23-’25 U.S. ’23-’25 China ELECTRICITY GENERATION HAS REMAINED LARGELY STAGNANT IN THE U.S. WHILE CHINA’S OUTPUT HAS GROWN STEADILY 2025 SUPPLY: 49 GW 2025 DEMAND: 62 GW BOTH SIDES OF THE POLITICAL AISLE AGREE: TERRESTRIAL CAPACITY FACES SIGNIFICANT LIMITATIONS

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx READILY AVAILABLE No current regulatory hurdles and environmentally friendly Distribution enabled by Starlink technology Power from solar energy: unlimited, clean, and lower cost LOWER COST OF ONGOING OPERATIONS Leverage radiative cooling architecture at lower cost relative to liquid or air cooling Existing Starlink network enables cost efficient routing of data between compute clusters and to end users on Earth LOWER COST OF INITIAL DEPLOYMENT Rocket reusability and high flight cadence reduces cost per kilogram to orbit eventually to the cost of fuel Advanced satellite manufacturing enables building of AI compute satellites at scale and lower cost FASTER TIME TO USEFUL TOKENS ON NEW GENERATIONS OF COMPUTE New generations of chips deliver step-function improvements in token efficiency Deployment of new chips enabled by rapid cycles of payload delivery to orbit ORBITAL AI COMPUTE: READILY AVAILABLE, CHEAPER, AND FASTER 35

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx STARSHIP V3 STARLINK V3 AI SATELLITEEVOLVING CONNECTIVITY TO COMPUTE REDUCE & DELETE KEEP ADD Backhaul antennas Large battery Modem Ion propulsion Intersatellite lasers Flight computer Reaction wheels Solar actuators AI compute More solar Larger radiator 100 M e t r i c T o n s o f C a p a c i t y P e r L a u n c h Ov e r T i m e STARLINK AND STARSHIP HAVE REMOVED ALL KEY TECHNICAL HURDLES TO ORBITAL COMPUTE WE ARE THE ONLY COMPANY THAT CAN DO THIS 36Note: Starship V3 and Starlink V3 in development. AI Satellite in design stage ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx WHAT MATTERS MOST IN MANUFACTURING INTELLIGENCE: MOST AVAILABILITY LOWEST COST INFRASTRUCTURE ADVANTAGE REINVESTMENT TO SCALE COMPUTE INFRASTRUCTURE LARGER SCALE, LOWER COST PER TOKEN MORE USERS SERVED IMPROVED QUALITY OF INTELLIGENCE BETTER USER EXPERIENCE AT SCALE GREATER USAGE, MONETIZATION SPACE AND CONNECTIVITY LEADERSHIP 37

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx GROK: ADVANCED TRUTH-SEEKING AI MODEL 38 Achieved frontier-level performance faster than any other leading model provider Rapid iterations with each release delivering material improvements Benefits from access to direct, real-time information through X Note: Frontier level performance in scientific reasoning based on GPQA Diamond Scores (Scientific Reasoning)

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx OUR REAL-TIME INFORMATION AND FREE SPEECH PLATFORM 39 ~550M M ont hl y A cti v e U se r s ~350M D a il y Pos ts STRATEGY TO GROW X MONETIZATION Evolve X into an “Everything App,” integrating real-time information, communications, media, payments, and banking Increase X Premium subscriber conversion Continue to improve advertising capabilities (e.g. new advertising platform, X Ads Manager) and diversify advertiser base Note: All metrics are as of March 31, 2026. Monthly active users includes both Grok and X monthly active users.

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx HOW WE MONETIZE COMPUTE INFRASTRUCTURE 40Note: All metrics are as of March 31, 2026. 1 Monthly active users. 1 Imagine production metrics represent averages on a per month basis. SELLING INTELLIGENCE: CONSUMER ~117 M MAU that used Grok’s AI features1 2B+ Videos produced by Imagine2 ~10B Images produced by Imagine2 SELLING COMPUTE Cloud compute services agreement enabling access to compute capacity across COLOSSUS and COLOSSUS II $1.25 BMonthly fee for access to compute capacity through May 2029, subject to certain conditions SELLING INTELLIGENCE: ENTERPRISE Partnering with Cursor to advance Grok Option to acquire Cursor for an implied equity value of $60 billion Grok Enterprise and Grok API offerings ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx OUR GROWTH STRATEGY ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx OUR GROWTH STRATEGY Grow consumer AI platform monetization Grow X monetization Deepen enterprise and government adoption Increase the scale of our AI compute infrastructure Deploy orbital AI compute at scale Monetize across selling compute and selling intelligence Design and manufacture our own chips Launch digital human augmentation AI CONNECTIVITY Grow Starlink Broadband consumers Grow Starlink Broadband enterprise and government customers Expand our Starlink Mobile offering Increase the capacity of our constellationsSPACE Increase launch payload capacity Establish the lunar economy, including cargo transport, manufacturing, and energy production on the Moon 42 ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx PIONEERING THE LUNAR ECONOMY ESTABLISHING A LUNAR BASE BUILDING GROUND FOR AI COMPUTE SATELLITES HUMAN MOON RETURN Land humans on the moon by late 2020s for the first time since 1972 with NASA’s Artemis Use Starship for transport Establish sustainable lunar presence for science, exploration, and industrialization Prove systems, habitats, and Starship Act as test-case for resource sustainability necessary for human survival beyond Earth Launch satellites into orbit / deep space Establish lunar factories to manufacture AI satellites Harness solar power and lunar mass driver Grow AI compute to terawatts annually 43

WELL-POSITIONED TO CREATE NEW MARKETS WITH MULTI-TRILLION-DOLLAR ECONOMIC OPPORTUNITIES



POINT-TO-POINT TERRESTRIAL TRAVEL



IN-ORBIT MANUFACTURING



ENERGY PRODUCTION AND MANUFACTURING ON MARS



PASSENGER AND CARGO TRANSPORT TO MARS



ASTEROID MINING



LUNAR MANUFACTURING AND TRANSPORT

44

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx TRACK RECORD OF CAPITAL ALLOCATION AND VALUE CREATION ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx STELLAR TRACK RECORD OF CAPITAL ALLOCATION & VALUE CREATION SPACE AND CONNECTIVITY SEGMENT ADJ. EBITDA ($B) $9B Raised for Space & Connectivity $2.6 $5.0 $7.8 2023 2024 2025 Building The Infrastructure of the Future WHILE FUNDING R&D INVESTMENT ($B)1 Space Starship Launch Infrastructure Connectivity Broadband & Mobile Constellation $1.5 $1.8 $3.0 $0.4 $0.5 $0.6 46 Note: Each of Adj. EBITDA and Segment Adj. EBITDA is a non-GAAP measure. Please see Appendix for reconciliation to most comparable GAAP measures 1 Represents R&D expense reported on a GAAP basis.

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx SIGNIFICANT GROWTH AND SCALE ENABLES INVESTMENT IN VALUE CREATION Note: Segment Adjusted EBITDA is a non-GAAP measure. Please see Appendix for reconciliation to most comparable GAAP measure. 47 $3.8 $5.4 $6.6 2023 2024 2025 $10.4 $14.0 $18.7 2023 2024 2025 REVENUE ($B) SPACE CONNECTIVITY AI 2025 Growth ADJ. EBITDA ($B) 33% 22% 50% 8%

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx BUILDING THE INFRASTRUCTURE OF THE FUTURE 48 $4.4 $11.2 $20.7 2023 2024 2025 CAPITAL EXPENDITURES ($B) Space capex concentrated on scaling launch infrastructure Connectivity capex comprised of capitalized launch and satellite costs AI capex investment to scale AI compute capacity To fuel our growth, we are continuing to invest behind our massive opportunity SPACE CONNECTIVITY AI ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx WE AIM TO BUILD A HIGH GROWTH, HIGH MARGIN BUSINESS 49 Revenue Growth (%) Gross Margin (%) GAAP Net Income Margin (%) Future Target2025 33% ~70%49% ~45% Ongoing benefits from scale and reduction in operating expenses while continuing to fund massive R&D Expansion as AI monetization grows and Connectivity margins expand with next generation satellites Continuous investment unlocks massive markets (26%) Significantly Higher Note: 1. Targets are not projections or predictions, but represent goals that are forward-looking and subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and management, and are based on assumptions that are subject to change, including, but not limited to, demand for our products and services, including our launch, connectivity, and AI offerings, and our ability to grow our customer base and generate revenue. Actual results may vary, and these variations may be material. Nothing in this presentation should be regarded as a representation that these targets will be achieved, and the Company undertakes no obligation to update its targets. 2. Revenue growth percentage represent year-over-year growth ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx APPENDIX ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx CONNECTIVITYSPACE 2002 LAUNCH Third-Party Launches AI 2023 CONSUMER SUBSCRIPTIONS ENTERPRISE Grok & X Premium Data Licensing Compute Grok for Business & Government ADVERTISING 2020 Consumer Enterprise BROADBAND MOBILE Enterprise Government Year Activated Current Revenue Streams Future Revenue Streams Lunar Economy 51 OUR REVENUE COMPONENTS Macrohard Note: X part of AI business was acquired in 2023 ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx SPACE: OUR FOUNDATIONAL COMPETITIVE ADVANTAGE Note: Segment Adjusted EBITDA is a non-GAAP measure. Please see reconciliation slide in Appendix for reconciliation to most comparable GAAP measures 52 $1.0 $1.2 $0.7 2023 2024 2025 $3.6 $3.8 $4.1 2023 2024 2025 ADJ. EBITDA ($B) REVENUE ($B) YoY (%) 8%7% $1.8 $3.0$1.5R&D ($B) 80%+ of 2025 Mass to Orbit for the world Increases in launch capacity primarily allocated to Connectivity & expected allocation to AI in the future Space financials reflect external customer launches only, no inter-segment revenue for launches dedicated to deploying our satellites R&D investment for acceleration of Starship development ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx $3.9 $7.6 $11.4 2023 2024 2025 CONNECTIVITY: DIVERSIFIED REVENUE, HIGH GROWTH, AND STRONG PROFITABILITY 53 ADJ. EBITDA ($B) REVENUE ($B) YoY (%) 50%96% Enterprise & Govt. Consumer $1.6 $3.8 $7.2 2023 2024 2025 $1.6T TAM, split across Starlink Broadband ($870B) and Starlink Mobile ($740B) Revenue growth driven by significant subscriber growth We grow subscribers by increasing penetration in existing markets and expanding into vast international opportunity, with subscriber mix shift reflected by declining average ARPU 3.3B people in markets we serve Note: Segment Adjusted EBITDA is a non-GAAP measure. Please see reconciliation slide in Appendix for reconciliation to most comparable GAAP measures ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx $1.2 $0.3 ($1.2) 2023A 2024A 2025A2023 2024 2025 $3.0 $2.6 $3.2 2023A 2024A 2025A2023 2024 2025 AI: INVESTING IN A $27 TRILLION OPPORTUNITY 54 ADJ. EBITDA ($B) REVENUE ($B) YoY (%) 22%(12)% AI Solutions + Infrastructure Ads X (formerly known as Twitter) represented substantially all of AI segment’s revenue in 2023 and 2024 Gigawatt-scale AI training cluster Faster and cheaper compute infrastructure from vertical integration advantage Rapid advances in Grok, our truth-seeking AI model Revenue comprised of subscription and advertising products, with enterprise & government in early stages Note: Segment Adjusted EBITDA is a non-GAAP measure. Please see reconciliation slide in Appendix for reconciliation to most comparable GAAP measures ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx SPACE MASS TO ORBIT Total kilograms of payload deployed to orbit in a period, calculated as the sum of verified mass (including Starlink satellites, customer payloads, and development cargo) from all successful orbital and flight tests LAUNCHES Total number of successful orbital and flight tests across rockets in a period, including Starlink deployments, development tests, and third-party customer launches and excluding any cancellations or scrubs CONNECTIVITY STARLINK SUBSCRIBERS Unique Service Lines assigned to Starlink.com accounts that do not have direct, negotiated agreements with the Starlink sales team STARLINK ARPU Service revenue generated from Starlink Subscribers divided by the average number of Starlink Subscribers during a period and by the number of months in a period AI NAMEPLATE COMPUTE DRAW Total number of GPUs installed in the data centers at the end of a period multiplied by the respective all-in power draw, reflecting installed capacity and not actual power consumption or utilization ALL SEGMENTS SEGMENT INCOME (LOSS) FROM OPERATIONS Income (loss) from operations for each segment in a period SEGMENT ADJ. EBITDA Segment income (loss) from operations excluding depreciation and amortization, share-based compensation, restructuring charges, and impairment in a period SEGMENT CAPEX Capital expenditure incurred by each segment in a period OUR KEY METRICS 55 ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx (in billions) 2023 2024 2025 Q1 2026 Net income (loss) ($4.6) $0.8 ($4.9) ($4.3) Add (deduct): Depreciation and amortization $2.6 $3.8 $6.7 $2.4 Share-based compensation $0.7 $0.8 $1.9 $0.6 Restructuring charges $0.2 $0.2 $0.5 ($0.0) Impairments $3.8 $0.1 $0.0 Interest expense $1.7 $1.6 $1.9 $0.7 Interest income ($0.2) ($0.4) ($0.5) ($0.2) Other (income) expense, net $0.0 ($1.0) $0.2 $1.9 Provision for income taxes ($0.4) ($0.5) $0.7 $0.0 Adjusted EBITDA $3.8 $5.4 $6.6 $1.1 Note: Numbers may not add up due to rounding. As of March 31, 2026. GAAP TO NON-GAAP RECONCILIATION: ADJUSTED EBITDA 56

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx (in billions) 2023 2024 2025 Q1 2026 Income (loss) from operations ($0.0) $0.0 ($0.7) ($0.7) Add (deduct): Depreciation and amortization $0.6 $0.6 $0.8 $0.2 Share-based compensation $0.4 $0.5 $0.5 $0.1 Restructuring charges - - - - Impairment - $0.0 $0.0 - Segment Adjusted EBITDA $1.0 $1.2 $0.7 ($0.4) Note: Numbers may not add up due to rounding. As of March 31, 2026. GAAP TO NON-GAAP RECONCILIATION: SEGMENT ADJUSTED EBITDA SPACE 57

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx (in billions) 2023 2024 2025 Q1 2026 Income (loss) from operations $0.5 $2.0 $4.4 $1.2 Add (deduct): Depreciation and amortization $0.9 $1.5 $2.4 $0.8 Share-based compensation $0.2 $0.3 $0.4 $0.1 Restructuring charges - - - - Impairment - $0.0 - - Segment Adjusted EBITDA $1.6 $3.8 $7.2 $2.1 CONNECTIVITY Note: Numbers may not add up due to rounding. As of March 31, 2026. GAAP TO NON-GAAP RECONCILIATION: SEGMENT ADJUSTED EBITDA 58

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx (in billions) 2023 2024 2025 Q1 2026 Income (loss) from operations ($4.0) ($1.6) ($6.4) ($2.5) Add (deduct): Depreciation and amortization $1.2 $1.7 $3.6 $1.5 Share-based compensation $0.0 $0.0 $1.1 $0.4 Restructuring charges $0.2 $0.2 $0.5 ($0.0) Impairment $3.8 - - - Segment Adjusted EBITDA $1.2 $0.3 ($1.2) ($0.6) Note: Numbers may not add up due to rounding. As of March 31, 2026. AI GAAP TO NON-GAAP RECONCILIATION: SEGMENT ADJUSTED EBITDA 59

ibdroot\projects\IBD-NY\scouted2025B\994800_1\01. Presentations\2026.05.25 Long Form Roadshow Deck\2026.05 Project Apex Roadshow Discussion Materials.pptx

Exhibit E SpaceX Intro Video

Exhibit F Frequently Asked Questions

What is the timeline for the IPO? The IPO process begins with a roadshow starting on June 4th. The final IPO share price will be set on June 11th, and shares are expected to begin publicly trading on June 12th. How can I participate in the IPO? Retail investor participation is important to SpaceX. You can request shares through a participating brokerage platform. To participate, you must have an active account and submit an indication of interest through their platform. What is SpaceX offering in this IPO? SpaceX is offering shares of its Class A common stock to the public, which will trade on Nasdaq under the ticker symbol: “SPCX” Do I need a brokerage account to invest, or can I participate another way? Yes, you will need a brokerage account to participate. This can be with a traditional brokerage firm or a participating digital investing app – see list on this page. Select regions have additional broker alternatives. Am I eligible to participate in the SpaceX IPO? Your brokerage account or investing app will confirm whether you’re eligible when you submit your request to participate. At what price will the shares be offered? The final IPO price will be determined on June 11th, based on investor demand and market conditions. When will I know if I received shares of SpaceX? Your brokerage account or investing app will confirm your allocation on the first day of trading on June 12th.

Exhibit G Hype Video X Post of SpaceX: SpaceX is the only company building the infrastructure of the future across space, connectivity, and AI → spacexipo.com

“In order to understand the nature of the universe and all of these fundamental questions we must expand the scope and scale of consciousness.”

Exhibit H Australian-Law Wrap

AUSTRALIAN PROSPECTUS For the initial public offering in Australia of Class A Common Stock, par value $0.001 per share in SPACE EXPLORATION TECHNOLOGIES CORP. Joint Book-Running Managers Goldman Sachs & Co. LLC Morgan Stanley BofA Securities Citigroup J.P. Morgan Barclays Deutsche Bank Securities RBC Capital Markets UBS Securities LLC Wells Fargo Securities Allen & Company LLC Cantor Needham & Company Raymond James Societe Generale Stifel William Blair BTG Pactual ING Macquarie Capital (USA) Inc. Mirae Asset Securities Mizuho Santander Australian Co-ordinator Macquarie Capital (Australia) Limited Lead Australian Retail Broker CommSec Dated 4 June 2026

150735369 v10 1 IMPORTANT NOTICE FOR AUSTRALIAN INVESTORS This document is the Australian Prospectus for the initial public offering in Australia (“Australian Offer”) of Class A common stock, par value $0.001 per share (“Shares” or “Class A Common Stock”), in Space Exploration Technologies Corp. (“SpaceX,” the “Company,” “we,” “our” and “us”). This Australian Prospectus includes the following two parts:  Part 1 – an Australian supplement containing specific information relevant for Australian resident investors to consider before making a decision to invest in the Shares under the Australian Offer (“Australian Supplement”), including specific content required to be included under the Corporations Act 2001 (Cth) (“Corporations Act”). The Australian Supplement is further divided into the following sections:  Important Notices  Table of Contents  Section 1 – Overview  Section 2 – Key Risk Factors  Section 3 – Additional Information on our Total Addressable Market (“TAM”)  Section 4 – Details of the Australian Offer  Section 5 – Further Information on the Shares  Section 6 – Supplementary Information on our Key Individuals, Interests and Benefits  Section 7 – Australian Taxation Considerations for Australian Investors  Section 8 – Comparison of Australian and US Financial Reporting  Glossary  Part 2 – the US prospectus for the initial public offering of Shares in the United States included in Amendment No. 1 to the Registration Statement on Form S-1 that was filed by the Company with the US Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (“the Securities Act”) on 3 June 2026 (NY time) (“US Prospectus”). Australian resident investors must read both parts of this Australian Prospectus in their entirety carefully before applying for Shares under the Australian Offer and should also be aware of the following: (a) AN INVESTMENT IN SPACEX IS HIGHLY SPECULATIVE AND YOU MAY LOSE SOME OR ALL OF THE VALUE OF YOUR INVESTMENT; (b) there are significant known and unknown risks with an investment in the Company. You should read the risks included in Section 2 of the Australian Supplement and the section entitled “Risk Factors” of the US Prospectus, together with the rest of this Australian Prospectus. You should ensure you understand these risks, including those in respect of our growth, future market opportunities, products and services and TAM. You should also read and understand the “Cautionary Statement on Forward Looking Statements” and “Cautionary Statements Regarding Future Market Opportunities” in the Important Notices of the Australian Supplement before applying for Shares; (c) Mr. Musk (our Founder, Chief Executive Officer, Chief Technical Officer and Chairman) will through his shareholding, SpaceX’s dual-class structure and provisions in SpaceX’s charter and bylaws, have the power to control the outcome of matters requiring shareholder approval, including election of all

2 directors, and to control the business and affairs of SpaceX. If you invest, you will be a minority investor with no practical control or influence over the board, business or affairs of SpaceX. In addition, the concentration of ownership and provisions of our charter and articles will likely defer, delay or discourage hostile takeovers, or changes in control or management of, the Company; (d) the Shares will not be listed on the Australian Securities Exchange (“ASX”). We have only applied to list the Shares on The Nasdaq Stock Market LLC (“Nasdaq”) and Nasdaq Texas, Inc. (“Nasdaq Texas”) under the symbol “SPCX”. That means if you wish to deal in the Shares, you will need to do so on Nasdaq or Nasdaq Texas which operate in a different time zone to Australia and the ASX. Australian resident investors may also have limited ability to respond to market developments in real time and may be exposed to increased volatility and pricing risk for their investment; (e) an investment in SpaceX is inherently different to an investment in an Australian incorporated ASX- listed company. You will not have certain protections under the Corporations Act or ASX Listing Rules, and will be subject to US laws and regulations (including the Texas Business Organizations Code (“TBOC”)) and our charter and bylaws, and should consider the comparison of these rights and matters in Section 5 of the Australian Supplement; (f) the Company does not anticipate paying any dividends to holders of Shares (or any other classes of shares) in the foreseeable future; (g) your Australian tax consequences associated with an investment in the Shares will materially differ to those you would have for an investment in an Australian incorporated ASX-listed company, as summarised in Section 7 of the Australian Supplement. In particular, holders of Shares will not receive franking or similar credits even if dividends are paid in respect of any underlying tax paid by the Company; (h) the US Prospectus has been prepared in accordance with the laws and customary practices of the United States which differ to those of Australia. While the US Prospectus is incorporated into this Australian Prospectus, you must read the US Prospectus together with the Australian Supplement before making an investment in Shares, including any modifications, qualifications and additional information provided in the Australian Supplement; (i) the Company’s financial information is reported in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”). By comparison, Australian incorporated ASX-listed companies report in accordance with Australian Accounting Standards (“AAS”) and Interpretations as issued by the Australian Accounting Standards Board (“AASB”), which complies with International Financial Reporting Accounting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). There are differences between U.S. GAAP and AAS; and (j) that depending on the overall level of demand for the Global Offer and the allocation approaches adopted by participating Brokers, Applicants may receive an allocation of Shares under the Australian Offer that is less than the value applied for, or may receive no allocation at all. In these circumstances, the payment for any Shares you apply for (“Application Payment”) will be refunded to you (without interest), but the refunded amount may be less due to foreign exchange conversion and associated conversion costs charged by your Broker (if any). Refer to the risk factors in paragraphs 2.7 and 3.5 of Section 2 of the Australian Supplement for more information. You should read and understand the comparison of these reporting systems included in Section 8 of the Australian Supplement. We strongly recommend you seek the advice of an appropriately qualified financial or other professional adviser before applying for Shares.

150735369 v10 3 PART 1: AUSTRALIAN SUPPLEMENT IMPORTANT NOTICES Offer The Australian Offer contained in this Australian Prospectus is an invitation for Australian resident investors (excluding institutional investors) to apply for Class A Common Stock of SpaceX, a Texas corporation. Australian Prospectus Lodgement This Australian Prospectus is dated 4 June 2026 (“Prospectus Date”) and was lodged with the Australian Securities and Investments Commission (“ASIC”) on that date. This Australian Prospectus has been prepared for the purpose of Part 6D.2 of the Corporations Act and is the prospectus referred to in the Australian selling restriction on page 274 of the US Prospectus. ASIC does not take any responsibility for the contents of this Australian Prospectus or for the merits of the investment to which it relates. Information Neither we nor the Relevant Parties have authorised anyone to provide you with information other than that contained in this Australian Prospectus or in any replacement or supplementary Australian Prospectus. We and the Relevant Parties take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Relevant Parties are not making an offer to sell, or seeking offers to buy, our Class A Common Stock in any jurisdiction where an offer or sale is not permitted. The information contained in this Australian Prospectus or replacement or supplementary Australian Prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our Class A Common Stock. Our business, financial condition, results of operations and future prospects may have changed since that date. Neither we nor the Relevant Parties have done anything that would permit the Australian Offer, or possession or distribution of this Australian Prospectus, in any jurisdiction where action for that purpose is required. Persons outside Australia who come into possession of this Australian Prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Shares and the distribution of this Australian Prospectus (or any part of it). The Relevant Parties have not authorised, permitted or caused the issue or lodgement, submission, dispatch or provision of this Australian Prospectus and there is no statement in this Australian Prospectus which is based on any statement made by any of the Relevant Parties. To the maximum extent permitted by law, the Relevant Parties expressly disclaim all liabilities in respect of, make no representations regarding, and take no responsibility for, any part of this Australian Prospectus other than (where applicable) references to their name and make no representation or warranty as to the currency, accuracy, reliability or completeness of this Australian Prospectus. The Relevant Parties make no recommendation as to whether recipients of

150735369 v10 4 this Australian Prospectus should participate in the Australian Offer and make no warranties concerning the Australian Offer. Listing Currently, no public market exists for our Class A Common Stock. SpaceX has applied to list our Class A Common Stock on Nasdaq and Nasdaq Texas under the symbol “SPCX”. It is expected that the Class A Common Stock will commence trading on Nasdaq and Nasdaq Texas on 12 June 2026. No application will be made for the Class A Common Stock to be listed on the ASX or any other stock exchange. Expiry Date No Class A Common Stock will be issued or sold on the basis of this Australian Prospectus later than 4 July 2027, being 13 months after the Prospectus Date. Exposure Period The Corporations Act prohibits us from processing applications to subscribe for, or acquire, Class A Common Stock offered under this Australian Prospectus (“Applications”) in the seven-day period after lodgement of this Australian Prospectus with ASIC (“Exposure Period”). This Exposure Period may be extended by ASIC by up to a further seven days. The purpose of the Exposure Period is to enable this Australian Prospectus to be examined by market participants prior to the raising of funds. The examination may result in the identification of deficiencies in this Australian Prospectus, in which case any Application may need to be dealt with in accordance with section 724 of the Corporations Act. However, ASIC has adopted a ‘no action’ position which is substantively to the same effect as the ‘no action’ position announced by ASIC in its media release MR25-096 published on 10 June 2025. It provides that ASIC will not take any regulatory action where Applications received during the Exposure Period are processed during that period, provided no preference is conferred upon any Applications received during the Exposure Period. ASIC reserves the right to modify or withdraw the ‘no action’ position at any time. In such circumstances, any Application that has been received may need to be dealt with in accordance with Section 724 of the Corporations Act. During the Exposure Period, an electronic version of this Australian Prospectus will be made available to Australian residents at SpaceX’s dedicated landing website, www.spacexipo.com. If you access the electronic version of this Australian Prospectus, you should ensure that you download and read it in its entirety. No Cooling Off Rights Cooling off rights do not apply to an investment in Class A Common Stock pursuant to the Australian Offer in this Australian Prospectus. This means that, in most circumstances, you cannot withdraw your Application once it has been accepted. Note to Applicants The information contained in this Australian Prospectus is not financial product advice and does not take into account the investment objectives, financial situation or particular needs (including financial and tax issues) of any prospective investor. It is important that Australian resident

150735369 v10 5 investors read this Australian Prospectus carefully and in its entirety before deciding whether to participate in the Australian Offer. In particular, in considering the prospects of SpaceX, you should consider the risk factors that could affect the performance of SpaceX included in Section 2 of this Australian Supplement and the section entitled “Risk Factors” of the US Prospectus. Australian resident investors should carefully consider these risks in light of their investment objectives, financial situation and particular needs (including financial and tax issues) and seek professional guidance from their stockbroker, solicitor, accountant, financial adviser or other independent professional adviser before deciding whether to participate in the Australian Offer. No person named in this Australian Prospectus, nor any other person, guarantees the performance of SpaceX, the repayment of capital by SpaceX or the payment of a return on our Class A Common Stock. Statements of Past Performance This Australian Prospectus includes information regarding the past performance of SpaceX. Investors should be aware that past performance should not be relied upon as being indicative of future performance. Cautionary Statement Regarding Forward-Looking Statements This Australian Prospectus contains forward-looking statements that are subject to various known and unknown risks and uncertainties. Forward-looking statements include those that express a belief, expectation, or intention, as well as those that are not statements of historical fact. Forward- looking statements contained in this Australian Prospectus include information regarding our potential future TAM, our future operating results and financial position, our business strategy and plans and our objectives for future operations. Forward-looking statements contained in this Australian Prospectus also include, but are not limited to, statements about:  the development and deployment of Starship in accordance with our anticipated schedule (including commencement of payload delivery to orbit in 2026) and launch cadence and our ability to achieve expected performance, reusability, and cost efficiencies (see also the risk factor in paragraph 1.1 of Section 2 of this Australian Supplement);  the size and growth of our various existing and future markets, including the markets for commercial launch services, satellite connectivity services, our AI platforms, AI compute infrastructure (terrestrial and orbital), lunar-related activities, point-to-point terrestrial travel, space tourism, in-orbit manufacturing, passenger and cargo transport to the Moon and Mars, energy production on the Moon and Mars, manufacturing capabilities on the Moon and Mars, asteroid mining and interplanetary activities, including the extent to which such markets develop, particularly emerging or unproven markets that may not materialize as expected or on anticipated timelines. In addition, statements that such future markets could be worth in the “trillions” of dollars should be read as representations that they are markets that have the potential to be worth substantial amounts of money as distinct from representations that they will be worth any specific amount of money;  demand for our products and services, including our launch, connectivity, and AI offerings, and our ability to grow our customer base and generate revenue;  the deployment of our next-generation Starlink satellites, satellite-to-mobile connectivity, and orbital AI compute infrastructure (including potential deployment of our orbital AI compute satellites in as early as 2028), including our ability to successfully develop, scale, and commercialize such technologies, which are subject to significant technical complexity, capital requirements, new innovations and regulatory approvals. We also note that the US Prospectus refers to SpaceX having reached an industry defining achievement and historic milestone of having become the only company capable of building orbital AI compute at

150735369 v10 6 scale. This statement is a representation about SpaceX’s belief about its relative capabilities and should not be read as SpaceX having successfully deployed orbital AI compute infrastructure and should be read together with the risk factors in paragraphs 1.2 and 1.4 of Section 2 of this Australian Supplement;  our target launch cadence and expansion of our manufacturing and operational capacity necessary to support our strategies, including our ability to scale production, supply chain, infrastructure, and workforce efficiently;  our ability to execute our growth strategy and scale our operations efficiently including managing costs, timelines, and operational complexity;  our ability to solve novel issues and navigate and monetize technologies and environments that have never been accessed or economized before;  our ability to design, develop and successfully commercialize new and innovative technologies, products, and services, including our AI platforms and Terafab, and our ability to achieve and maintain a low cost per token, in each case in rapidly evolving and competitive markets;  risks related to our recently announced collaboration with Cursor, and any potential acquisition of Cursor, including the anticipated benefits thereof;  our ability to scale and monetize our AI products, services, and compute infrastructure, including the development, performance, and adoption of our frontier models and related applications, and to realize benefits from related acquisitions and initiatives, such as our arrangement with Cursor;  the amount, nature and timing of our capital expenditures and the impact of such capital expenditures on our growth and performance, including our ability to fund such expenditures, manage costs, strategically reduce costs and achieve expected returns on investment;  our ability to obtain sufficient power, GPUs, and other critical components and manage our supply chain to support our operations and growth;  our ability to obtain and maintain required regulatory approvals, licenses and spectrum authorizations in the United States and internationally, and the timing, scope, and conditions of such approvals;  the competitive landscape in the industries in which we operate and our ability to compete effectively;  the implementation, interpretation, and impact of current or future regulations including laws and regulations relating to space operations, communications, AI, data privacy, and other areas;  our ability to realize benefits and manage risks of being a public company; and  general economic conditions. These forward-looking statements may be accompanied by words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “outlook”, “plan”, “potential”, “propose”, “predict”, “project”, “will”, “should”, “could”, “would”, “likely”, “future”, “budget”, “goal”, “commit”, “pursue”, “target”, “seek”, “objective”, or the negative of these words, or similar expressions that are predictions of or indicate future events or trends that do not relate to historical matters. We caution you that the

150735369 v10 7 foregoing list may not contain all of the forward-looking statements made in this Australian Prospectus. The forward-looking statements in this Australian Prospectus are not guarantees of future performance and speak only as of the date of this Australian Prospectus, or such other date as specified herein. We undertake no obligation to update these statements unless required by law, and we caution you not to place undue reliance on them. Forward-looking statements are not assurances of future performance and involve risks and uncertainties. None of SpaceX, its directors or the Relevant Parties or any other person warrants or guarantees that the results, performance or achievements expressed or implied by these forward-looking statements contained in this Australian Prospectus will actually occur, and none of SpaceX, its directors, the Relevant Parties or any other person warrants or guarantees any return on any investment made pursuant to this Australian Prospectus. These forward-looking statements are based on our current expectations and assumptions about future events and speak only as of the Prospectus Date. Forecasts, goals, milestones, and expectations that cover multi-year time horizons, or unknown timelines, inherently involve increased risks with respect to predictability and actual results may differ materially from current expectations. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, technological, environmental, political, and other risks, contingencies and uncertainties, which are difficult to predict and many of which are beyond our control. Forward- looking statements should be read in conjunction with and are qualified by reference to these risks, contingencies, and uncertainties and other important factors, which are described in Section 2 of this Australian Supplement and the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the US Prospectus. Should one or more of such risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statements. In addition, because we operate in rapidly evolving and certain highly competitive markets, we may from time to time rapidly adjust, modify or change our strategic priorities, capital allocation, product or service focus or operational initiatives in response to technological developments, competitive dynamics, regulatory changes or other factors, which could cause actual results to differ materially from those expressed or implied by the forward- looking statements contained herein. New risks emerge from time to time, some risks are inherently unknown to us, and it is not possible for our management to predict all such risks. Many of the risks and uncertainties that could materially adversely affect us or our prospects are beyond our control or relate to portions of our business strategy that have a lengthy time horizon or involve unprecedented ventures. This can make assessment of certain risks more difficult and you should factor these uncertainties into your assessment of an investment in our Class A Common Stock. All forward-looking statements in this Australian Prospectus are expressly qualified in their entirety by the cautionary statements in this section. Cautionary Statement Regarding Aspirational Statements and Ambitions Many of the statements in this Australian Prospectus are aspirational and ambitious. Whilst the Company may genuinely hold the beliefs and expectations expressed in those statements, there is no guarantee that they will occur or eventuate in the future or at all. You are urged to have regard to these uncertainties and not to place reliance on those statements in making any investment decision as they are aspirational. Cautionary Statement Regarding Future Market Opportunities This Australian Prospectus contains forward-looking statements regarding future market opportunities, including in relation to our initiatives to develop orbital AI compute and in-orbit, lunar, and interplanetary industrialization, and human augmentation systems.

150735369 v10 8 The forward-looking statements regarding future market opportunities may be accompanied by words such as “anticipate”, “believe”, “expect”, “will”, “can”, “lead”, “possible”, “capable”, “achieve”, “enable”, “accomplish”, “transform”, “reshape”, “breakthrough”, “eventually”, “future” and “ultimately” or the negative of these words, or similar expressions that are predictions of or indicate future events or trends that do not relate to historical matters. We caution you that the foregoing list may not contain all of the forward-looking statements made in this Australian Prospectus regarding future market opportunities. We caution you not to place undue reliance on the statements regarding future market opportunities. Our initiatives to develop orbital AI compute and in-orbit, lunar, and interplanetary industrialization, and human augmentation systems are in early stages of design and development and have not yet been proven at commercial scale, or at all, and may ultimately be unsuccessful. These efforts require substantial and ongoing investments of financial, technical, and human resources over extended time horizons, including, but not limited to, research and development, testing, infrastructure, regulatory approvals, and mission execution. The technologies, systems, and operational capabilities required for each of these initiatives involve significant technical complexity and are subject to design, engineering, and performance risks, many of which may only become apparent as development and testing progress. Many of these technologies, systems and operational capabilities are novel and untested, and we expect to incur significant capital expenditures over a period of years before our AI products and services and other strategic initiatives, including AI compute infrastructure and in-orbit, lunar, and interplanetary industrialization efforts, become profitable, which may never occur. In addition, in-orbit refueling of Starship is essential to our lunar, Mars, asteroid mining, and other deep space ambitions beyond geostationary Earth orbit. In-orbit refueling is complex, and we have not yet demonstrated or attempted it. We may not be able to develop, commercialize, scale, or successfully implement these or other strategic initiatives on the timelines we currently anticipate, or at all. Furthermore, the viability of orbital AI compute depends in part on the cost advantages of solar energy relative to existing terrestrial energy sources. To the extent that breakthrough developments in terrestrial energy access, such as advances in nuclear energy, significantly reduce energy costs or alleviate infrastructure constraints, the viability of our orbital AI compute infrastructure may be materially diminished. Even if our orbital AI compute infrastructure proves to be commercially viable, a material slowdown in the growth of AI applications and related compute demand could result in existing terrestrial data centers sufficiently meeting such demand, thereby reducing the need for our orbital AI compute infrastructure. As a result, we may be required to devote financial, technical, human or other resources in excess of our current expectations, and there can be no assurance that these investments will generate adequate revenue, which could adversely affect our business, financial condition, results of operations, and future prospects. The markets for orbital AI compute and other orbital, lunar, and interplanetary transportation and industrial activities are subject to significant uncertainty because these markets do not exist today. For example, a portion of our anticipated market opportunities is associated with industries such as in-orbit manufacturing, asteroid mining, and human augmentation. Any estimate we make regarding the size or timing of our anticipated market opportunities is inherently uncertain and necessarily involves significant assumptions about future customer demand, adoption, technological development, regulatory conditions and the emergence of a broader commercial market that does not currently exist. While we believe these industries will develop over time, the manner in which they emerge, including the timing of commercialization, the scale and pace of adoption, and the applicable technical, regulatory, geopolitical and economic frameworks may differ materially from our current expectations. If these industries do not develop, develop on slower timelines, at smaller scales, or under different economic or regulatory conditions than we anticipate, this could require us to modify, delay, or abandon certain of our business plans, or cause such plans not to develop at all, which could materially and adversely affect our business, financial condition, results of operations, and future prospects.

150735369 v10 9 General Information Except as otherwise indicated or required by the context, all references to “SpaceX”, the “Company”, “we”, “our” and “us” or similar terms refer to Space Exploration Technologies Corp. and its consolidated subsidiaries. For the definitions of certain terms and abbreviations used in this Australian Prospectus, please refer to the “Glossary” of the Australian Supplement and the “Glossary of Terms” beginning on page iv of the US Prospectus. References to (i) our “bylaws” are to the form of amended and restated bylaws of the Company (as amended and restated from time to time) to be effective upon the completion of the Global Offer, (ii) our “charter” are to the form of restated certificate of formation of the Company to be effective upon the completion of the Global Offer and (iii) “our board” or “the board” are to the board of directors of the Company. Basis of Presentation The consolidated financial statements of SpaceX have been retrospectively recast for all periods presented to include (i) the historical results of X.AI Holdings Corp., which was acquired by SpaceX, effective February 2, 2026 (the “xAI Merger”), and X Holdings Corp. (“X Holdings”), which was acquired by xAI, effective March 28, 2025 (the “X Merger”), because these transactions were between entities under common control, and (ii) a five-for-one stock split of the Company’s Class A, Class B, and Class C Common Stock, effective May 4, 2026 (the “2026 Stock Split”). Unless otherwise stated or the context otherwise requires, all share and per share information included in this Australian Prospectus has been retroactively adjusted to reflect the 2026 Stock Split. Refer to Note 1, Nature of Business, to the audited consolidated financial statements included in the US Prospectus. Industry and Market Data Certain market and industry data and forecasts used in this Australian Prospectus have been obtained from, are based on, or use data from, the following reports and sources, among others: (i) Breaking Barriers to Data Center Growth, dated January 20, 2025, by Boston Consulting Group; (ii) Looming Spectrum Shortfall Could Cost America’s GDP $1.4T, Jeopardize Continued Function of U.S. Networks, New Report Finds, dated March 27, 2025, by the Cellular Telecommunications and Internet Association; (iii) Top 50 Countries by Number of Business Aircraft Registered, dated January 27, 2026, by Corporate Jet Investor; (iv) Digital Economy Trends 2026, dated December 2025, by the Digital Cooperation Organization; (v) Global Fixed Broadband Market Outlook, Ericsson Mobility Report, dated November 1, 2025 by Ericsson; (vi) Households by Number of Households and by Country, Euromonitor International Passport 2026 Edition dated November 5, 2025, by Euromonitor International; (vii) Satellite Solutions for Universal Service, dated March 2025, by the Global Satellite Operators Association; (viii) Broadband Services Market Analysis Segment Forecast to 2027, dated April 2025, by Grand View Research; (ix) Consumer Market Model H2 2025 – Worldwide Household Internet Penetration, dated March 2026, by International Data Corporation; (x) World Energy Outlook Special Report: Energy and AI, dated April 2025, by the International Energy Agency; (xi) The 175 GW Crisis: America’s Power Grid Cannot Keep Up with AI Data Centers, dated January 21, 2026, by Introl; (xii) As Wireless Network Quality Competition Increases, Customers Benefit, dated July 17, 2025, by J.D. Power; (xiii) Satellite Statistics: Satellite and Debris Population, dated April 2026, by Jonathan McDowell; (xiv) 2026 Global Data Center Outlook: Navigating AI Demand, Power Constraints and Global Opportunities, dated January 5, 2026, by JLL; (xv) Global Ship Tracking Intelligence, at marinetraffic.com, as updated from time to time and last accessed April 13, 2026, by Marine Traffic Dashboard; (xvi) The Cost of Compute: A $7 Trillion Race to Scale Data Centers, dated April 28, 2025, by McKinsey & Company; (xvii) What is Multimodal AI?, dated June 10, 2025, by McKinsey & Company; (xviii) NASA: Enabling America on the Space Frontier, dated December 2024, by the National

150735369 v10 10 Aeronautics and Space Administration (“NASA”); (xix) Space Act Agreement, dated April 2015, by NASA; (xx) The Recent Large Reduction in Space Launch Cost, dated July 8, 2018, by NASA; (xxi) 12th Edition Space Economy Report, dated January 29, 2026, by Novaspace; (xxii) Global Fleet and MRO Market Forecast 2025–2035, dated February 2025, by Oliver Wyman; (xxiii) Broadband Op Subs by Technology – Forecasts Summary, dated March 31, 2026, by Omdia; (xxiv) Mobile Forecasts Summary – February 2026, dated February 18, 2026, by Omdia; (xxv) Data Center Rules and Regulations, dated September 8, 2025, by QTS; (xxvi) AI’s Power Requirements Under Exponential Growth, dated January 28, 2025, by RAND Corporation; (xxvii) Data Center Grid- Power Demand to Rise 22% in 2025, Nearly Triple by 2030, dated October 14, 2025, by S&P Global Market Intelligence; (xxviii) NVIDIA GTC 2025 – Built for Reasoning, Vera Rubin, Kyber, CPO, Dynamo Inference, Jensen Math, Feynman, dated March 18, 2025, by SemiAnalysis; (xxix) NVIDIA Blackwell Ultra Datasheet, dated February 16, 2026, by SemiAnalysis; (xxx) H100 Rental Price Over Time (2023–2025): A Complete Market Analysis, dated December 21, 2025, by Silicon Data; (xxxi) Data Centers – Understanding the Power Consumption of Data Centers, at socomec.us, as updated from time to time and last accessed April 13, 2026, by Socomec; (xxxii) The Space Report 2025 Q2 Highlights Record $613 Billion Global Space Economy for 2024, dated July 22, 2025, by the Space Foundation; (xxxiii) Median Country Speeds Updated February 2026, dated February 2026, by the Speedtest Global Index; (xxxiv) Data Center (Russian Market) Commercial Data Centers, dated January 28, 2026, by TAdviser; (xxxv) Merchant Fleet by Flag of Registration and by Type of Ship, dated June 10, 2025, by the United Nations Conference on Trade and Development; (xxxvi) U.S. Electricity Generation in 2025 Hit a Record, Again, dated March 5, 2026, by the U.S. Energy Information Administration; (xxxvii) GAO-25-107555, In-Space Servicing, Assembly, and Manufacturing: Benefits, Challenges, and Policy Options, dated July 2025, by the U.S. Government Accountability Office; (xxxviii) GDP (current US$), at data.worldbank.data.org, as updated from time to time and last accessed April 13, 2026, by the World Bank; (xxxix) Rural population (% of total population), at data.worldbank.org, as updated from time to time and last accessed May 2, 2026, by the World Bank; (xl) How Data Centres in Space Sustainably Enable the AI Revolution, dated January 16, 2026, by Philip Johnston Co- Founder and Chief Executive Officer, Starcloud, published by the World Economic Forum; and (xli) Most Americans Use AI but Still Don’t Trust It, dated December 9, 2025, by YouGov. We did not commission the preparation of any of these reports or sources and the Company has not obtained the consent of the authors of these for the inclusion of such information in reliance on ASIC Corporations (Consents to Statements) Instrument 2026/89. Some market data and statistical information contained in this Australian Prospectus is also based on management’s estimates and calculations, which are derived from our review and interpretation of publicly available industry publications, our internal research and our knowledge of the markets in which we currently, and will in the future, operate, as well as the sources referred to above. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. The estimates and assumptions used in determining our TAMs are further detailed in the section titled “Business—Our Market Opportunity” in the US Prospectus, and you are urged to read the risk factor titled “The estimates of future market opportunity and forecasts of market growth, and our ability to capture such markets, included in this Australian Prospectus may prove to be inaccurate” in this Australian Supplement. Forecasts and other forward-looking information obtained from the sources named above are subject to the same qualifications and uncertainties as the other forward-looking statements in this Australian Prospectus. Statements as to market position, market opportunity and market size are based on data currently available to us, as well as management’s estimates, judgments, assessments, and assumptions. Statements as to the potential market size contained in this Australian Prospectus relate to a variety of different markets and the timeframes over which those opportunities are available also vary, with some being long-dated. While we are not aware of any misstatements regarding market position, market opportunity, and market size information included in this Australian Prospectus,

150735369 v10 11 such information, which is derived in part from management’s estimates and beliefs, is inherently uncertain and imprecise. Projections, assumptions and estimates of estimated market position and market opportunity and the future performance of the industries in which we operate (and potentially in relation to the market opportunities that are long-dated) are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements”, “Cautionary Statement Regarding Future Market Opportunities” and elsewhere in this Australian Prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Investors are cautioned not to place undue reliance on statements of expected future market size or opportunity. Trademarks and Trade Names We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Australian Prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Australian Prospectus is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Australian Prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names. Photographs and Diagrams Photographs and diagrams used in this Australian Prospectus that do not have descriptions are for illustration only and should not be interpreted to mean that any person shown in them endorses this Australian Prospectus or its contents or that the assets shown in them are owned by SpaceX. Diagrams used in this Australian Prospectus are illustrative only and may not be drawn to scale or accurately represent the technical aspects of the products shown. Rounding A number of figures, amounts, percentages, estimates, calculations of value and fractions in this Australian Prospectus are subject to the effect of rounding. Accordingly, the actual calculation of these figures may differ from the figures set out in this Australian Prospectus. Our TAM and TAM by segment are rounded to the nearest $10 billion. The individual TAMs in each segment are rounded to the nearest $1 billion and may not together add up to the total TAM segment, due to the effects of rounding. Financial Information All financial amounts contained in this Australian Prospectus are expressed in US dollars unless otherwise stated. Obtaining a Copy of this Australian Prospectus This Australian Prospectus is available in electronic form to Australian residents on SpaceX’s dedicated landing website, www.spacexipo.com. The Australian Offer constituted by this Australian Prospectus in electronic form is available only to Australian residents accessing the website within Australia and is not available to persons in any other jurisdictions, including the United States.

150735369 v10 12 The Corporations Act prohibits any person from passing the Application Form on to another person unless it is attached to, or accompanied by, this Australian Prospectus in its paper copy form or the complete and unaltered electronic version of this Australian Prospectus. No Offering Where Illegal This Australian Prospectus does not constitute an offer or invitation in any place in which, or to any person to whom, it would not be lawful to make such an offer or invitation. The distribution of this Australian Prospectus (including in electronic form) outside Australia may be restricted by law and persons who come into possession of this Australian Prospectus outside Australia should seek advice on and observe any such restrictions. Any failure to comply with such restrictions may constitute a violation of applicable securities laws. This Australian Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, securities, nor will there be any sale of securities, in the United States or in any other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Australian Offer in this Australian Prospectus is not being extended to any institutional investors or investor outside Australia. Offers of Shares in other jurisdictions may be subject to an equivalent offering document in that jurisdiction but are not being made under this Australian Prospectus. In particular, this Australian Prospectus may not be distributed to, or relied upon by, any person in the United States. Use of this Australian Prospectus This Australian Prospectus does not constitute an offer or invitation to any person other than those applying under the offers described in paragraph 3 of Section 1 of this Australian Prospectus. Activities of the Relevant Parties The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Certain of the underwriters and their respective affiliates have in the past been, are currently, and may in the future be, our customers in arm’s length transactions. In addition, Morgan Stanley & Co. LLC advised us in connection with the acquisition of xAI and received customary fees in connection with this role. Affiliates of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC serve as lenders or administrative agents under the SpaceX Bridge Loan. Affiliates of Barclays Capital Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC are lenders under the SpaceX Bridge Loan. Affiliates of BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, RBC Capital Markets, LLC and UBS Securities LLC are lenders under the SpaceX Credit Facility. Affiliates of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC serve as co-syndication agents; affiliates of Barclays Capital Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC serve as co-documentation agents; affiliates of BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC serve as joint lead arrangers; affiliates of BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Barclays Capital Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC serve as joint

150735369 v10 13 bookrunners; and an affiliate of BofA Securities, Inc. serves as administrative agent under the SpaceX Credit Facility. In the ordinary course of their various business activities, the Relevant Parties may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The Relevant Parties may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. Neither Macquarie Capital (USA) Inc. nor Macquarie Capital (Australia) Limited is an authorised deposit-taking institution for the purposes of the Banking Act 1959 (Cth). The obligations of these entities do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542. Any investments are subject to investment risk including possible delays in repayment and loss of income and principal invested. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of these entities. UBS Securities LLC is a subsidiary of UBS AG and is regulated by the Securities and Exchange Commission. However, it is not an authorised deposit-taking institution under the Banking Act 1959 (Cth). The obligations of UBS Securities LLC do not represent deposits or other liabilities of UBS AG, Australia Branch and UBS AG, Australia Branch does not stand behind, support or guarantee UBS Securities LLC in any way. No fiduciary relationship No Relevant Party acts or will be responsible to you in connection with the Australian Offer as a fiduciary. By accepting this Australian Prospectus, you acknowledge that each Relevant Party expressly disclaims any fiduciary relationship and that you are responsible for making your own independent judgments with respect to the Australian Offer, any other transaction and any other matters arising in connection with this Australian Prospectus. Exhibits The exhibits and financial statement schedules listed on pages II-3 to II-4 of the US Prospectus do not form part of this Australian Prospectus but can be accessed from the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at https://www.sec.gov/submit-filings/about- edgar. Consents to be named Each of the parties listed below, to the maximum extent permitted by law, expressly disclaims all liabilities in respect of, makes no representations regarding and takes no responsibility for, any statements in or omissions from this Australian Prospectus, other than the reference to its name in the form and context in which it is named and a statement or report included in this Australian Prospectus with its consent as specified below. Each of the parties listed below has given and has not, at the time of lodgement of this Australian Prospectus with ASIC, withdrawn its written consent to the inclusion of statements in this Australian Prospectus that are specified below in the form and context in which the statements appear:

150735369 v10 14  Macquarie Capital (Australia) Limited has given and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as Australian Co-ordinator in the form and context in which it is named;  Commonwealth Securities Limited has given and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as Lead Australian Retail Broker in the form and context in which it is named;  each underwriter has given and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as underwriter in the form and context in which it is named;  Gilbert + Tobin has given, and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as Australian legal adviser to the Company in relation to the Global Offer in the form and context in which it is named;  Mallesons has given, and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as Australian legal adviser to underwriters in relation to the Global Offer in the form and context in which it is named; and  PricewaterhouseCoopers LLP, has given, and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as the auditor of the Company.

150735369 v10 15 TABLE OF CONTENTS PART 1: AUSTRALIAN SUPPLEMENT 3 SECTION 1 – OVERVIEW 16 SECTION 2 – KEY RISK FACTORS 21 SECTION 3 – ADDITIONAL INFORMATION ON OUR TAM 40 SECTION 4 – DETAILS OF THE AUSTRALIAN OFFER 47 SECTION 5 – FURTHER INFORMATION ON THE SHARES 62 SECTION 6 – SUPPLEMENTARY INFORMATION ON OUR KEY INDIVIDUALS, INTERESTS AND BENEFITS 74 SECTION 7 – AUSTRALIAN TAXATION CONSIDERATIONS FOR AUSTRALIAN INVESTORS 78 SECTION 8 – COMPARISON OF AUSTRALIAN AND US FINANCIAL REPORTING 84 PART 2: US PROSPECTUS 91

150735369 v10 16 SECTION 1 – OVERVIEW 1 Background on SpaceX SpaceX is a vertically integrated space technology, connectivity, and artificial intelligence company. Founded in 2002, SpaceX designs, manufactures, launches and operates advanced rockets and spacecraft, a global internet service, satellite-to-mobile communications, a real-time information and entertainment platform (called “X”), and an AI system. SpaceX operates across the following segments:  Space – SpaceX designs, manufactures and launches reusable rockets (including its Falcon 9, Falcon Heavy and next-generation Starship vehicles) to provide reliable and affordable access to space for commercial and government customers, including NASA and the US Department of War, transporting astronauts, satellites, and other payloads to space. Since 2023, SpaceX has launched more than 80% of mass to orbit for the world each year with an over 99% mission success rate across 650 orbital space launches;  Connectivity – SpaceX operates Starlink, a global broadband and communications network powered by approximately 9,600 satellites in Low-Earth Orbit, providing internet connectivity to approximately 10.3 million consumer, enterprise and government customers across 164 countries, territories and other markets as of 31 March 2026. SpaceX also provides satellite- to-mobile services, supplementing terrestrial mobile networks across approximately 30 countries (known as “Starlink Mobile”); and  AI – following its acquisition of xAI in February 2026, SpaceX operates a vertically integrated AI platform comprising large-scale AI compute infrastructure, its frontier large language model “Grok”, AI solutions for consumer and enterprise customers, and “X”, a real-time information and social media platform. Both Grok and X had approximately 1.3 billion supported accounts active in the last twelve months ended 31 March 2026, including approximately 550 million MAUs and approximately 350 million daily posts on X. See the “Business” section of the US Prospectus for further information on these segments. SpaceX’s historical consolidated financial information is set out on pages F1 to F96 of the US Prospectus and a summary of this data is set out in the section entitled “Summary Historical Consolidated Financial and Operating Data” on pages 22 to 24 of the US Prospectus. You should read this information together with the section entitled “Management’s Discussion and Analysis of SpaceX’s Financial Condition and Results of Operations” on pages 74 to 127 of the US Prospectus. The Company’s financial information is reported and presented in accordance with U.S. GAAP which differs to AAS used by Australian incorporated ASX-listed companies – see Section 8 of this Australian Supplement for a comparison of these reporting systems. 2 The Global Offer 2.1 Overview SpaceX is making available 555,555,555 Shares 1 in public offerings in the United States, Australia, certain provinces and territories of Canada, certain member states of the European Economic Area, Japan, Switzerland, and the United Kingdom (the “Global Offer”). Subject to applicable law, the underwriters may also offer Shares in other jurisdictions as part of the Global Offer. 1 Not including Shares subject to the Overallotment Option.

150735369 v10 17 Shares will be sold at a final offer price to be determined by SpaceX and the underwriters following the conclusion of the Australian Offer period (“Final Price”) which is expected to be $135.00 per Share (“Indicative Price”). The Final Price will be communicated to Australian resident investors in a supplementary Australian prospectus expected to be made available on 11 June 2026. You should note that you will not know the Final Price at the time you are required to apply for Shares under the Australian Offer and will remain bound to acquire any allocation of Shares you receive regardless of whether the Final Price is above, below or equal to the Indicative Price. You should also note that the Indicative Price may change during the Australian Offer period. 2.2 Listing In connection with the Global Offer, SpaceX has applied to list the Shares on Nasdaq and Nasdaq Texas under the symbol “SPCX”. The Shares are expected to commence trading on Nasdaq and Nasdaq Texas on 12 June 2026. No application will be made for the Class A Common Stock to be listed on the ASX or any other stock exchange. 2.3 Offer Size Assuming the Final Price is the Indicative Price and the underwriters do not exercise the Overallotment Option (as defined below), the Global Offer will raise net proceeds of approximately $74.4 billion after deducting underwriting discounts and commissions and estimated offering expenses payable by SpaceX. In order to facilitate the Global Offer, the underwriters may engage in transactions outside Australia that stabilise, maintain or otherwise affect the price of our Shares for a period of 30 days from the date of the US Prospectus (“Stabilisation Period”). This may involve the underwriters creating short positions in Shares (by selling more Shares than they are obligated to purchase under the underwriting agreement) and then buying up to 83,333,333 Shares from us under an option (the “Overallotment Option”). The exercise and extent of the exercise of the Overallotment Option will impact the final Global Offer size and the number of Shares on issue. The underwriters will not receive any discount or commission on any Shares sold pursuant to the Overallotment Option. For further information on the market stabilisation activities, including details of the Overallotment Option and an explanation of the differences from short covering and stabilisation activities that could be carried out if the Global Offer was instead for an ASX listing, see paragraph 7 of Section 4 of this Australian Supplement. The number of Shares available in the Global Offer will be reduced to the extent Shares are purchased in the Directed Share Program referred to in paragraph 2.5 below. 2.4 Use of proceeds We intend to use the net proceeds from the Global Offer to fund our growth strategy, including the expansion of our AI compute infrastructure, enhancements to our launch infrastructure and launch vehicles, increases in the scale and capacity of our satellite constellations, and any remaining amounts for general corporate purposes. The expected use of net proceeds from the Global Offer represents our intentions based upon our present plans and business conditions. However, SpaceX cannot predict with certainty all of the particular uses for the net proceeds from the Global Offer or the amounts that it will actually spend on each of the uses set forth above. Accordingly, SpaceX’s management will have significant flexibility in applying the net proceeds from the Global Offer. The timing and amount of our actual expenditures will be based on many factors, including cash flows and the anticipated growth of our business.

150735369 v10 18 2.5 Directed Share Program At the Company’s request, the underwriters have reserved up to five percent of the Shares under the Global Offer for sale, at the Final Price, through a directed share program to certain employees and persons selected based on the discretion of our executive officers, which may include parties with whom we have a business relationship and friends and family of our executive officers (“Directed Share Program”). The number of Shares available under the Global Offer will be reduced to the extent these individuals purchase such reserved Shares. Any reserved Shares that are not so purchased will be made available in the Global Offer on the same basis as the other Shares offered under the Global Offer. For further information, refer to pages 273 to 274 of the US Prospectus. 3 The Australian Offer 3.1 Overview SpaceX is extending the Global Offer to Australian resident investors (excluding institutional investors) under the Australian Offer. The Australian Offer is structured as follows: (a) a broker firm offer, where brokers (including CommSec, the Lead Australian Retail Broker) appointed by or on behalf of the Company in connection with the Australian Offer (“Brokers”) invite their clients (excluding institutional investors) with a registered address in Australia to make an application for Shares in the Australian Offer under the Australian Prospectus (“Broker Firm Offer”); and (b) an offer to certain employees and persons resident in Australia, selected based on the discretion of our executive officers, which may include parties with whom we have a business relationship and friends and family of executive officers under the Directed Share Program (“Australian DSP Offer”). Australian residents wishing to apply for Shares under the Australian Offer must do so through a Broker. CommSec is acting as Lead Australian Retail Broker to the Australian Offer. Australian residents who wish to apply for Shares in the Australian Offer may do so through CommSec provided they have opened an International Shares Account with CommSec. For further information, including on how to open an International Shares Account with CommSec, visit www.commsec.com.au. 3.2 Offer Price Participants in the Australian Offer will pay the Final Price. The Final Price will be determined by the Company and the underwriters and communicated to Australian resident investors in a supplementary Australian prospectus expected to be made available on 11 June 2026. You should note that you will not know the Final Price at the time you are required to apply for Shares under the Australian Offer and will remain bound to acquire any allocation of Shares you receive regardless of whether the Final Price is above, below or equal to the Indicative Price. You should also note that the Indicative Price may change during the Australian Offer period.

150735369 v10 19 3.3 Offer Size There is no set amount of Shares for, or minimum proceeds that will be raised from, the Australian Offer. 2 The final allocation of Shares as between offering jurisdictions (and therefore, the number of Shares offered in the Global Offer that will be made available under the Australian Offer) will be determined by SpaceX in consultation with the underwriters and will be disclosed in a supplementary Australian prospectus expected to be made available on 11 June 2026. 3.4 Key Dates Australian resident investors should be aware of the following key dates: Event Date (AEST – Sydney, Australia) Australian Prospectus Date 4 June 2026 Australian Offer opens 4 June 2026 Australian Offer closes 5:00pm on 10 June 2026 Supplementary Australian Prospectus with Final Price published 11 June 2026 Commencement of trading of Shares on Nasdaq and Nasdaq Texas 12 June 2026 Settlement date (Shares issued to successful Applicants) 15 June 2026 All dates above are expressed in Australian Eastern Standard Time (AEST) and are indicative only and may change without notice. The Company, in consultation with the underwriters, reserves the right to vary the times and dates of the Global Offer or Australian Offer without notice to you, including subject to applicable law, to close any part of the Global Offer or the Australian Offer early or to extend it, to accept late Applications or bids, either generally or in particular cases, or to cancel or withdraw all or any part of the Global Offer or the Australian Offer. 3.5 Key offer statistics The following table outlines some of the key offer statistics of the Global Offer and Australian Offer: Key Offer Statistic Offer metrics Indicative Price $135.00 per Share Gross Proceeds from the Global Offer (assuming that the Final Price is the Indicative Price and the Overallotment Option is not exercised) Approximately $75.00 billion Gross Proceeds from the Global Offer (assuming that the Final Price is the Indicative Price and the Overallotment Option is exercised in full) Approximately $86.25 billion Net proceeds from the Global Offer (assuming that the Final Price is the Indicative Price and the Overallotment Approximately $74.4 billion 2 Other than Shares reserved for the Directed Share Program extended to Australian resident participants.

150735369 v10 20 Key Offer Statistic Option is not exercised), after deducting underwriting discounts and commissions 3 and estimated offering expenses payable by SpaceX Net proceeds from the Global Offer (assuming that the Final Price is the Indicative Price and the Overallotment Option is exercised in full), after deducting underwriting discounts and commissions 4 and estimated offering expenses payable by SpaceX Approximately $85.7 billion Total Shares offered in the Global Offer (assuming the Overallotment Option is not exercised) 555,555,555 Total Shares offered in the Global Offer (assuming the Overallotment Option is exercised in full) 638,888,888 Capitalisation Market capitalisation based on total number of Class A Common Stock and Class B Common Stock on issue at completion of the Offer (assuming the Final Price is the Indicative Price and applies to Class A Common Stock and Class B Common Stock, and assuming the Overallotment Option is not exercised) Approximately $1,765 billion Market capitalisation based on total number of Shares on issue at completion of the Offer (assuming the Final Price is the Indicative Price and applies to Class A Common Stock and Class B Common Stock, and assuming the Overallotment Option is exercised in full) Approximately $1,776 billion 3.6 Further Information Further details of the Australian Offer, including how to apply for Shares, are set out in Section 4 of this Australian Supplement. 3 The underwriters will not receive any discount or commission on any Shares sold pursuant to the Overallotment Option. 4 The underwriters will not receive any discount or commission on any Shares sold pursuant to the Overallotment Option.

150735369 v10 21 SECTION 2 – KEY RISK FACTORS An investment in Shares involves a high degree of risk and should be regarded as a highly speculative investment. The section below contains:  a subset of the risks set out in the section entitled “Risk Factors” of the US Prospectus and should be read together with that section; and  specific risk factors relevant to Australian resident investors. You should also be aware that many of the risks and uncertainties that could materially adversely affect SpaceX or its prospects are beyond its control or relate to portions of its business strategy that have a lengthy time horizon or involve unprecedented ventures. This can make assessment of certain risks more difficult and you should factor these uncertainties into your assessment of an investment in our Shares. If any of the following risks and uncertainties (or those additional risk factors disclosed in the US Prospectus) occur, the price of our Shares could decline, and you could lose part or all of your investment. 1 Key Risks Related to Our Business 1.1 Any failure or delay in the development of Starship at scale or in achieving the required launch cadence, reusability and capabilities thereafter would delay or limit our ability to execute our growth strategy, including the deployment of next-generation satellites, global satellite-to-mobile connectivity, and orbital AI compute, which could materially adversely affect our business, financial condition, results of operations, and future prospects. If we are unable to successfully complete the development, testing, and deployment of Starship at scale in accordance with our anticipated schedule, or at all, or if we are unable to achieve sufficient launch cadence, reusability, and capability, our ability to execute our growth strategy (such as the deployment of our next-generation V3 satellites, V2 satellite-to-mobile connectivity, and providing orbital AI compute infrastructure) would be materially and adversely affected. The commercial deployment of Starship, particularly at scale, is subject to substantial risks and uncertainties inherent in the development of new and complex technologies and systems. Delays or challenges in the Starship program have in the past occurred, and may occur in the future due to a variety of factors, including unforeseen technical challenges, supply chain disruptions, manufacturing difficulties, delays in the development, construction or commissioning of launch and fueling infrastructure (such as launch pads, air separation units and other propellant production systems), unavailability of such launch and fueling infrastructure (including launch pads) in sufficient number and in operable condition (including as a result of mishaps), loss or damage to the vehicle or other components, regulatory hurdles, or the need for additional design modifications. If we are required to undertake unanticipated redesigns, conduct additional testing, replace lost vehicles or components, or address operational setbacks, we may experience delays and incur significant additional costs, or be forced to reallocate critical resources from other projects. If our launch pads are not available for an extended period of time for any reason, we may not be able to achieve our development, testing and deployment goals. Such delays could have cascading effects on our ability to achieve the scale we need to timely achieve future objectives. In addition, a critical part of our growth strategy involves increasing our launch cadence, reusability and capability, including increasing our payload per launch. This will require, among other things, the successful development and operation of reusable launch vehicles, substantially increased access to raw materials and components like steel, fuel and propellant, the construction of additional facilities and securing of additional launch sites or rights to additional launches from existing sites, and navigating complex and evolving regulatory requirements and environmental and technological issues as we seek to increase our launch cadence. Our rocket programs have historically required substantial time and resources to reach the cadence and cost thresholds necessary for commercial

150735369 v10 22 viability, and the development of Starship may face similar or greater challenges. Any significant delay in achieving key development milestones, obtaining the necessary regulatory approvals or increasing and maintaining our launch cadence, reusability, and capability would impede the expansion of our service offerings, defer anticipated revenue streams, and negatively impact our growth trajectory and competitive positioning in rapidly evolving markets. Our ability to execute our growth strategy is highly dependent on Starship. If we are unable to achieve the commercial development, anticipated performance, launch cadence, or cost efficiencies associated with Starship within expected timeframes, our ability to deploy next- generation V3 satellites, V2 Mobile satellites, and orbital AI compute infrastructure at scale, reduce capital and operating costs (including cost per token), realize projected revenue growth, and retain existing customers from these initiatives could be materially and adversely affected. This includes our expectations with respect to completion of flight testing of Starship and commencement of payload delivery to orbit. Our current operational rockets, including Falcon 9 and Falcon Heavy, are not capable of deploying V3 satellites and V2 Mobile satellites. In addition, our ability to pursue new initiatives and capture emerging business opportunities— particularly those requiring high launch cadence, large payload capacity, or advanced in-space capabilities, such as lunar operations and interplanetary missions—depends on the timely and successful deployment of Starship and achieving our targeted launch cadence. Achieving our targeted launch cadence will require significant progress on several key milestones and the continued investment of significant capital resources. These include: securing additional land and developing high-rate launch sites and supporting infrastructure across multiple locations; scaling production of Starship vehicles and Raptor engines; constructing propellant production facilities, including air separation units and methane liquefaction plants co-located with launch sites; securing sufficient power supply; and obtaining the necessary regulatory approvals, particularly from the FAA, to support a high launch cadence while addressing public safety and environmental considerations. We face a number of material challenges and uncertainties in achieving these milestones, such as achieving reliable high-cadence return-to-launch-site operations for the full vehicle stack, developing durable reusable heat shields capable of withstanding repeated high- velocity re-entries, ensuring rapid refurbishment and high-rate reusability of engines and other vehicle components, managing public and regulatory tolerance for anomalies during the transition to frequent operational flights, securing sufficient power for both manufacturing and launch operations, and obtaining timely regulatory approvals from the FAA and other agencies. Orbital refueling involves technical complexities associated with cryogenic propellant transfer in microgravity, propellant settling, and boil-off management and is required for lunar and interplanetary objectives. If Starship does not achieve full reusability or rapid turnaround, we may experience higher per- launch costs, slower deployment timelines for our large-scale constellations (including our orbital AI compute program), delayed revenue growth, and increased overall capital requirements, and our brand and reputation may suffer. AI compute satellites at scale need full Starship reusability to be economically compelling. Without full reusability and rapid turnaround, Starship would still be capable of enabling progress on our next-generation Starlink, satellite-to-mobile, initial lunar objectives, and early AI compute satellite deployments, but such progress would be at a slower pace and higher cost. Any inability to deliver Starship to market as planned could constrain our participation in new or expanding addressable markets, limit our competitive differentiation, and hinder our efforts to attract and retain customers. There can be no assurance that we will be able to achieve our objectives with respect to Starship within the expected timeframes, if at all, or that delays or setbacks will not materially impact our strategic plans. 1.2 Our satellites, launch vehicles, and other space-related technologies operate, and in the case of orbital AI compute, will operate, in the harsh and unpredictable environment of space, exposing them to a wide and unique range of space-related risks that could cause

150735369 v10 23 them to malfunction or fail, and any such malfunction or failure could adversely affect our business, financial condition, results of operations, and future prospects. Operating in space subjects our satellites, launch vehicles, spacecraft, and related systems to extreme and highly variable conditions that can adversely affect performance, reduce useful life, or result in total mission failure. Space is inherently hostile. Hardware must withstand: significant vibration and acoustic loads during launch; wide-ranging thermal cycles; radiation from solar and cosmic sources; micrometeoroids and orbital debris; and other environmental hazards, each of which testing cannot fully replicate. While we believe and list as an industry-defining achievement and historic milestone in the US Prospectus that we are the only company capable of building orbital AI compute at scale, we have not, and no one else has, previously operated or attempted to operate orbital AI compute, and the conditions of space on such AI infrastructure have not been tested. Once deployed, orbital AI compute infrastructure will not be readily accessible, and as a result, will not be easily repaired or upgraded, such that any component failures could result in permanent capacity loss, accelerated depreciation, decommissioning or need for replacement of the infrastructure. In addition, space weather events, such as geomagnetic storms, solar flares, and other forms of radiation activity, have in the past disrupted and could in the future disrupt satellite propulsion, power systems, and communications equipment, potentially leading to reduced performance or permanent damage. Although we incorporate certain radiation-hardened components, shielding, and redundancy into our systems, these measures may not be sufficient to prevent material adverse impacts in all scenarios. Failures or performance degradation resulting from these risks could delay deployments, reduce available capacity, increase operating costs, require significant capital expenditures to replace affected assets, or interrupt or degrade services provided to customers. Furthermore, the useful life of our satellites is inherently shorter than that of the information technology systems and infrastructure they host. As a result, we must periodically launch replacement satellites as existing satellites reach the end of their useful lives and are decommissioned, which may truncate the effective lifespan of those underlying information technology systems and infrastructure. Any such events could adversely affect our reputation, compliance with applicable laws and regulations, business, financial condition, results of operations, and future prospects. 1.3 The estimates of future market opportunity and forecasts of market growth, and our ability to capture such markets, included in this Australian Prospectus may prove to be inaccurate. Our estimates for the TAM for our Space, Connectivity and AI businesses, as well as estimates regarding the growth of AI and its impacts, contained elsewhere in this Australian Prospectus are based on a number of internal and third-party estimates. For example, our estimates of market opportunity for our Space, Connectivity and AI businesses rely in part on third-party data and a number of internal assumptions. With respect to our Space segment, these estimates rely in part on estimates published by Novaspace regarding the size of the global market for space-enabled solutions, including spacecraft manufacturing, launch services and related activities. Our connectivity market estimates are based in part on estimates of the number of households, businesses, aircraft and maritime vessels globally derived from third-party sources, together with assumptions regarding ARPU and monthly service revenue derived from third-party industry data and our internal expectations regarding pricing, adoption rates and service penetration across different geographic regions and economic environments. Our AI market estimates are based in part on projections of global data center compute demand from third-party sources, including estimates published by RAND Corporation, together with internal assumptions regarding the portion of global compute capacity that may be utilized for AI workloads and other operational assumptions such as power usage, utilization rates and pricing.

150735369 v10 24 Our AI TAM includes:  a forward-looking projection of the AI infrastructure TAM in 2030 based in part on projections of global data center compute demand and AI workload in 2030 from third-party sources, including RAND Corporation and McKinsey. In addition, we have applied internal assumptions to the calculation of AI infrastructure TAM in 2030 regarding the portion of global compute capacity that may be utilized for AI workloads and other operational assumptions based on industry benchmarking in 2025, such as power usage, utilization rates and pricing which may change by 2030 (see paragraph 2.3 of Section 3 of this Australian Supplement for further information). In the future, advances in technology may reduce the amount of compute required, alternative chip architectures may displace GPUs, utilisation rates may be lower than expected and the GPU rental rate (which has historically varied subject to market conditions) could decline over time due to increased supply, competition or efficiency gains. Any adverse movement in our assumptions could significantly reduce our AI infrastructure TAM; and  an enterprise applications TAM of $22.7 trillion in 2026. This component represents the majority of our overall TAM and is based on an assumption that AI will eventually address enterprise applications across the entire digital economy. We are still in the early days of AI transforming enterprise, and notwithstanding the rapid development of AI, there can be no assurance that AI will transform enterprise in the way we believe it will, or that AI will address the entire digital economy. The estimates require us to make numerous other assumptions and judgments regarding factors that are inherently uncertain and subject to change, including those identified above with respect to our AI TAM and more generally, the pace of technological development, future demand for launch, connectivity and AI services, the rate of adoption of satellite connectivity and AI technologies, the availability and cost of power and computing hardware, the evolution of regulatory frameworks, and broader macroeconomic conditions. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the total addressable market for our services, as well as the expected growth rate for the total addressable market for our services, may prove to be inaccurate. 1.4 Many of our initiatives, including those to develop orbital AI compute at scale, manufacture AI chips at scale, establish a lunar economy, develop human augmentation systems, and transport humans and cargo to the Moon and Mars, involve significant technical complexity, unproven technologies, or technologies that do not exist or may require significant advancement, and such initiatives may not achieve commercial viability. Our initiatives to develop orbital AI compute at scale, establish a lunar economy, develop human augmentation systems, and transport humans and cargo to the Moon and Mars are in early stages of conception, design and development and have not yet been proven at commercial scale, or at all, and may ultimately be unsuccessful. In particular, the timeline for these initiatives, and the launch cadence required to achieve them may be difficult or impossible to determine. These efforts require substantial and ongoing investments of financial, technical, and human resources over extended time horizons, including, but not limited to, research and development, testing, infrastructure, regulatory approvals, and mission execution. The technologies, systems, and operational capabilities required for each of these initiatives involve significant technical complexity and are subject to design, engineering, and performance risks, many of which may only become apparent as development and testing progress. Many of these technologies, systems and operational capabilities are novel and untested, and we expect to incur significant capital

150735369 v10 25 expenditures over a period of years before our AI products and services and other strategic initiatives, including AI compute infrastructure and in-orbit, lunar, and interplanetary industrialization efforts, become profitable, which may never occur. In addition, in-orbit refueling of Starship is essential to our lunar, Mars, asteroid mining, and other deep space ambitions beyond geostationary Earth orbit. In-orbit refueling is complex, and we have not yet demonstrated or attempted it. We may not be able to develop, commercialize, scale, or successfully implement these or other strategic initiatives on the timelines we currently anticipate, or at all. Furthermore, the viability of orbital AI compute depends in part on the cost advantages of solar energy relative to existing terrestrial energy sources. To the extent that breakthrough developments in terrestrial energy access, such as advances in nuclear energy, significantly reduce energy costs or alleviate infrastructure constraints, the viability of our orbital AI compute infrastructure may be materially diminished. Even if our orbital AI compute infrastructure proves to be commercially viable, a material slowdown in the growth of AI applications and related compute demand could result in existing terrestrial data centers sufficiently meeting such demand, thereby reducing the need for our orbital AI compute infrastructure. As a result, we may be required to devote financial, technical, human or other resources in excess of our current expectations, and there can be no assurance that these investments will generate adequate revenue, which could adversely affect our business, financial condition, results of operations, and future prospects. 1.5 Several of our anticipated market opportunities, including certain AI, orbital, lunar, and interplanetary transportation and industrial activities are still emerging and evolving or do not currently exist, and such markets may not develop as we expect, or at all. A portion of our anticipated market opportunities is associated with industries described in the section entitled “Business—Future Markets” of the US Prospectus. Certain of these industries, such as space tourism, human augmentation, and cargo transport to the Moon, are still emerging. Others, including in-orbit manufacturing, passenger transport to the Moon, an established human presence or gateway hub on the Moon, passenger and cargo transport to Mars, energy production on the Moon or Mars, manufacturing capabilities on the Moon or Mars, and asteroid mining do not exist today. Any estimate we make regarding the size or timing of our anticipated market opportunities is inherently uncertain and necessarily involves significant assumptions about future customer demand, adoption, technological development, regulatory conditions and the emergence of a broader commercial market that does not currently exist. While we believe these industries will develop over time, the manner in which they emerge, including the timing of commercialization, the scale and pace of adoption, and the applicable technical, regulatory, geopolitical and economic frameworks may differ materially from our current expectations. If these industries do not develop, develop on slower timelines, at smaller scales, or under different economic or regulatory conditions than we anticipate, this could require us to modify, delay, or abandon certain of our business plans, or cause such plans not to develop at all, which could materially and adversely affect our business, financial condition, results of operations, and future prospects. 1.6 Although we are focused on the vertical integration of our businesses, we depend on third parties to manufacture and supply certain key components necessary for the provision of our launch, connectivity, and AI services, and any supply shortages or disruptions or failures in their performance could have a material adverse effect on our business, financial condition, results of operations, and future prospects. Disruptions in the supply chain for essential raw materials or components, challenges in the supplier qualification process, or increases in the prices of inputs could materially and adversely affect our business, financial condition, results of operations, and future prospects. Despite our supply chain being largely vertically integrated, our reliance on third-party manufacturers and suppliers for key components introduces risks related to supply chain continuity, quality assurance, and vendor performance. We depend on both domestic and international suppliers for certain specialized materials, components, and services that are essential to the production and operation

150735369 v10 26 of our launch vehicles, spacecraft, satellites, user terminals (including Starlink consumer terminals), AI segment and related infrastructure. Any failure or delay by these partners to deliver components in the required quantities, within specifications, or on schedule has in the past and may in the future adversely affect our production schedules, operational reliability, and our ability to meet contractual obligations. In addition, disruptions in the supply chain due to shortages, quality issues, natural disasters, geopolitical events, labor disputes, pandemics, epidemics, tariffs or trade restrictions, criminal activity (including terrorism, sabotage or cyberattacks) or other factors outside our control could result in significant delays, increased costs, or an inability to deliver products and services to customers in a timely and cost-effective manner. The process of qualifying new suppliers or transitioning to alternative vendors can be time-consuming and may not be successful, further increasing our exposure to supply chain interruptions. Furthermore, our limited pool of qualified vendors for certain critical products or services exposes us to increased pricing pressures and quality risks. In particular, certain materials and products that are key inputs in our Space, Connectivity, and AI segments are available from a limited number of suppliers, including sole or limited-source suppliers, and our direct chip suppliers are dependent on a concentrated group of advanced semiconductor fabrication facilities. For additional information regarding supply chain risk relating to our AI processors, please see the risk factor entitled “Our ability to scale our AI products relies on our terrestrial and orbital AI compute infrastructure, which depends on the availability of power, water, AI processors, and other critical components, and telecommunications services, and any shortages or disruptions thereof would materially adversely affect our business, financial condition, results of operations, and future prospects” in the US Prospectus. The inability of these suppliers to deliver necessary components of the products in a timely manner and at prices, quality levels, and volumes acceptable to us, or interruptions in supply of materials or products on which these suppliers rely, could have an adverse effect on our ability to meet customer demands and contractual obligations, execute on our growth strategy, or manage our expenses or timelines as expected, which could adversely impact our business, financial condition, results of operations, and future prospects. 1.7 The development and maintenance of the technologies and infrastructure necessary to support our current and future operations will require significant capital expenditures, and if we are unable to generate sufficient cash flow from operations or obtain additional financing on acceptable terms, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. Our business requires substantial capital expenditures to design, develop, expand, and maintain our technologies and infrastructure to support our operations. For example, we have incurred significant capital expenditures and expect to increase our capital expenditures substantially in the future in connection with the design, development, and deployment of our satellite constellations, launch vehicles, ground stations, manufacturing facilities, and programs including Terafab, AI compute infrastructure, data centers, and other supporting infrastructure. These expenditures include, but are not limited to, costs associated with research and development, construction and expansion of production capabilities, acquisition of property and equipment, and ongoing maintenance and upgrades to ensure reliability and competitiveness. In particular, the development, testing, and deployment of Starship in accordance with our anticipated schedule, as well as our pursuit of orbital AI, other space-related services, and lunar and interplanetary missions, will require the investment of significant additional capital resources. In addition, we have made and intend to continue to make substantial capital expenditures to support the growth of our AI products, including costs related to obtaining third-party GPUs, manufacturing our own GPUs, and constructing, leasing, maintaining, enhancing, and expanding our data centers. We may choose to increase or accelerate the pace of any of these investments at any time, which could result in periods of reduced profitability or increased losses as we prioritize long-term growth over near-term financial performance. Many of the products and services that are important for our growth prospects are novel and untested, and therefore our estimates of capital expenditures may prove to be inaccurate.

150735369 v10 27 If we raise additional capital through further issuances of equity or convertible debt securities, our shareholders could suffer significant dilution and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Class A Common Stock. The agreements governing our indebtedness contain various restrictive covenants and any additional debt financing secured by us in the future could involve restrictive covenants relating to our capital- raising activities and other financial and operational matters, which could limit our operational flexibility and make it more difficult for us to obtain additional capital and to pursue business opportunities. Our ability to access the capital markets or secure other sources of financing may be adversely affected by factors beyond our control, including fluctuations in market conditions, changes in investor sentiment, increases in interest rates, or adverse events affecting the broader industry or economy. 1.8 Our substantial level of indebtedness could materially adversely affect our financial condition. We have significant indebtedness that could materially adversely affect our business by increasing our vulnerability to general adverse economic and industry conditions; requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund operations, our growth strategy, product development and strategic initiatives; limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and exposing us to the risk of increased interest rates as our borrowings are, and may in the future be, at variable interest rates. As of March 31, 2026, we had total principal indebtedness outstanding of $29,132 million. Our substantial indebtedness may also adversely affect our credit ratings or outlook, which may increase our cost of capital, limit our access to financing, and impair our ability to obtain additional financing on acceptable terms, or at all. The occurrence of any one of these events could have a material adverse effect on our business, results of operations, and financial condition, and ability to satisfy our obligations under the agreements governing our indebtedness. If we fail to comply with the terms of our debt agreements, our lenders could declare a default and accelerate our repayment obligations, which could materially and adversely affect our business, financial condition, results of operations, and future prospects. 1.9 Our efforts to support the creation of permanent installations on the Moon and Mars depend on the successful development and deployment of next-generation capabilities. Activities related to the industrialization and development of the Moon and Mars require the successful development and deployment of next-generation capabilities such as fully reusable launch vehicles, including Starship, in-space refueling and propellant storage, in-space communications systems, and other capabilities required for operations beyond Earth’s orbit. These systems involve significant technological, engineering, and operational challenges, including the need to develop habitable transportation and surface environments, and perform complex in- orbit operations. Solving these challenges will require developing solutions that are novel or untested and will require substantial capital investment. If these efforts take longer than anticipated, or if technical, operational, or engineering challenges arise in connection with these efforts, our goals with respect to the Moon and Mars, including government contracts, and other and multiplanetary initiatives could be delayed, modified, or cancelled and could materially and adversely affect our business, financial condition, and results of operations. Even if such goals are achieved, they may not generate meaningful revenue or achieve profitability for an extended period of time.

150735369 v10 28 1.10 Our AI segment is recently formed, is still being fully integrated and optimized, operates in a rapidly evolving industry and is subject to significant execution, competitive and operational risks. We acquired xAI in February 2026 as the foundational platform for our AI segment and as part of our ambitious vertical integration strategy intended to combine artificial intelligence capabilities with our established Space and Connectivity businesses. Prior to its acquisition by the Company, xAI itself was an early-stage company. As a result, our AI segment remains in a relatively early stage of organizational and operational maturity and is subject to integration, scaling and execution risks. The successful integration of acquired businesses, technologies, strategic partners, and employees is inherently complex, costly and time-consuming, and may result in operational inefficiencies, delays, disruptions, increased costs, loss of knowledge and diversion of management attention. As is common in large acquisitions, we have had to take significant steps to integrate xAI’s operations into our broader corporate structure as part of our AI segment, including putting in place the management team and organizational structure needed to execute at the scale and pace our strategy demands, as well as controls and procedures appropriate for a larger organization like ours. Many of these steps are not yet complete. We have undertaken, and continue to undertake, changes in personnel, strategic partnerships, infrastructure-sharing arrangements, organizational restructurings, acquisitions and other integration initiatives intended to accelerate development of our AI capabilities, compute infrastructure and commercial offerings. Management believes these initiatives may create long- term strategic advantages through the combination of engineering talent, compute infrastructure, proprietary data, software capabilities and integrated operational platforms across the Company’s businesses, among others. However, the successful integration of acquired businesses, management teams, employees, strategic partners, technologies and evolving product architectures is inherently complex, costly and time-consuming and may result in operational inefficiencies, delays, disruptions or the failure to realize anticipated synergies or commercial benefits. We have also pursued evolving commercial and technical strategies, including coding and software development (such as through our partnership with Cursor) and monetization of unused compute capacity (such as through our cloud compute services agreements with Anthropic), while simultaneously continuing to invest heavily in expanding datacenter and compute capacity for our own internal AI initiatives and products. These efforts may require substantial capital expenditures and management attention and may create operational complexity relating to infrastructure allocation, prioritization of internal versus external compute usage, integration of third-party technologies and partnerships, cybersecurity, data governance and commercialization strategy. We may elect to allocate capital and resources to long-term initiatives even if alternative uses with more short-term upside are available. There can be no assurance that these initiatives will achieve their intended operational or financial objectives. The artificial intelligence industry is highly dynamic and rapidly evolving. We face significant uncertainty relating to technological developments, changing customer preferences, evolving regulatory and legal frameworks, increasing public scrutiny, and intense competition for engineering talent, compute capacity, infrastructure, customers and capital. In addition, the consumer AI market is characterized by rapid model iteration, frequent new entrants and intense competition for user attention; as a result, download and other usage metrics for any individual AI application, including Grok, can fluctuate significantly (including periods of decreased Grok app downloads and user activity) in response to competitor model releases, product update cycles, and broader shifts in user behavior. As a result of these market dynamics, we may need to modify our AI strategy, organizational structure, infrastructure deployment and capital allocation decisions in response to technological change, competitive pressures, regulatory developments or commercial

150735369 v10 29 adoption trends. Initiatives that management believes are strategically beneficial over the long term may nevertheless experience near-term operational disruptions, integration inefficiencies, product delays, technical setbacks, leadership turnover, employee attrition, infrastructure constraints, increased costs or uneven customer adoption during periods of transition or rapid scaling. Management believes that our recent organizational restructuring efforts, infrastructure investments and strategic collaborations position the AI segment favorably for long-term growth and are consistent with the maturation process of rapidly scaling AI platforms and optimization of acquired companies. However, there can be no assurance that we will successfully integrate acquired businesses and technologies, retain key personnel, execute our AI strategy within anticipated timeframes, achieve meaningful commercial adoption, generate anticipated revenues or returns on investment, or compete effectively in a rapidly evolving and increasingly competitive and consolidated AI market. If we are unable to successfully execute our AI strategy, our business, financial condition, results of operations and prospects could be materially adversely affected. 1.11 Our AI segment is capital intensive, has incurred significant operating losses, and operates in a nascent and rapidly evolving market in which the potential of AI remains uncertain. AI is a nascent and rapidly evolving technology, and although we believe AI holds significant promise for consumers and enterprises, its long-term impact will depend on the degree to which AI products and services prove to be broadly useful in real-world applications. There can be no assurance that demand for AI solutions will develop or be sustained at the levels we anticipate, or at all. While industry interest in AI has grown substantially, the commercial value proposition of frontier AI models remains largely unproven, and long-term market acceptance of our AI products and services is uncertain. Developing, training, and providing inference for frontier AI models requires substantial and growing capital expenditures, including investments in specialized computing hardware, data center infrastructure, energy procurement, and technical personnel, and we expect these costs to continue to increase for the foreseeable future. In addition, we plan to allocate substantial capital to build our AI compute infrastructure, and we expect a multi-year investment horizon before these deployments translate into sustained positive AI Segment Adjusted EBITDA.5 Our AI segment has incurred significant operating losses since inception, and we may not achieve profitability in this segment, or, if achieved, sustain it, and there can be no assurance that the returns on our AI investments will be adequate to justify the capital deployed. Furthermore, the continued improvement of AI model capabilities has historically depended in part on scaling laws, the empirical observation that model performance improves with increased compute, data, and model size, but there is uncertainty as to how long these scaling relationships will continue to hold. As a result of these factors, our AI segment may not achieve the growth or returns we expect. 5 Segment Adjusted EBITDA is a financial measure that is not required to be presented in accordance with GAAP. Please refer to the section of the US Prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Non-GAAP Financial Measures” for additional information on our non-GAAP financial measures, including reconciliations of Segment Adjusted EBITDA to segment income (loss) from operations, the most directly comparable GAAP measure and caution to be applied in relying on those measures. We define Adjusted EBITDA as net income (loss) excluding (i) depreciation and amortization, (ii) share-based compensation, (iii) impairment, (iv) restructuring charges, (v) interest expense, (vi) interest income, (vii) other income (expense), net and (viii) provision for income taxes. Segment Adjusted EBITDA is defined as segment income (loss) from operations excluding (i) depreciation and amortization, (ii) share-based compensation, (iii) restructuring charges, and (iv) impairment. Adjusted EBITDA and Segment Adjusted EBITDA are key performance measures that our management uses to assess our financial performance as well as for internal planning and forecasting purposes. We consider Adjusted EBITDA and Segment Adjusted EBITDA to be meaningful performance measures for investors to evaluate our operating performance and to compare the financial results between periods.

150735369 v10 30 1.12 We have a history of net losses and may not achieve profitability in the future. We incurred net losses of $(4,937) million and $(4,628) million for the years ended December 31, 2025 and 2023, respectively, and a net loss of $(4,276) million for the three months ended March 31, 2026. We may not achieve or, if achieved, sustain profitability in the future. As of March 31, 2026, we had an accumulated deficit of $41,311 million. While we have experienced significant growth in revenue over the last three years, we cannot predict whether we will maintain this level of growth or when we will achieve profitability again. We also expect our capital expenditures and operating expenses to increase in the future, including our general and administrative expenses as a result of increased costs associated with operating as a public company and as we continue to invest for our future growth, including substantial capital expenditures to design, develop, expand, and maintain our technologies and infrastructure to support our operations. Our revenue could decline for a number of reasons, including if we are unable to execute on our growth strategy and as a result of the other risks described in this Australian Prospectus. Furthermore, if we fail to maintain or increase our revenue to offset increases in our operating expenses or manage our costs as we invest in our business, including if we do not maintain or improve our operating efficiencies, we may not achieve or sustain profitability. Any failure by us to achieve or sustain profitability on a consistent basis could have a material adverse effect on our business, financial condition and results of operations and cause the market price of our Class A Common Stock to decline. 1.13 Environmental laws, regulations, litigation, liabilities and proceedings may adversely affect our operations, including our launch operations, manufacturing activities, fuel storage and handling operations, launch facilities and ground infrastructure, and data center operations and expansion plans. Our operations, including our launch operations, manufacturing activities, fuel storage and handling operations, launch facilities and ground infrastructure, and data center operations and expansion plans are subject to a variety of state and federal environmental laws and regulations governing matters such as air emissions, wastewater discharges and the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act and permitting requirements of federal, state and local environmental authorities. Liability under these laws imposes strict liability for environmental contamination or remediation costs. Changing regulatory requirements for permits and approvals relating to operational infrastructure, including energy generation assets (e.g., renewables, generators or grid connections), manufacturing facilities, launch facilities, fuel storage and handling facilities, and data centers may cause delays, higher costs or denials, and a failure to comply with these requirements may result in fines, shutdowns or competitive harm. In addition, growing scrutiny of data centers’ overall ecological footprint could lead to community opposition, fines or mandates for changing existing practices. We are or may become subject to environmental lawsuits and proceedings, and various parties have threatened or brought lawsuits that allege we are unlawfully operating natural gas-fired turbines without required permits at facilities in Southaven, Mississippi. While we have obtained such permits, the outcome of these legal actions is uncertain. Injunctive relief or the rescission of issued permits would prevent our ability to utilize power generation sources that are required for the operation of these data centers and would adversely affect our AI business. We cannot predict with certainty how future legislative or regulatory developments will affect our business, but compliance with new or modified environmental requirements could require us to incur significant unanticipated expenditures that could adversely affect our financial condition, results of operations, speed of deployment and cash flows. In addition, our launch facilities and related operations are subject to environmental permitting, land use, wetlands, coastal management and other environmental review requirements, such as the

150735369 v10 31 National Environmental Policy Act or related federal and state laws, that may give rise to litigation, regulatory enforcement actions or permitting disputes. Environmental groups, regulatory authorities or other stakeholders may challenge our launch activities, launch cadence, construction or expansion of facilities, fuel storage or handling practices, or other operational activities under federal, state or local environmental laws. Such actions may seek injunctive relief, civil penalties or additional environmental review and mitigation measures, any of which could delay launches, restrict operations, increase compliance costs or otherwise adversely affect our business, financial condition, results of operations and future prospects. 2 Key Risks Related to Our Corporate Structure, Ownership of our Class A Common Stock and This Offer 2.1 Upon completion of the Global Offer, Mr. Musk will serve as our Chief Executive Officer, Chief Technical Officer, and Chairman of our board and control the election of our directors, and our dual class structure concentrates voting control with Mr. Musk and other holders of our Class B Common Stock. This will limit or preclude your ability to influence corporate matters and the election of our directors. Our Class B Common Stock will have ten votes per share; our Class A Common Stock will have one vote per share; and, except as summarized here, our Class A Common Stock will vote together with our Class B Common Stock on any matter submitted to the shareholders for a vote. Under our charter, holders of our Class B Common Stock, voting separately as a class, will be entitled to elect 51% of the total number of authorized directors constituting our board (rounded up to the nearest whole number) and will have the ability to remove those directors for as long as there is at least one share of Class B Common Stock outstanding. As a result, holders of our Class B Common Stock will have control over the composition of our board and significant influence over the outcome of matters requiring shareholder approval. Please refer to “Description of Capital Stock” of the US Prospectus for certain other actions that will require approval of a majority of the voting power of the outstanding shares of Class B Common Stock voting separately as a class. This concentration of voting power will limit or preclude the ability of holders of our Class A Common Stock, including purchasers of Class A Common Stock in the Global Offer, to influence corporate matters and the election of our directors. Upon completion of the Global Offer, Mr. Musk will beneficially own a majority of the outstanding shares of our Class B Common Stock and a majority of the voting power of the common stock (the Class A Common Stock and the Class B Common Stock voting together) and therefore will be able to elect all the members of our board. Mr. Musk, who will serve as our Chief Executive Officer and Chairman of our board under our charter and can only be removed from our board or these positions by the vote of Class B holders, as set forth in our charter, will exert significant influence over our business and affairs. Class B Common Stock will continue to have ten votes per share, except that, subject to exceptions for certain inter-family transfers and transfers to certain entities that qualify as “permitted transferees” (as described elsewhere in the US Prospectus), transfers by holders of our Class B Common Stock will generally result in those shares converting to Class A Common Stock. The conversion of Class B Common Stock to Class A Common Stock will have the effect, over time, of increasing the relative voting power of those holders of Class B Common Stock who retain their shares. If Mr. Musk retains a significant portion of his holdings of Class B Common Stock for an extended period of time, he could continue to control the election and removal of a majority of our board. However, other persons will also hold shares of Class B Common Stock. If Mr. Musk were to sell, transfer or otherwise dispose of a sufficient number of his shares of Class B Common Stock such that he no longer holds a majority of the outstanding shares of Class B Common Stock, another

150735369 v10 32 holder or group of holders of Class B Common Stock could obtain the ability to elect and remove a majority of our board and thereby effectively control the Company. Any such change in control could result in changes to our strategic direction, management, business plans or policies that may not be aligned with the interests of holders of our Class A Common Stock. In addition, our charter will provide that other than for specified class votes by the Class B Common Stock or any rights granted to other classes in the future, classes of stock will not be entitled to any separate class votes provided for under the Texas Business Organizations Code (the “TBOC”), including among others (i) the increase or decrease of the aggregate number of authorized shares of a class outstanding, (ii) the exchange, reclassification, or cancellation of all or part of the shares of a class, (iii) a change of shares of a class, with or without par value, into the same or a different number of shares of the same or another class, with or without par value, (iv) the creation of a new class of shares with rights and preferences equal, prior, or superior to the shares of the class and (v) cancellation or other effectuation of the dividends on the shares of the class or series that have accrued but have not been declared. 2.2 Conflicts of interest could arise in the future between us, on the one hand, and Mr. Musk and entities owned by or affiliated with him, on the other hand, concerning among other things, business transactions, potential competitive activities or other business opportunities. Conflicts of interest could arise in the future between us, on the one hand, and Mr. Musk and entities owned by or affiliated with him, on the other hand, concerning among other things, business transactions, potential competitive business activities or other opportunities. In the normal course of business, we have engaged in a variety of transactions with some of these companies. Please refer to “Certain Relationships and Related Person Transactions” of the US Prospectus. In addition, we have previously engaged, are currently engaged, and expect to continue to engage in the future in a number of strategic collaborations with Tesla, including with respect to Macrohard and Terafab. Certain of these projects, including Macrohard and Terafab, are in the very early stages, as a result of which we and Tesla have not finalized a variety of details relating to our collaboration, including, but not limited to, financial terms, intellectual property rights, and the ultimate term of our collaboration, and this should be considered when reviewing statements in the US Prospectus describing these strategic collaborations. Furthermore, Mr. Musk and other businesses owned by or affiliated with him may now, or in the future, directly or indirectly, compete with us for investment or business opportunities. Mr. Musk or his affiliates may become aware, from time to time, of certain business opportunities (such as acquisition opportunities or technological developments) and may direct such opportunities to other businesses in which they have invested, in which case we may not become aware of or otherwise have the ability to pursue such opportunity. In addition, Mr. Musk and his affiliates may dispose of their interests in other companies or other assets in the future, without any obligation to offer us the opportunity to purchase any of those interests or assets. Under our charter, Mr. Musk and his affiliates are not restricted from owning assets or engaging in businesses that compete directly or indirectly with us and will not have any duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as us, including those business activities or lines of business deemed to be competing with us, or doing business with any of our customers or vendors. Moreover, we have in the past entered into, and may in the future enter into, transactions with entities affiliated with Mr. Musk. We may enter into such transactions in lieu of pursuing other opportunities that some other shareholders may prefer or that may prove to be more accretive than the opportunities we elect to pursue. In any of these matters, the interests of Mr. Musk and entities owned by or affiliated with him may differ or conflict with the interests of our other shareholders. Any actual or perceived conflicts of interest with

150735369 v10 33 respect to the foregoing could have an adverse impact on the trading price of our Class A Common Stock. 2.3 We are highly dependent on the continued services of Mr. Musk, our Chief Executive Officer and Chief Technical Officer, and other key personnel, and the loss or reduced involvement of one or more of these individuals could adversely affect our ability to execute our business strategy. We are highly dependent on the continued service and performance of Mr. Musk, whose leadership, vision, and expertise are critical to the development of our technologies and the execution of our business strategy. Mr. Musk has been, and continues to be, a driving force behind our growth, innovation, and operational success. The loss of Mr. Musk, whether due to death, disability, or otherwise, or his inability or unwillingness to continue in his current roles, could significantly disrupt our management structure, adversely affect our ability to execute our strategic plans, and negatively impact our reputation and relationships with customers, partners, and other stakeholders. Our intense, mission-driven, engineering-first culture has been a key driver of our growth and execution, and any erosion of this culture, including as a result of the loss or reduced involvement of Mr. Musk, could have a material adverse effect on our business, financial condition, results of operations, and future prospects. We do not maintain key-person life insurance on Mr. Musk. Further, although Mr. Musk devotes significant time to our businesses and is highly active in our management, he does not devote his full time and attention to our businesses and devotes time and attention to other significant roles (and may in the future serve in additional roles). For instance, Mr. Musk currently serves as Technoking and Chief Executive Officer of Tesla and is involved in other emerging technology ventures, including Neuralink and The Boring Company. Mr. Musk has also previously served as Senior Advisor to the President of the United States. Any such loss or reduced involvement in our business could result in a material adverse effect on our business, financial condition, results of operations, and future prospects. The process of identifying and recruiting a successor with the combination of skills and experience possessed by Mr. Musk, as well as the ability to maintain the confidence of the market, could be lengthy and uncertain, and there can be no assurance that we would be able to attract or retain a suitable replacement in a timely manner or at all. We, Mr. Musk, and other companies Mr. Musk is affiliated with frequently receive an immense amount of media attention. The actions and statements of Mr. Musk and his affiliated ventures, whether or not directly relating to us, may draw significant public attention and scrutiny to us and could potentially have a positive or negative impact on our business, relationships with customers and regulators, or stock price. In addition to Mr. Musk, we have key personnel who are invaluable to our businesses. We rely upon their knowledge, expertise, and leadership to develop, manufacture, launch, sell, and support our products and services. None of our key employees are bound by an employment agreement for any specific term and we may not be able to successfully attract and retain the senior leadership necessary to continue to grow our business. Our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating existing key personnel. Our success depends upon our ability to attract and retain key personnel and any failure to do so could have a material adverse effect on our business, financial condition, results of operations, and future prospects. 2.4 A significant reduction by Mr. Musk or other existing shareholders of their ownership interest in us could adversely affect us and the value of an investment in Shares. We believe that Mr. Musk’s substantial ownership interest in us provides him with an economic incentive to assist us to be successful. Upon the expiration or earlier waiver of the lock-up restrictions on transfers or sales of our securities following the completion of the Global Offer, Mr.

150735369 v10 34 Musk will not be subject to any obligation to maintain his ownership interest in us and may elect at any time thereafter to sell all or a substantial portion of or otherwise reduce his ownership interest in us. If Mr. Musk sells all or a substantial portion of his ownership interest in us, he may have less incentive to assist in our success, which could adversely affect our future prospects. Additionally, future resales of our Class A Common Stock by Mr. Musk or other existing shareholders, or the perception that such sales may occur, could cause the market price of our Class A Common Stock to decline significantly, regardless of our actual business performance. In particular, subject to the expiration or waiver of any applicable lock-up period, parties to the Investors’ Rights Agreement described in the section entitled “Certain Relationships and Related Person Transactions— Investors’ Rights Agreement” of the US Prospectus will have the right, subject to certain exceptions and conditions, to require us to register approximately 9.2 billion shares of Class A common stock (including shares of Class A common stock issuable upon conversion of Class B common stock) under the Securities Act, and they will have the right to participate in certain future registrations of securities by us. Registration of any of such shares would result in such shares becoming freely tradable without compliance with Rule 144 limitations upon effectiveness of the registration statement. In addition, approximately 12.2 billion shares of Class A common stock (including shares of Class A common stock issuable upon conversion of Class B common stock) will generally be available for resale under Rule 144 starting 90 days after this offering, subject to lock- up restrictions described elsewhere in the US Prospectus. See “Certain Relationships and Related Person Transactions—Investors’ Rights Agreement” and “Shares Eligible for Future Sale— Registration Rights” in the US Prospectus for further information. 2.5 Following the consummation of the Global Offer, we will be a “controlled company” within the meaning of the Nasdaq and Nasdaq Texas listing rules and, as a result, will qualify for and rely on exemptions from certain corporate governance requirements. Because Mr. Musk will beneficially own 849.5 million shares of Class A Common Stock and 5,569.1 million shares of Class B Common Stock (including 350.0 million shares of Class B common stock underlying options), which represents greater than 50% of the voting power of our common stock with respect to director elections and moreover, holders of our Class B Common Stock, voting separately as a class, will be entitled to elect 51% of the total number of authorized directors constituting our board (rounded up to the nearest whole number), following the completion of the Global Offer, we will be a controlled company under the listing rules of Nasdaq and Nasdaq Texas. Under the listing rules of Nasdaq and Nasdaq Texas, a company of which more than 50% of the voting power with respect to director elections is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain Nasdaq and Nasdaq Texas corporate governance requirements, including the requirements that:  a majority of such company’s board of directors consist of independent directors as defined under the listing rules of Nasdaq and Nasdaq Texas;  director nominees be selected or recommended for board of directors’ selection by a nominating committee composed entirely of independent directors, with a written charter addressing the nominations process as required under the listing rules of Nasdaq and Nasdaq Texas;  the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and  annual performance evaluations of the compensation and nominating committees be conducted.

150735369 v10 35 Following the completion of the Global Offer, we intend to utilize certain of these exemptions. As a result, we do not expect to have a compensation and nominating committee that is composed entirely of independent directors or that has a committee charter that addresses all Nasdaq and Nasdaq Texas requirements applicable to companies that are not controlled companies. Additionally, we may elect to take advantage of certain other exemptions in the future for as long as we remain a “controlled company”. Accordingly, our Class A shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq and Nasdaq Texas. In the event that we cease to be a “controlled company” and our shares continue to be listed on Nasdaq and Nasdaq Texas, we will be required to comply with all of the applicable governance requirements within the applicable transition periods. Please refer to the “Management” section of the US Prospectus. 2.6 Our ability to provide returns to shareholders will depend on appreciation in our share price, as we do not plan to pay dividends for the foreseeable future. The ability of investors to realize a return on their investment will depend largely on the appreciation of the price of our Class A Common Stock, as we do not anticipate paying dividends in the foreseeable future. We have never declared or paid any cash dividends on our common stock, and we currently intend to retain all available funds and any future earnings to support the growth and operation of our business, including investment in new technologies and commercial opportunities. As a result, investors seeking cash returns from their investment will not receive any dividend income, and the only way to realize a return may be through an increase in the market price of our Class A Common Stock, which may not occur. The trading price of our Class A Common Stock may be volatile and subject to wide fluctuations in response to various factors, including our financial condition and operating results, changes in our business or future prospects, technological innovations, announcements by us or our competitors, changes in the regulatory environment, harm to our brand and reputation, broader market or economic conditions, and the fact that a number of shares of our Class A common stock are expected to be allocated to retail investors in this offering. Additionally, high retail investor interest in our Class A common stock may occur following this offering, which may lead to increased volatility of the trading price. Some of these factors are outside of our control, and the trading price of our Class A Common Stock may not reflect our actual operating performance. Accordingly, investors may not be able to realize a gain on their investment and could lose all or part of their investment in our Class A Common Stock. 2.7 Applicants under the Australian Offer should be aware that they may receive an allocation of Shares that is less than the value applied for, or may receive no allocation at all The final allocation of Shares as between offering jurisdictions, and therefore, the number of Shares offered in the Global Offer that will be made available under the Australian Offer, will be determined by SpaceX in consultation with the underwriters following completion of the Australian Offer period. This means that the overall level, and geographic sources, of demand for Shares under the Global Offer may influence the potential size of the Australian Offer. Shares made available under the Australian Offer by SpaceX in consultation with the underwriters will be allocated:  to Applicants under the Broker Firm Offer as determined by the relevant Broker; and  to Applicants under the Australian DSP Offer as determined by SpaceX. Applicants under the Broker Firm Offer should be aware that they may receive an allocation of Shares that is less than the value applied for, or may receive no allocation at all, either because SpaceX determines in consultation with the underwriters to make available less Shares under the

150735369 v10 36 Australian Offer than the demand for Shares by Applicants under the Australian Offer or because your Broker determines to allocate less (or no) Shares to you (as applicable). Applicants under the Australian Offer who receive an allocation of Shares that is less than the value applied for, or who receive no allocation at all, will be refunded their Application Payment (without interest), but the refunded amount may be less than your Application Payment due to foreign exchange conversion and associated conversion costs charged by your Broker (if any). Refer to the risk factor in paragraph 3.5 of Section 2 of the Australian Supplement for more information. 3 Additional risks relevant for Australian resident investors 3.1 Our charter will remove certain rights of Class A shareholders that are comparable to the protections afforded to shareholders of Australian incorporated ASX-listed companies by the Corporations Act and ASX Listing Rules In addition to your lack of any practical control over the board, business or affairs of SpaceX as outlined in the risk summarised in paragraph 2.1 above, our charter will provide that other than for specified class votes by the Class B Common Stock or any rights granted to other classes in the future, classes of stock will not be entitled to any separate class votes provided for under the TBOC, including among others: (a) the increase or decrease of the aggregate number of authorized shares of a class outstanding; (b) the exchange, reclassification, or cancellation of all or part of the shares of a class; (c) a change of shares of a class, with or without par value, into the same or a different number of shares of the same or another class, with or without par value; (d) the creation of a new class of shares with rights and preferences equal, prior, or superior to the shares of the class; and (e) cancellation or other effectuation of the dividends on the shares of the class or series that have accrued but have not been declared. Several of the above protections of minority investors could not be removed if the company were an Australian incorporated ASX-listed company subject to the Corporations Act and ASX Listing Rules. Refer to section 5 of this Australian Supplement for more information. 3.2 Shareholders will not have the same protections afforded to shareholders of ASX-listed companies subject to the Corporate Governance Principles and Recommendations prepared by the ASX Corporate Governance Council In addition to our Class A shareholders not having the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq and Nasdaq Texas as discussed in section 2.5 above, we will not be listed on the ASX and will not be subject to the Corporate Governance Principles and Recommendations prepared by the ASX Corporate Governance Council that apply to ASX-listed companies. For further information on our corporate governance arrangements, see pages 226 to 232 of the US Prospectus.

150735369 v10 37 3.3 The enforcement of civil liabilities against SpaceX, its directors and officers is restricted and may be more difficult for offshore investors, such as Australian resident investors SpaceX is a company organized under the laws of the State of Texas, United States with limited liability. The Company’s current directors and officers reside outside of Australia. A substantial portion of SpaceX’s assets are located outside of Australia, principally in the United States. It may be difficult for investors to effect service of process upon SpaceX or its directors and officers, or to enforce against SpaceX or any of its directors and officers, judgments predicated upon civil liability under Australian law. There is also doubt as to the enforceability in Australia in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the civil liability provisions of the federal or state securities laws of the United States. In addition, judgments of United States courts (whether or not such judgment relates to U.S. federal or state securities laws) may not be enforceable in Australia in certain other circumstances. In addition, Australian resident investors should also be aware that:  the Company’s bylaws place restrictions on the forum, venue and procedures for legal actions or proceedings initiated by our shareholders, including certain requirements for mandatory arbitration, which could limit Australian shareholders’ ability to pursue certain claims and could affect the procedures and remedies available to our shareholders in such legal actions or proceedings and the rights available to them; and  The TBOC and our charter include provisions that may limit shareholders’ ability to bring a cause of action against our directors or officers for certain acts or omissions in their capacity as directors or officers of the Company, including minimum share ownership for derivative proceedings and the presumption of the business judgment rule. Further information on these matters is set out in Section 5 of this Australian Supplement. 3.4 There are material differences in your tax treatment of holding Shares as compared to holding shares in an Australian incorporated ASX-listed company As the Company is incorporated in the State of Texas, United States and is not an Australian tax resident, the Australian tax implications of holding Shares differ in certain respects from holding shares in an Australian resident ASX-listed company. Please refer to Section 7 for more information. 3.5 Australian resident investors are subject to currency exchange risk – both in connection with any Application under the Australian Offer and once you hold Shares The Final Price you will pay for Shares under the Australian Offer will be in US dollars but your Broker may require you to make payment for any shares you apply for (“Application Payment”) in Australian dollars. You should be aware that:  where you make your Application Payment in Australian dollars, your Broker will be required to convert your Application Payment from Australian dollars to US Dollars and the value of your Application Payment may be adversely affected by fluctuations in the AUD:USD exchange rate between the time when you make your Application Payment and the time when it is converted;  where Applications for Shares under the Australian Offer are not accepted, or where Applicants are allocated a lesser number of Shares than the amount that can be acquired

150735369 v10 38 using their Application Payment, Applicants will receive a refund of all or part of their Application Payment, as applicable (see Section 4 of this Australian Supplement for more information). These refunds may be converted by your Broker from US Dollars to Australian dollars and the value of such refund may be adversely affected by fluctuations in the AUD:USD exchange rate between the time when you make your Application Payment and the time when it is converted;  your Broker may charge fees for converting your Application Payment in the above circumstances in accordance with their terms and conditions; and  as a result of the above, you may receive less Shares in the Australian Offer, and less or no refund of your Application Payment. In addition, any Shares acquired in the Australian Offer will trade in US dollars on Nasdaq and Nasdaq Texas. The value of an Australian resident investor’s investment in Shares (and any dividends that may be paid in the future, if any) may be adversely affected by fluctuations in the exchange rate between the Australian Dollar and the US Dollar. 3.6 We report under U.S. GAAP which differs to Australian Accounting Standards The Company prepares its financial statements in accordance with U.S. GAAP which differs in certain material respects from Australian Accounting Standards, and Australian resident investors may find it more difficult to compare our financial information with that of Australian companies. Our financial information contained in this Australian Prospectus is presented in accordance with U.S. GAAP and not the Australian Accounting Standards. A comparison of the material differences between U.S. GAAP and Australian Accounting Standards is set out in Section 8 of this Australian Supplement. 3.7 Information and timing disadvantages The primary trading market for Shares will be Nasdaq which operates in a different time zone to Australia and the ASX. As a result, if Australian resident investors wish to deal in the Shares, they will need to do so on Nasdaq or Nasdaq Texas in a different time zone. Australian resident investors may also have limited ability to respond to market developments in real time and may be exposed to increased volatility and pricing risk for their investment as a result. 3.8 Australian resident investors may be unable to participate in any future equity offerings The Corporations Act restricts offers and sales of securities from being made in Australia without disclosure under Part 6D.2 of the Corporations Act, which usually requires a prospectus, unless an exception applies. There can be no assurance that the Company will conduct any future equity offering in a manner which will enable Australian stockholders to participate. 3.9 Australian takeover laws will not apply The Company is incorporated in Texas, United States. Accordingly, the Company and transactions in its stock will not be subject to the provisions of Chapter 6 of the Corporations Act with respect to control transactions for Australian public companies. This means that certain protections afforded under Chapter 6 of the Corporations Act for shareholders of Australian public companies, for example, the equality principle that requires a takeover bid to, as far as practicable, provide all shareholders a reasonable and equal opportunity to participate in any benefits offered, will not apply.

150735369 v10 39 3.10 Australia’s disclosure requirements will not apply The continuous disclosure obligations under the Corporations Act require that a disclosing entity must immediately disclose to the market any information that a reasonable person would expect to have a material effect on the price or value of its securities. This obligation is mirrored in ASX Listing Rule 3.1, which mandates prompt disclosure of market-sensitive information to the ASX. Exceptions apply in limited cases, such as where the information remains confidential and concerns an incomplete proposal or negotiation. In addition to continuous disclosure, disclosing entities must comply with periodic reporting requirements. These include lodging audited annual financial reports, half-yearly financial reports, and directors' reports with ASIC within prescribed timeframes. The reports must be prepared in accordance with Australian Accounting Standards and must be presented in a clear, concise and effective manner. As a result of the Global Offer, the Company will become subject to the reporting requirements of the United States Securities Exchange Act of 1934, as amended (“Exchange Act”) and will file with or furnish to the SEC periodic reports and other information, including:  annual reports on Form 10-K, containing, among other things, the Company’s financial statements, management’s discussion and analysis of financial condition and results of operation, and disclosures about certain risks;  quarterly reports on Form 10-Q, containing, among other things, the Company’s financial statements, management’s discussion and analysis of financial condition and results of operation, and disclosures about certain risks; and  current reports on Form 8-K, upon the occurrence of certain specified events. Depending on the nature of the event, Form 8-K’s are required to be filed within up to four business days of the occurrence of the certain specified events, and accordingly, there may be less immediacy with respect to the Company’s disclosure of certain material information than what would apply if we were listed on the ASX.

150735369 v10 40 SECTION 3 – ADDITIONAL INFORMATION ON OUR TAM The following section contains additional information on our overall TAM and TAM by segment, to the information contained in the US Prospectus. You should read the disclosures about overall TAM and TAM by segment in the US Prospectus in light of the additional information below together with the “Risk Factors” set out in Section 2 above and in the “Risk Factors” section of the US Prospectus. In particular:  we note the estimates of future market opportunity and forecasts of market growth, and our ability to capture such markets, included in this Australian Prospectus may prove to be inaccurate. Our estimates for the TAM for our Space, Connectivity and AI businesses, as well as estimates regarding the growth of AI and its impacts, set out in this Section 3 and contained elsewhere in this Australian Prospectus are based on a number of internal and third-party estimates. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the TAM for our services, as well as the expected growth rate for the TAM for our services, may prove to be inaccurate; and  many of our initiatives which form the basis for our overall TAM, including those to develop orbital AI compute, involve significant technical complexity and unproven technologies that do not exist, and may not achieve commercial viability. The technologies, systems, and operational capabilities required for each of our initiatives involve significant technical complexity and are subject to design, engineering, and performance risks, many of which may only become apparent as development and testing progress. Many of these technologies, systems and operational capabilities are novel and untested, and we expect to incur significant capital expenditure over a period of years before our AI products and services and other strategic initiatives become profitable, which may never occur. 1 Our Market Opportunity We estimate that our quantifiable TAM is $28.5 trillion, consisting of $370 billion in Space from space-enabled solutions; $1.6 trillion in Connectivity across $870 billion in Starlink Broadband and $740 billion in Starlink Mobile as well as additional opportunities in enterprise and government; $26.5 trillion in AI across $2.4 trillion in AI infrastructure, 6 $760 billion in consumer subscriptions, $600 billion in digital advertising, and $22.7 trillion in enterprise applications. For illustrative purposes of sizing our addressable market opportunity, we exclude China and Russia. Our estimated TAM by segment is set out in the following diagram. Further information on the components of each TAM by segment is set out in paragraph 2 of this Section 3 below and on pages 171 to 177 of the US Prospectus. 6 This a forward-looking projection of AI infrastructure TAM in 2030. See below for further details.

SpaceX's Estimated TAM by Segment


$370B
$870B
$740B
$2.4T
$760B
$600B
$22.7T
$28.5T
Space-Enabled Solutions
Starlink Broadband
Starlink Mobile
AI Infrastructure
Consumer Subscriptions
Digital Advertising
Enterprise Applications
Total Addressable Market
SPACE: $370B
CONNECTIVITY: $1.6T
AI: $26.5T

2 Further information and assumptions of our TAM by Segment

2.1 Space

We believe that our capabilities in space address the entire market for space-enabled solutions.

According to Novaspace, space-enabled solutions represented a $370 billion global market (excluding China and Russia) in 2025, including spacecraft manufacturing, launch services, satellite operations, positioning, navigation and timing ("PNT") devices and value-added services, as well as uncontracted costs of government space agencies.[7] Both commercial and government customers participate in this market, with growing space-based defense budgets reflecting prioritization of security, resilience, and strategic autonomy by governments globally. For the purpose of sizing our TAM for our Space segment, we exclude the value of satellite communications services, as we include those within our TAM for our Connectivity segment below.

2.2 Connectivity

(a) Starlink Broadband

Our satellite broadband service, Starlink, is positioned to capture value across multiple massive and rapidly expanding markets:

(i) Consumer Broadband

As the digital economy continues to expand, ubiquitous, high-speed, reliable internet has become a structural necessity for households worldwide.

[7] Novaspace, '12th Edition Space Economy Report' (January 2026).

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150735369 v10 42 According to Euromonitor, there were approximately 1.8 billion global households in 2025 (excluding households in China and Russia). 8 As Starlink develops, we believe that our broadband network can connect, and improve the existing connection, of every household globally. Given varying economic conditions and consumer purchasing power across different countries, we use a different monthly average revenue per user (“ARPU”) for different parts of the world (other than China and Russia) based on country-specific consumer broadband ARPU from Omdia as we seek to make our service affordable and accessible across different economic development contexts. Region-specific ARPU assumptions result in a weighted average of $31 monthly ARPU for residential broadband internet services globally, according to Omdia.9 This global average of $31 per month consists of a weighted average (by population size) monthly ARPU of $43 in high-income markets, $16 in upper-middle income markets, and $9 in lower-middle income and low income markets per World Bank classification. 10 To calculate our estimate of a Consumer Broadband TAM of $660 billion, we have multiplied approximately 1.8 billion global households (excluding China and Russia) in 2025 (according to Euromonitor) by a weighted ARPU (excluding China and Russia) of $31 per month (annualized over 12 months). Approximately 40% of the global population lives in rural areas,11 remaining structurally underserved by terrestrial broadband infrastructure due to unfavorable deployment economics, limited network density and high last-mile costs. This structural imbalance creates a large, durable and relatively uncontested baseline market for satellite-based connectivity solutions. For many of these households, Starlink represents the first viable option for high-speed, low-latency internet access, with limited competition from terrestrial providers. Unlike terrestrial networks, which require significant incremental capital to extend coverage to low-density areas, our space-based architecture enables economically scalable service delivery across these regions with minimal marginal cost per additional user. Importantly, while rural and underserved geographies provide a compelling initial adoption vector, we believe Starlink’s value proposition extends well beyond these markets. As network capacity increases and product performance continues to improve, we expect to compete increasingly in suburban and urban environments. Accordingly, while rural households represent a large and durable entry point for our connectivity offering, we view this segment as a foundational layer upon which significantly broader consumer, enterprise and government demand can be built. (ii) Enterprise Solutions We offer fixed site broadband solutions tailored for the needs of our enterprise customers across many different industries, including construction, agriculture, retail, telecom, hospitality and others. For the purpose of sizing market opportunity, we include small and medium sized businesses within our Enterprise Solutions market 8 Euromonitor International, ‘Households by Number of Households and by Country’ in Euromonitor International Passport 2026 Edition (November 2025). 9 Omdia, ‘Total Fixed Broadband Subscription and Revenue Forecast – 2Q25’ (June 2025). 10 World Bank Group. https://data.worldbank.org/indicator/NY.GDP.MKTP.CD. ‘GDP (current US$)’ (Accessed 13 April 2026). 11 World Bank Group. https://data.worldbank.org/indicator/SP.RUR.TOTL.ZS. ‘Rural population (% of total population)’ (Accessed 2 May 2026).

150735369 v10 43 opportunity. Our Starlink enterprise offerings can provide important primary or back-up connectivity for every business in the geographies where we are licensed to operate. According to Grand View Research, the global business broadband market in 2025 across small to medium sized business and enterprise usage is estimated to be $200 billion (excluding China and Russia). 12 (iii) Government Solutions Driven by increasing demand for resilient, low-latency, and highly secure communications in contested and remote environments, defense organizations and governments around the world are increasingly turning to commercial satellite providers with connectivity solutions to supplement and enhance traditional military networks. According to Novaspace, the global satellite communications market driven by defense and government demand in 2025 was $5 billion (excluding China and Russia). 13 The estimate of the government communications market includes only publicly disclosed programs and budgets and does not include classified missions or other restricted uses. (b) Starlink Mobile According to Omdia, as of December 31, 2025, there were approximately eight billion mobile connected devices globally (excluding China and Russia) based on cellular subscriptions including IoT.14 We believe our Starlink Mobile offering will be able to provide continuous global coverage and substantially reduce mobile “dead zones” which remain areas that are structurally underserved by the limitations of the networks of current mobile network operators. For example, according to the J.D. Power U.S. Wireless Network Quality Performance Study, U.S. wireless customers experienced service problems in approximately one out of every 11 mobile interactions,15 even in well-connected areas. In addition, an estimated 40% of the global population resided in rural areas in 2024 according to the World Bank, 16 where terrestrial mobile coverage can be limited or unreliable. While we expect Starlink Mobile service today to be most impactful for customers in remote areas uncovered by terrestrial mobile networks, as our constellation grows and our product performance continues to improve, we will compete to be the preferred connectivity experience to our customers no matter where they are located, whether in rural, suburban, or urban areas. The next-generation of Starlink Mobile satellites, in combination with our recent purchase of wireless spectrum from EchoStar, is designed to provide high bandwidth and low latency connectivity directly to end user devices, enabling a connectivity solution on par with terrestrial mobile networks. Given varying economic conditions and consumer purchasing power across different countries, we assume a different monthly ARPU for different parts of the world as we seek to make our service affordable and accessible across different economic development contexts. Our region-specific ARPU assumptions result in a weighted (by population size) average monthly mobile ARPU of $8 per user. This global average consists of a weighted average monthly ARPU of $18 in high-income markets, $5 in upper-middle income markets, $2 in lower-middle, and $2 in low income markets. 12 Grand View Research, ‘Broadband Services Market Analysis Segment Forecast to 2027’ (April 2025). 13 Novaspace, ‘12th Edition Space Economy Report’ (January 2026). 14 Omdia, ‘World Cellular Information Series (WCIS) Spotlight Service’ (April 2026). 15 J.D. Power, ‘2025 U.S. Wireless Network Quality Performance Study – Volume 2’ (July 2025). 16 World Bank Group. https://data.worldbank.org/indicator/SP.RUR.TOTL.ZS. ‘Rural population (% of total population)’ (Accessed 2 May 2026).

150735369 v10 44 Based on the estimated 8 billion connected devices globally (excluding China and Russia) and the weighted average monthly mobile ARPU of $8 per user (annualized over twelve months), we estimate the Starlink Mobile market opportunity to be $740 billion as of 2025. We expect to continue to partner with mobile network operators globally as we expand coverage and participate in the broader mobile connectivity market. 2.3 Artificial Intelligence The market for artificial intelligence is currently undergoing significant structural growth, emerging as a foundational utility for the modern global economy and unlocking a highly valuable opportunity. Our frontier models, consumer and enterprise applications, and AI infrastructure solutions are strategically positioned to capture value across four key components of this vast ecosystem, resulting in an estimated total market opportunity of $26.5 trillion. (a) AI Infrastructure The Company’s AI infrastructure TAM of $2.4 trillion in 2030 is derived by converting projected global data center power demand in 2030 into estimated AI compute capacity (measured in GPUs), and applying assumed utilisation rates and prevailing market-based pricing for GPU compute in 2025 to estimate the corresponding annualised revenue opportunity using the information set out below:  According to RAND Corporation, global data center compute demand is estimated to reach 327 gigawatts in 2030 if AI chip production continues to increase between 1.3 and 2 times annually until 2030. 17 We believe this estimate reduces to 235 gigawatts if China and Russia are excluded, on the assumption that their proportion of global data center compute demand in 2030 remains consistent with recent years 18.  McKinsey estimates that by 2030, approximately 70% of data center capacity will be utilized for AI workloads. 19 We therefore estimate that of the 235 gigawatts estimate above, approximately 165 gigawatts will be used for AI compute demand in 2030.  To determine the number of GPUs corresponding to 165 gigawatts of data center power in 2030, we estimate total available IT power by assuming a target Power Usage Effectiveness (PUE)20 of 1.2 and an all-in chip power consumption per GPU of 1.3 kilowatts per GPU—that of a NVIDIA H100 SXM GPU. Applying these assumptions, AI workload demand of 165 gigawatts in 2030 would correspond to 104 million GPUs being required.  We then apply an 80% utilization rate per the National Electrical Installation Standards, reflecting the expected utilization of a GPU at any given time. This provides that there would be 83 million GPUs for sale in 2030 to address AI compute demand. 17 Rand Corporation, ‘AI’s Power Requirements Under Exponential Growth’ (January 2025). 18 In 2024, China’s percentage of global data center electricity consumption was 25% according to the International Energy Agency’s World Energy Outlook Special Report (2025). We estimate Russia’s percentage of global data center electricity demand as approximately 3.9% based on reports that its AI compute demand in 2024 was 4 gigawatts (according to TAdviser Commercial Data Centers) and global AI compute demand in 2025 was 102 gigawatts (JLL research). 19 https://www.mckinsey.com/industries/technology-media-and-telecommunications/our-insights/the-cost-of-compute-a-7-trillion- dollar-race-to-scale-data-centers. 20 Refers to the global standard metric for data center efficiency, calculated as the ratio of total facility power to IT equipment power.

150735369 v10 45  To calculate the monetary opportunity of providing these GPUs in 2030, we multiply this by a GPU rental rate of $3.33 per hour (over the course of a year), according to Silicon Data,21 which is based on the median of neocloud GPU rental rates in 2025.22 We note that the AI infrastructure TAM is an estimate of our market opportunity in 2030 that is derived from a number of assumptions based on prevailing industry benchmarks, in particular, the hourly GPU rental rate which has historically varied subject to market conditions. For further information on the risks in our calculation of this market opportunity, refer to the risk factor in paragraph 1.3 of Section 2 of this Australian Supplement. (b) Consumer Subscriptions As demand for AI solutions surges, fueled by widespread adoption of AI tools that enhance productivity, creativity, personalization, and real-time assistance in everyday life, consumers are increasingly turning to subscription-based access to high-performance AI platforms. These platforms, equipped with advanced reasoning, seamless real-time data integration, and multimodal capabilities, are essential in today’s ever-more receptive and interconnected world. We believe SpaceX is well positioned to address this opportunity through our X and Grok platforms by delivering a differentiated product centered on truth-seeking and real-time relevance. Our roadmap for future models contains multi-trillion parameter models, which could represent a step change in reasoning depth and overall intelligence. Through Grok’s integration with X and proprietary access to real-time data inflows, we believe we can better address a broader set of high-frequency, high-value consumer use cases and increase user engagement and willingness to pay, positioning Grok to capture a larger share of the consumer AI subscription market relative to standalone, non-integrated offerings. We estimate our market opportunity based on the global population of individuals (excluding China and Russia) aged 10 and over in 2025—approximately five and a half billion according to Euromonitor—multiplied by the weighted average monthly subscription revenue of $12, resulting in an annualized market opportunity of approximately $760 billion. Our weighted average monthly revenue assumes different monthly subscription fees across different geographies around the world. We assume $30 monthly cost of a SuperGrok subscription in high-income countries, $8 monthly cost in upper-middle and lower-middle income countries, and significantly lower monthly cost in low income countries, as defined by the World Bank. 23 (c) Digital Advertising Digital advertising represents a large and growing global market opportunity as businesses increase marketing budgets towards digital platforms that enable targeted advertising, measurable performance, and direct engagement with consumers. In 2025, global digital advertising spending totalled approximately $600 billion according to S&P Global Market Intelligence (excluding China and Russia). 24 We believe that X’s ability to combine large- scale user engagement, real-time content, and advanced AI-driven performance marketing tools positions us well to participate in this significant market opportunity. (d) Enterprise Applications AI is revolutionizing enterprise applications as organizations across industries increasingly adopt AI solutions to automate complex workflows, augment knowledge workers, enhance decision-making, redefine productivity, and improve operational efficiency. Specifically, we 21 https://www.silicondata.com/blog/h100-rental-price-over-time. 22 $3.33 is based on the median price from July to December 2025. 23 World Bank Group. https://data.worldbank.org/indicator/NY.GDP.MKTP.CD. ‘GDP (current US$)’ (Accessed 13 April 2026). 24 S&P Global Market Intelligence, ‘Global Advertising Forecasts December 2025 Release’ (December 2025).

150735369 v10 46 believe that our enterprise applications, including Macrohard (which is in early development) and agentic AI, will increasingly support knowledge workers across industries by automating routine cognitive tasks, assisting with research and analysis, generating content and code, and refining decision-making processes. Ultimately, we believe this transformation could evolve knowledge workers into empowered managers of autonomous agents, unlocking unprecedented levels of creativity and productivity. We believe we are still in the early days of AI transforming enterprises, with AI-powered enterprise applications poised to reshape, and ultimately address, the entire digital economy. The Digital Cooperation Organization (“DCO”) defines the digital economy as economic activity reliant on, significantly enhanced, or enabled by digital technologies and their applications, including the following products and services: AI and advanced analytics, blockchain and decentralized technologies, cloud services, digital connectivity, digital devices and the IoT, encryption and cybersecurity, immersive technologies, and robotics and autonomous systems.25 DCO estimates that the digital economy will grow three times faster in 2026 on a year-over-year basis compared to the estimated growth of the global GDP, reaching approximately $22.7 trillion in 2026. 26 In a survey of CTOs, senior technologists, policymakers, and digital economy experts, also conducted by DCO, AI and advanced analytics were identified by 69% of respondents as their top digital technology priority— higher than any other surveyed priority. 27 We believe that our enterprise strategy, which is focused on serving the digital needs of the world’s largest industries with AI solutions, positions us competitively to pursue this rapidly growing opportunity. However, AI does not currently address the entire digital economy, and therefore our enterprise applications TAM is an estimate of what we believe our AI can address in the future. For further information on the risks in our calculation of this market opportunity, refer to the risk factor in paragraph 1.3 of Section 2 of this Australian Supplement. 3 Future Markets not included in TAM We note that the section entitled “Our Market Opportunity” on pages 171 to 177 of the US Prospectus also refers to future markets we envision that ongoing advancements in our technology and infrastructure will unlock over time. These include amongst others, the lunar economy, long- haul point-to-point terrestrial travel, space tourism, passenger and cargo transport to the Moon and Mars, energy production and manufacturing on the Moon and Mars, in-orbit manufacturing and asteroid mining. These statements are not reflected in our TAM as they relate to prospects that remain nascent, with uncertain timing and scale. In considering these statements, you should have regard to the Cautionary Statement Regarding Future Market Opportunities in the Important Notices and Section 2 of this Australian Supplement (and in particular, paragraphs 1.3 and 1.4). 25 Digital Cooperation Organization, ‘Digital Economy Trends 2026’ (December 2025). 26 Digital Cooperation Organization, ‘Digital Economy Trends 2026’ (December 2025). 27 Digital Cooperation Organization, ‘Digital Economy Trends 2026’ (December 2025).

150735369 v10 47 SECTION 4 – DETAILS OF THE AUSTRALIAN OFFER 1 Details of the Australian Offer 1.1 Structure of Australian Offer SpaceX is extending the Global Offer at the Final Price to Australian resident investors (excluding institutional investors) under the Australian Offer. The Australian Offer is structured as follows:  the Broker Firm Offer, where Brokers invite their clients (excluding their institutional clients) with a registered address in Australia to make an application for Shares in the Australian Offer under the Australian Prospectus; and  the Australian DSP Offer, which is an offer to certain employees and persons resident in Australia, selected based on the discretion of our executive officers, which may include parties with whom we have a business relationship and friends and family of our executive officers, under the Directed Share Program. 1.2 Determination of Final Price All participants in the Global Offer (including in the Australian Offer) will pay the same Final Price. The Final Price will be determined by the Company and the underwriters following the conclusion of the Australian Offer period and may be set at a price above, below, or equal to the Indicative Price (being $135.00 per Share). You should note that the Indicative Price may change during the Australian Offer period. In determining the Final Price, consideration will be given to, but will not be limited to, the following factors:  the level of demand for Shares under the Global Offer;  the objective of maximising the proceeds of the Global Offer; and  the desire for an orderly secondary market in the Shares. The Final Price will not necessarily be the highest price at which Shares could be sold. The Final Price may be set above, below or equal to the Indicative Price. All successful applications under each component of the Global Offer will pay the same Final Price. The Final Price will be communicated to Australian resident investors in the form of a supplementary Australian Prospectus, which is expected to be lodged with ASIC on 11 June 2026. The supplementary Australian Prospectus will be lodged after the close of the Australian Offer and you will not have any right to withdraw your application as a result of the determination of the Final Price. That is, your application will remain valid and binding regardless of whether the Final Price is set above, below or equal to the Indicative Price.

150735369 v10 48 1.3 Offer Size Australian Offer There is no set number of Shares for, or minimum proceeds that will be raised from, the Australian Offer. 28 The final allocation of Shares as between offering jurisdictions (and therefore, the number of Shares offered in the Global Offer that will be made available under the Australian Offer) will be determined by SpaceX in consultation with the underwriters following completion of the Australian Offer period. Global Offer Assuming the Final Price is $135.00 per Share (being the Indicative Price) and the underwriters:  do not exercise the Overallotment Option (as discussed in paragraph 7 below), the Global Offer will raise net proceeds of approximately $74.4 billion after deducting underwriting discounts and commissions and estimated offering expenses payable by SpaceX; and  do exercise the Overallotment Option in full, the Global Offer will raise net proceeds of approximately $85.7 billion after deducting underwriting discounts and commissions and estimated offering expenses payable by SpaceX. 29 1.4 Use of proceeds We intend to use the net proceeds from the Global Offer (including all amounts raised under the Australian Offer) to fund our growth strategy, including the expansion of our AI compute infrastructure, enhancements to our launch infrastructure and launch vehicles, increases in the scale and capacity of our satellite constellations, and any remaining amounts for general corporate purposes. However, SpaceX cannot predict with certainty all of the particular uses for the net proceeds from the Global Offer or the amounts that it will actually spend on each of the uses set forth above. Accordingly, SpaceX’s management will have significant flexibility in applying the net proceeds from the Global Offer. The timing and amount of our actual expenditures will be based on many factors, including cash flows and the anticipated growth of our business. 1.5 Terms and Conditions of the Australian Offer The following table sets out the terms and conditions of the Australian Offer: Topic Summary What is the type of security being offered? Shares (being shares of Class A common stock, par value $0.001 per share, in SpaceX). 28 Other than Shares reserved for the Directed Share Program to the extent those Shares are offered to Australian resident retail investors and form part of the Australian Offer. 29 The underwriters will not receive any discount or commission on any Shares sold pursuant to the Overallotment Option.

150735369 v10 49 Topic Summary What are the rights and liabilities attached to the security being offered? A description of the material terms of the Shares, including the rights and liabilities attaching to the Shares, is set out in the section entitled “Description of Capital Stock” in the US Prospectus. The Company is incorporated in Texas, United States and has applied to be listed on Nasdaq and Nasdaq Texas. An investment in our Shares will be fundamentally different for Australian resident investors compared to an investment in an Australian incorporated ASX-listed company. A comparison of some of the material provisions of Australian law and Texas/United States law as they relate to holding shares, along with a description of relevant provisions of the Company’s charter and bylaws, is set out in Section 5 of this Australian Supplement. What is the consideration payable for each security being offered? Successful Applicants under the Australian Offer will pay the Final Price, which is expected to be the Indicative Price of $135.00 per Share. The Final Price will be determined following the end of the Australian Offer period and may be set above, below or equal to the Indicative Price. You should note that the Indicative Price may change during the Australian Offer period. Applicants under the Australian Offer will apply for a set dollar amount of Shares. Accordingly, Applicants will not know the number of Shares they will receive at the time they make their investment decision, nor will they know the Final Price. Except as required by law, Applicants cannot withdraw or vary their Applications, including as a result of the determination of the Final Price or a change to the Indicative Price during the Australian Offer period. Your Application will remain valid and binding regardless of whether the Final Price is set above, below or equal to the Indicative Price. What is the Australian Offer period? The Australian Offer opens on 4 June 2026 and is expected to end at 5:00pm (AEST) on 10 June 2026. The key dates are set out in the timetable in paragraph 3.4 of Section 1 of this Australian Supplement. The Australian Offer period, and all dates in the timetable are indicative only and may change without notice. The Company, in consultation with the underwriters, reserves the right to vary the times and dates of the Australian Offer without notice to you, including subject to applicable law, to close the Australian Offer early or to extend it, to accept late Applications or bids, either generally or in particular cases, or to cancel or withdraw all or any part of the Australian Offer. No Shares will be issued or sold on the basis of this Australian Prospectus later than 4 July 2027, being 13 months after the Prospectus Date. Is the Australian Offer underwritten? Yes, the Australian Offer forms part of the Global Offer, which is underwritten by the underwriters. Details of the underwriting arrangements are contained in the section entitled “Underwriting” of the US Prospectus. However, in respect of the Australian Offer, Shares will not be sold by us and acquired by the underwriters before being resold to successful participants in the Australian Offer. Instead, Shares allocated to

150735369 v10 50 Topic Summary successful participants in the Australian Offer will be offered and sold by the Company directly to such investors. Additionally, no underwriting activity will be undertaken directly in Australia. Who are the underwriters of the Global Offer? The underwriters of the Global Offer (including the Australian Offer) are Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Banco BTG Pactual S.A. – Cayman Branch, ING Bank N.V., Macquarie Capital (USA) Inc., Mirae Asset Securities Co., Ltd., Mizuho Securities USA LLC, Santander US Capital Markets LLC, Allen & Company LLC, Cantor Fitzgerald & Co., Needham & Company, LLC, Raymond James & Associates, Inc., SG Americas Securities, LLC, Stifel, Nicolaus & Company, Incorporated and William Blair & Company, L.L.C. Who is also involved in the administration of the Australian Offer? Macquarie Capital (Australia) Limited (“Macquarie Capital Australia”) is acting as Australian Co-ordinator to the Australian Offer. Commonwealth Securities Limited (referred to in this Australian Prospectus as “CommSec”) is acting as Lead Australian Retail Broker. Macquarie Capital Australia will be appointing other Brokers on behalf of the Company for the purposes of conducting the Broker Firm Offer. What is the minimum and maximum Application size under the Australian Offer? There is no minimum or maximum Application size under the Australian Offer. The underwriters and the Company reserve the right to treat any Applications in the Australian Offer that are from persons who they believe may be institutional investors, as bids in the institutional offer made under the US Prospectus or to reject the Applications. The underwriters and the Company also reserve the right to aggregate any Applications that they believe may be multiple Applications from the same person. What is the allocation policy? Allocation of Shares to the Australian Offer The final allocation of Shares as between offering jurisdictions (and therefore, the number of Shares offered in the Global Offer that will be made available under the Australian Offer (other than under the Australian DSP Offer)) will be determined by SpaceX in consultation with the underwriters following completion of the Australian Offer period. Broker Firm Offer The final allocation of Shares as between offering jurisdictions (and therefore, the number of Shares offered in the Global Offer that will be made available under the Australian Offer (other than under the Australian DSP Offer)) 30 will be determined by SpaceX in consultation with the underwriters following completion of the Australian Offer period. For Broker Firm Offer participants, the relevant Broker will decide how it allocates Shares among its clients, and it (and not the Company or the underwriters) will be responsible for ensuring that its clients who 30 Australian participants in the Directed Share Program will be determined solely by SpaceX.

150735369 v10 51 Topic Summary have received an allocation of Shares from it receive the relevant Shares. Australian DSP Offer The allocation of Shares in the Australian DSP Offer will be determined by the Company. Will the Shares be listed on the ASX? No. The Shares will not be listed on the ASX. We have only applied to list the Shares on the Nasdaq and Nasdaq Texas under the symbol “SPCX”. That means if you wish to deal in the Shares, you will need to do so on Nasdaq or Nasdaq Texas which operate in a different time zone to Australia and the ASX. Refer to the risk factor in paragraph 3.7 of Section 2 of this Australian Supplement for further information. When are the Shares expected to commence trading? It is expected that trading of the Shares on Nasdaq and Nasdaq Texas will commence on 12 June 2026. How will I know whether my Application has been successful? If you are an Applicant in the Broker Firm Offer, your Broker will notify of you as to whether your Application was successful and the number of Shares you will receive (if any). If you are an Applicant in the Australian DSP Offer, SpaceX will notify of you as to whether your Application was successful and the number of Shares you will receive (if any). Are there any lock-up arrangements? Yes. The Company, Mr. Musk and certain significant investors have agreed to lock-up arrangements which are described in the section entitled “Underwriting—Lock-up Agreements” on pages 268 to 273 of the US Prospectus. Has any ASIC modification been obtained or relied upon? ASIC has adopted a ‘no action’ position in respect of the Australian Offer which is substantively to the same effect as the ‘no action’ position announced by ASIC in its media release MR25-096 published on 10 June 2025. It provides that ASIC will not take any regulatory action where Applications received during the Exposure Period are processed during that period, provided no preference is conferred upon any Applications received during the Exposure Period. ASIC reserves the right to modify or withdraw the ‘no action’ position at any time. In such circumstances, any Application that has been received may need to be dealt with in accordance with Section 724 of the Corporations Act. ASIC also provided relief from the pre-prospectus advertising and publicity rules in section 734(2) of the Corporations Act which allowed advertisements and publications to be made by the Company, CommSec and the other Brokers to members of the Australian public (who are retail investors) communicating certain matters prior to lodgement of this Australian Prospectus. Are there any tax considerations? Yes. The tax consequences of any investment in Shares will depend upon an investor’s particular circumstances. Australian resident investors should obtain their own tax advice prior to deciding whether to participate in the Australian Offer.

150735369 v10 52 Topic Summary A summary of some material tax considerations for Australian resident investors is set out in Section 7 below. Australian resident investors should also read the section entitled “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock” on pages 262 to 265 of the US Prospectus for a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares that will apply to Non-U.S. Holders (as defined in that section). Are there any brokerage, commission or stamp duty considerations? No brokerage, commission or stamp duty is payable by Applicants on acquisition of Shares under the Offer. Your Broker may charge fees to convert your Application Payment from Australian dollars to US Dollars in accordance with their terms and conditions (refer to the risk factor in paragraph 3.5 of Section 2 of this Australian Supplement for more information). See paragraph 5 of Section 6 of this Australian Supplement for details of various fees payable by the Company in connection with the Australian Offer and Global Offer to the Underwriters, Macquarie Capital Australia and CommSec. 2 Broker Firm Offer 2.1 Who can apply The Broker Firm Offer is open to investors (excluding institutional investors) who have a residential address in Australia and who have received an invitation from a Broker to acquire Shares under this Australian Prospectus (or who have otherwise applied to their Broker for Shares pursuant to the arrangements made by their Broker for that purpose including, in the case of the CommSec, by applying through the CommSec website). Australian residents wishing to apply for Shares under the Australian Offer must do so through a Broker. CommSec is acting as Lead Australian Retail Broker to the Australian Offer. Australian residents who wish to apply for Shares in the Australian Offer may be able to do so through CommSec provided they have opened an International Shares Account with CommSec. For further information, including on how to open an International Shares Account with CommSec, visit www.commsec.com.au. 2.2 How to apply If you are an Applicant applying under the Broker Firm Offer, you should complete and lodge your Broker Firm Offer Application Form with the Broker from whom you received an invitation to participate. Broker Firm Offer Application Forms must be completed in accordance with the instructions given to you by your Broker and the instructions set out on the Broker Firm Offer Application Form. Your Broker will also provide instructions on the time by which you need to submit your completed Broker Firm Application Form and Application Payment. As noted above, the Australian Offer opens on 4 June 2026 and is expected to end at 5:00pm (AEST) on 10 June 2026. Applicants under the Broker Firm Offer should contact their Broker to request a copy of this Australian Prospectus and Broker Firm Offer Application Form. This Australian Prospectus can also be downloaded from www.spacexipo.com.

150735369 v10 53 By making an Application, you declare that you were given access to this Australian Prospectus (including any supplementary or replacement prospectus), together with a Broker Firm Offer Application Form. The Corporations Act prohibits any person from passing a Broker Firm Application Form to another person unless it is attached to, or accompanied by, a hard copy of this Australian Prospectus or the complete and unaltered electronic version of this Australian Prospectus. There is no minimum or maximum Application size under the Broker Firm Offer. SpaceX will determine the size of the Australian Offer in consultation with the Underwriters. Accordingly, Applicants may receive an allocation of Shares that is less than the value applied for, or may receive no allocation at all. For Broker Firm Offer Applicants, your Broker will decide how it allocates Shares among its clients, and it (and not the Company or the underwriters) will be responsible for ensuring that clients who have received an allocation of Shares from it receive the relevant Shares. The Company and underwriters reserve the right to aggregate any Applications that they believe may be multiple Applications from the same person or reject or scale back any Applications in the Broker Firm Offer. They may determine a person to be eligible to participate in the Broker Firm Offer, and may amend or waive the Broker Firm Offer Application procedures or requirements, in their discretion in compliance with applicable laws. Applicants under the Broker Firm Offer must lodge their Broker Firm Offer Application Form and Application Payment with their Broker in accordance with the Broker’s directions. SpaceX, the underwriters and the Australian Coordinator take no responsibility for any acts or omissions committed by your Broker in connection with your Application. The Broker Firm Offer opens on 4 June 2026 and is expected to close at 5:00pm (AEST) on 10 June 2026. The Company and the underwriters may elect to extend the Australian Offer or any part of it, or accept late Applications either generally or in particular cases. The Australian Offer, or any part of it, may be closed at any earlier date and time, without further notice. Your Broker may also impose an earlier closing date. Applicants are therefore encouraged to submit their Applications as early as possible. Please contact your Broker for instructions. 2.3 Payment currency The Final Price for Shares under the Broker Firm Offer is denominated in US Dollars. Applicants under the Broker Firm Offer should contact their Broker for information regarding the currency in which they are required to submit their Application Payment and the Broker’s approach to any foreign exchange conversion. Each Broker may adopt a different approach to foreign exchange conversion, and Applicants should contact their Broker directly for details (refer to the risk factor in paragraph 3.5 of Section 2 of this Australian Supplement for more information). 2.4 Payment methods Applicants under the Broker Firm Offer must pay their Application Payment to their Broker in accordance with instructions provided by that Broker. 2.5 Application Payments The Company reserves the right to decline any Application under the Broker Firm Offer in whole or in part, without giving any reason. Applicants under the Broker Firm Offer whose Applications are not accepted, or who are allocated a lesser number of Shares than the amount applied for, will receive a refund of all or part of their Application Payments, as applicable (refer to the risk factors

150735369 v10 54 in paragraphs 2.7 and 3.5 of Section 2 of this Australian Supplement for more information). Interest will not be paid on any monies refunded. Applicants whose Applications are accepted in full will receive the whole number of Shares calculated by dividing the Application Payment by the Final Price. Where the Final Price does not divide evenly into the Application Payment, the number of Shares to be allocated will be determined by the Applicant’s Broker. No refunds pursuant solely to rounding will be paid. 2.6 Acceptance of Applications An Application in the Broker Firm Offer is an offer by an Applicant to the Company to acquire Shares in the dollar amount specified in the Broker Firm Offer Application Form at the Final Price on the terms and conditions set out in this Australian Prospectus (including any supplementary or replacement prospectus) and the Broker Firm Offer Application Form. At the time of making an Application, an Applicant will not know the precise number of Shares they will be allocated and the price paid per Share until the Final Price is determined. To the extent permitted by law, an Application is irrevocable. An Application may be accepted in respect of the full amount, or any amount lower than that specified in the Broker Firm Offer Application Form, without further notice to the Applicant. Acceptance of an Application will give rise to a binding contract on allocation of Shares to the successful Applicant. 2.7 Allocation policy For Broker Firm Offer participants, the relevant Broker will decide how it allocates Shares among its clients, and it (and not the Company or the underwriters) will be responsible for ensuring that clients who have received an allocation of Shares from it receive the relevant Shares. 3 Australian DSP Offer 3.1 Who can apply The Australian DSP Offer is open to certain employees and persons resident in Australia selected based on the discretion of our executive officers, which may include parties with whom we have a business relationship and friends and family of our executive officers. 3.2 How to apply If you are an Australian resident investor who has received a personalised invitation to apply for Shares under the Australian DSP Offer and you wish to apply for Shares, you should follow the instructions on your personalised invitation to complete and lodge your Application. By making an Application under the Australian DSP Offer, you declare that you were invited to participate in the Directed Share Program and were given access to this Australian Prospectus (and any supplementary or replacement prospectus), together with an Australian DSP Offer Application Form. There is no minimum or maximum value of Shares that may be applied for under the Australian DSP Offer. However, the Company reserves the right to aggregate any Applications that they believe may be multiple Applications from the same person or reject or scale back any Applications in the Australian DSP Offer. They may determine a person to be eligible to participate in the Australian DSP Offer, and may amend or waive the Australian DSP Offer procedures or requirements, in their discretion in compliance with applicable laws. Applicants under Australian

150735369 v10 55 DSP Offer must lodge their Australian DSP Offer Application Form and Application Payment in accordance with their personalised invitation letter. The Australian DSP Offer opens on 4 June 2026 and is expected to close at 5:00pm (AEST) on 10 June 2026. The Company and the underwriters may elect to extend the Australian Offer or any part of it, or accept late Applications either generally or in particular cases. The Australian Offer, or any part of it, may be closed at any earlier date and time, without further notice. SpaceX may also impose an earlier closing date on participants in the Australian DSP Offer as set out in the invitation letter. Applicants are therefore encouraged to submit their Applications as early as possible. Please contact SpaceX for instructions. 3.3 Payment currency The Final Price for Shares under the Australian DSP Offer is denominated in US Dollars. Applicants under the Australian DSP Offer should follow the instructions in their personalised invitation to submit their Application Payment in the correct currency. Your application may be required to be made in Australian dollars and you may be subject to currency exchange risk (refer to the risk factor in paragraph 3.5 of Section 2 of this Australian Supplement for more information). 3.4 Payment methods Applicants under the Australian DSP Offer must pay their Application Payment by following the instructions in their personalised invitation. 3.5 Acceptance of Applications An Application in the Australian DSP Offer is an offer by an Applicant to the Company to acquire Shares in the dollar amount specified in the Australian DSP Offer Application Form at the Final Price on the terms and conditions set out in this Australian Prospectus (including any supplementary or replacement prospectus) and the Australian DSP Offer Application Form. At the time of making an Application, an Applicant will not know the precise number of Shares they will be allocated and the price paid per Share until the Final Price is determined. To the extent permitted by law, an Application is irrevocable. An Application may be accepted in respect of the full amount, or any amount lower than that specified in the Australian DSP Offer Application Form, without further notice to the Applicant. Acceptance of an Application will give rise to a binding contract on allocation of Shares to the successful Applicant. 3.6 Application Payments The Company reserves the right to decline any Application under the Australian DSP Offer in whole or in part, without giving any reason. Applicants under the Australian DSP Offer whose Applications are not accepted, or who are allocated a lesser number of Shares than the amount applied for, will receive a refund of all or part of their Application Payments, as applicable (refer to the risk factors in paragraphs 2.7 and 3.5 of Section 2 of this Australian Supplement for more information). Interest will not be paid on any monies refunded. Applicants whose Applications are accepted in full will receive the whole number of Shares calculated by dividing the Application Payment by the Final Price. Where the Final Price does not divide evenly into the Application Payment, the number of Shares to be allocated will be determined by the Company. No refunds pursuant solely to rounding will be paid.

150735369 v10 56 3.7 Allocation policy Allocations within the Australian DSP Offer will be at the absolute discretion of the Company. 4 Acknowledgements Applicants in the Australian Offer made under this Australian Prospectus will be deemed to have:  agreed to become a member of the Company and to be bound by the terms of our charter and/or bylaws and the terms and conditions of the Australian Offer and Global Offer;  acknowledged having personally received a complete and unaltered electronic copy of this Australian Prospectus (and any supplementary or replacement prospectus) including or accompanied by the Application Form and having read and understood them before applying for Shares, including without limitation, the risk factors in Section 2 of this Australian Supplement and the US Prospectus, and the “Cautionary Statement on Forward Looking Statements” and “Cautionary Statements Regarding Future Market Opportunities” in the Important Notices of this Australian Supplement;  declared that all details and statements in their Application Form are complete and accurate;  declared that the Applicant(s), if a natural person, is/are over 18 years of age;  acknowledged that, once the Company or a Broker receives an Application Form, it may not be withdrawn;  applied for the number of Shares at the Australian dollar amount (or US dollar amount if permitted by the Broker) shown on the Applicant’s Application Form (and that if they have applied in Australian dollars, that amount will be converted by their Broker into US dollars and that will be treated as the application size);  acknowledged that the Final Price may be set above, below or equal to the Indicative Price and the Indicative Price may be changed during the Australian Offer period, and that regardless of where the Final Price is set, their Application remains valid and binding and may not be withdrawn;  agreed to being allocated and issued or transferred the number of Shares applied for (or a lower number allocated in a way described in this Australian Prospectus), or no Shares at all;  authorised the Company, the underwriters, the Australian Coordinator and their respective officers or agents, to do anything on behalf of the Applicant(s) necessary for Shares to be allocated to the Applicant(s) using the contact details in the Application Form;  acknowledged that the Company does not intend to declare or pay cash dividends to holders of our common stock in the foreseeable future;  acknowledged that the information contained in this Australian Prospectus (or any supplementary or replacement prospectus) is not financial product advice or a recommendation that Shares are suitable for the Applicant(s), and does not take into account the personal circumstances, investment objectives, financial situation and particular needs (including financial and taxation issues) of the Applicant(s);  declared that the Applicant(s) is/are a resident of Australia and is/are not in the United States; and

150735369 v10 57  acknowledged and agreed that the Australian Offer may be withdrawn by the Company or may otherwise not proceed in the circumstances described in this Australian Prospectus. 5 Lock-up arrangements Our Founder and certain significant investors of our common stock, and securities convertible into, exchangeable for or that represent the right to receive our common stock (such persons, the “lock- up parties”), have agreed with the underwriters that certain shares owned by them (including 100% of the shares owned by our Founder) are subject to the restrictions described, and for a period outlined, in the section entitled “Underwriting” of the US Prospectus. 6 Shareholding structure of the Company The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 1, 2026 and as adjusted to give effect to the completion of this offering and transactions related thereto, for:  each person (or group of affiliated persons) known to us to beneficially own more than 5% of any class of our voting securities;  each of our named executive officers and directors; and  all of our executive officers and directors as a group. The percentage ownership information before the Global Offer shown in the table is based on 6,932,508,000 shares of our Class A common stock and 5,602,790,410 shares of our Class B common stock outstanding as of May 1, 2026, after giving effect to the Class C Reclassification, the Preferred Conversion, and the 2026 Stock Split. The percentage ownership information after this Global Offer shown in the table is based on 7,488,063,555 shares of our Class A common stock and 5,602,790,410 shares of our Class B common stock outstanding as of May 1, 2026, after giving effect to the sale of 555,555,555 shares of Class A common stock in the Global Offer and to the Class C Reclassification, the Preferred Conversion, and the 2026 Stock Split. To the extent that the underwriters sell more than 555,555,555 shares of Class A Common Stock, the underwriters have the option to purchase up to an additional 83,333,333 shares of Class A common stock from us. These amounts are shown assuming no exercise of the underwriters’ option to purchase additional shares of Class A common stock. The following table does not reflect any of the shares of Class A common stock that may be purchased in the Global Offer through the directed share program described in “Underwriting— Directed Share Program” of the US Prospectus. We have determined beneficial ownership in accordance with the rules of the SEC. Shares of common stock subject to options, warrants and rights that are exercisable within 60 days of May 1, 2026 are considered outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

	Shares Beneficially Owned Before the Global Offer					Shares Beneficially Owned After the Global Offer (No Exercise of Overallotment Option)				
	Class A common stock[8]		Class B common stock		Combined voting power	Class A common stock		Class B common stock		Combined voting power
	Number	%	Number	%	%	Number	%	Number	%	%
5% Shareholders:										
Elon Musk [1]	849,494,440	12.3 %	5,569,053,075	93.6 %	85.1 %	849,494,440	11.3 %	5,569,053,075	93.6%	84.4%
Named Executive Officers and Directors:										
Elon Musk [1]	849,494,440	12.3%	5,569,053,075	93.6%	85.1%	849,494,440	11.3%	5,569,053,075	93.6%	84.4%
Gwynne Shotwell [2]	5,759,610	*	7,113,550	*	*	5,759,610	*	7,113,550	*	*
Bret Johnsen [3]	9,048,565	*	—	*	*	9,048,565	*	—	*	*
Ira Ehrenpreis [4]	809,050	*	564,650	*	*	809,050	*	564,650	*	*
Randy Glein [5]	277,800	*	—	*	*	277,800	*	—	*	*
Antonio J. Gracias [6]	503,414,530	7.3%	—	*	*	503,414,530	6.7%	—	*	*
Donald Harrison	—	*	—	*	*	—	*	—	*	*
Steve Jurvetson	—	*	—	*	*	—	*	—	*	*
Luke Nosek [7]	32,987,360	*	—	*	*	32,987,360	*	—	*	*
All executive officers and directors as a group	1,401,791,355	20.2 %	5,576,731,275	93.7 %	86.0 %	1,402,027,270	18.7 %	5,576,731,275	93.7%	85.3%

* Represents beneficial ownership or voting power of less than 1%

(1) Includes (i) 1,302,072,285 shares of restricted Class B common stock issued to and held of record by Mr. Musk, which may be voted by Mr. Musk and the vesting of which is subject to the satisfaction of certain performance and other conditions, (ii) 842,091,670 shares of Class A common stock and 3,788,654,145 shares of Class B common stock held of record by the Elon Musk Revocable Trust dated July 22, 2003, of which Mr. Musk serves as trustee, (iii) 900,495 shares of Class B common stock held of record by the Musk 2017 Sprinkling Trust dated 12/12/2017, of which Mr. Musk serves as trustee, (iv) 7,402,770 shares of Class A common stock held of record by the EM 2024 GRAT-A under agreement dated November 26, 2024, of which Mr. Musk serves as trustee, (v) 127,426,150 shares of Class B common stock held of record by the Mission Trust dated December 12, 2019, of which Mr. Musk serves as trustee, and (vi) 350,000,000 shares of Class B common stock issuable to Mr. Musk upon exercise of options exercisable within 60 days of May 1, 2026. The reported amounts include 237,530 shares of Class A common stock pledged as security for personal indebtedness

(2) Includes (i) 2,472,035 shares of Class A common stock and 7,113,550 shares of Class B common stock held of record by Ms. Shotwell, (ii) 1,556,055 shares of Class A common stock held of record by QM GS 2021 Exempt Trust, of which Ms. Shotwell and her spouse serve as trustees, (iii) 1,556,005 shares of Class A common stock held of record by QM RS 2021 Exempt Trust, of which Ms. Shotwell and her spouse serve as trustees, and (iv) 175,515 shares of Class A common stock issuable to Ms. Shotwell upon exercise of options exercisable within 60 days of May 1, 2026.

(3) Includes (i) 2,518,540 shares of Class A common stock held of record by B & C Johnsen Holdings LLC, of which Mr. Johnsen and his spouse serve as managers, (ii) 3,867,560 shares of Class A common stock held of record by the Bret and Catherine Johnsen Family Trust dated July 2, 2015, of which Mr. Johnsen and his spouse serve as trustees, and (iii) 2,662,465 shares of Class A common stock issuable to Mr. Johnsen upon exercise of options exercisable within 60 days of May 1, 2026.

(4) Consists of 809,050 shares of Class A common stock and 564,650 shares of Class B common stock held of record by a revocable trust, of which Mr. Ehrenpreis and his spouse serve as trustees.

(5) Represents 277,800 shares of Class A common stock held of record by Galaxy2021 Partners, LLC for which Mr. Glein serves as a manager. Mr. Glein disclaims beneficial ownership of the shares held of record by Galaxy2021 Partners, LLC, except to the extent of his pecuniary interest therein.

(6) Consists of shares of Class A common stock held of record by the following: (i) 16,250,015 shares held by CV Consortio A LLC, (ii) 5,154,650 shares held by CV Consortio F LLC, (iii) 4,464,250 shares held by CV Consortio G LLC, (iv) 2,375,295 shares held by CV Consortio M LLC, (v) 4,652,600 shares held by CV Consortio N LLC, (vi) 3,648,645 shares held by KVSX I L.P., (vii) 1,118,920 shares held by TM33 Partner Holdings LLC, (viii) 911,430 shares held by Valor Equity Partners Opportunity Fund I L.P., (ix) 190,610 shares held by Valor Equity Partners Opportunity Fund I-A L.P., (x) 1,576,525 shares held by Valor Equity Partners Opportunity Fund I-B L.P., (xi) 20,529,605 shares held by Valor Equity Partners VI L.P., (xii) 495,880 shares held by Valor Equity Partners VI-A L.P., (xiii) 13,152,840 shares held by Valor Equity Partners VI-B L.P., (xiv) 52,569,550 shares held by Valor IV Space Holdings, LLC, (xv) 39,793,000 shares held by Valor M33 II L.P., (xvi) 22,066,800 shares held by Valor

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150735369 v10 59 M33 IV L.P., (xvii) 77,810,800 shares held by Valor M33 V L.P., (xviii) 8,939,445 shares held by Valor M33 VI L.P., (xix) 31,083,705 shares held by Valor M33 L.P., (xx) 7,552,000 shares held by Valor R&D Series LLC, (xxi) 97,883,000 shares held by Valor Space Holdings, LLC, (xxii) 34,051,100 shares held by Valor V Space Holdings, L.P., (xxiii) 1,179,245 shares held by Valor VII Space Holdings, L.P., (xxiv) 20,497,155 shares held by VG 1.0 L.P., (xxv) 4,272,795 shares held by VG 2.0 L.P., (xxvi) 783,920 shares held by VG AI Holdings L.P., (xxvii) 27,462,910 shares held by VGX 1.0 L.P., (xxviii) 669,600 shares held by VOF Space Holdings L.P., (xxix) 1,197,160 shares held by VSV II XAI Holdings L.P., and (xxx) 1,081,080 shares held by VX Holdings L.P. (collectively, “Valor Entities”). By virtue of his position with the Valor Entities or the general partners of the Valor Entities, Antonio J. Gracias may be deemed to have beneficial ownership of the shares held of record by the Valor Entities. Mr. Gracias disclaims beneficial ownership of the shares held of record by each of the Valor Entities, except to the extent of his pecuniary interest therein. The address for each of the Valor Entities identified in this footnote and Antonio Gracias is c/o Valor Equity Partners, 320 North Sangamon Street, Suite 1200, Chicago, IL 60607. (7) Includes (i) 24,889,350 shares of Class A common stock held of record by Mr. Nosek and (ii) 8,098,010 shares of Class A common stock held of record by Nosek Capital, LLC, for which Mr. Nosek is the managing member. The reported amounts include 2,381,000 shares of Class A common stock pledged as security for personal indebtedness. (8) The amounts in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the persons listed therein. Each share of Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. In addition, subject to certain exceptions, each share of Class B common stock will convert automatically into one share of Class A common stock upon any sale of such share of Class B common stock or any legal or beneficial interest in such share, as described in “Description of Capital Stock—Common Stock—Conversion” Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute ownership to persons who have or share voting or investment power with respect to the relevant securities. Shares of Class A Common Stock that may be acquired within 60 days upon conversion of outstanding Class B Common Stock are deemed to be beneficially owned. Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class(es) of securities owned by any other person. Except as indicated in these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all securities shown as beneficially owned by them. Moreover, as described in “Description of Capital Stock—Voting Rights,” subject to the terms of our charter, each holder of our Class A common stock is entitled to one vote per share, and each holder of our Class B common stock is entitled to ten votes per share. Holders of our Class B common stock, voting separately as a class, are entitled to elect 51% of the total number of authorized directors (rounded up to the nearest whole number). 7 Market Stabilisation Activities In order to facilitate the Global Offer (including the Australian Offer) of our Class A Common Stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Common Stock as described below. The underwriters are not required to engage in these activities and may end any of these activities at any time. 7.1 Short Position The underwriters may sell to IPO investors more shares of Class A Common Stock than they are obligated to purchase under the underwriting agreement, creating a short position. (a) Covered Short Positions The underwriters may acquire shares of Class A Common Stock to satisfy the short position by exercising the Overallotment Option to purchase up to an additional 83,333,333 Shares (representing up to 15% of the Shares available under the Global Offer), at the Final Price, during the Stabilisation Period which ends 30 days after the date of the US Prospectus. Where the underwriters can fulfil the sale of Shares created by the short position by exercising the Overallotment Option, this is referred to as a “covered short sale” in this Australian Prospectus. Despite being able to fulfil the sale of Shares created by the short position for a covered short sale, the underwriters may nevertheless determine to close the short position by purchasing Shares in

150735369 v10 60 the open market. In determining the source of Shares to close out a covered short position, the underwriters will consider, among other things, the open market price of our Class A Common Stock compared to the price available under the option to purchase additional shares. (b) Naked Short Position The underwriters may also sell shares of Class A Common Stock in excess of the Overallotment Option, creating a “naked short position”. The underwriters must close out any naked short position by purchasing shares of Class A Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A Common Stock in the open market after pricing that could adversely affect investors who purchase shares of Class A Common Stock in the Global Offer. 7.2 Purchases of and Bids for Shares As an additional means of facilitating the Global Offer, the underwriters may bid for, and purchase, shares of Class A Common Stock in the open market to stabilize the price of our Class A Common Stock. These activities may raise or maintain the market price of our Class A Common Stock above independent market levels or prevent or retard a decline in the market price of our Class A Common Stock. 7.3 Effect of Market Stabilisation Activities on Australian Resident Investors Australian resident investors should be aware that the market stabilisation activities the underwriters may perform could affect the price, liquidity and number of Shares on issue including as follows: (a) market stabilisation activities may raise or maintain the market price of the Shares above the level that might otherwise prevail, or prevent or slow a decline in the market price. The trading price of the Shares during the Stabilisation Period may not accurately reflect independent supply and demand for Shares. Australian resident investors should also be aware that were we listing on ASX there would be additional restrictions imposed on stabilisation activities of this kind which will not apply under the Global Offer. For example, and most importantly, there will be no obligation on us or the stabilisation agent to provide daily disclosure to the market about whether any stabilisation or short covering trades have been undertaken in the day prior. This means that it will not be possible to know whether market stabilisation activities are being carried out and could be impacting the market price or trading volumes of our Shares; (b) where the underwriters purchase Shares on the open market to close out a short position, those purchases may temporarily increase trading volumes and liquidity on Nasdaq. Trading volumes and liquidity during any stabilisation period may not be representative of the levels that will prevail after market stabilisation activities cease; and (c) the final number of Shares on issue following completion of the Global Offer, and the Global Offer size, as well as the number of Shares held by our existing and new shareholders, will depend on whether and to what extent the Overallotment Option is exercised. Refer to the table in paragraph 7 of Section 4 of this Australian Supplement for further information. Irrespective of whether market stabilisation activities are undertaken, there is no guarantee that the trading price of the Shares on Nasdaq will not fall below the Final Price at any time. The underwriters may cease market stabilisation activities at any time and without notice, and any price

150735369 v10 61 support provided by such activities is temporary in nature. Australian resident investors should not rely on the possibility of market stabilisation activities when making their investment decision.

150735369 v10 62 SECTION 5 – FURTHER INFORMATION ON THE SHARES The Company is incorporated in Texas, United States and has applied to be listed on Nasdaq. An investment in our Shares will be fundamentally different for Australian resident investors compared to an investment in an Australian public company listed on the ASX. The following table contains a comparison of some of the material provisions of Australian law and Texas/United States law as they relate to holding shares, along with a description of relevant provisions of the Company’s charter and bylaws. This comparison is intended to assist Australian resident investors in understanding how the Company’s legal and regulatory environment may differ from the legal and regulatory environment that generally applies to an Australian incorporated ASX-listed companies. This summary is provided for general information and does not purport to be a comprehensive or definitive statement of the relevant laws or matters set out below. Topic Australian Incorporated ASX-listed companies SpaceX Voting rights Voting is generally proportionate to economic ownership, on a one-vote- per-share basis. Other than in rare exceptions, Australian incorporated ASX-listed companies do not have multiple classes of voting shares on issue. We will have a dual class share structure where Class B Common Stock will have ten votes per share, whereas Class A Common Stock will have one vote per share. The Class C Common Stock will have no voting rights. Voting classes Generally, all shareholders vote together in the same class on all resolutions to be considered at a shareholders meeting. Exceptions to the general rule apply, for example, where the Corporations Act and ASX Listing Rules exclude some shareholders from voting on certain resolutions, such as related parties and their associates from voting on related party transactions (see “Related Party Transactions” below). Matters considered by shareholders require either an ordinary resolution (50.01% of votes cast to be in favour) or a special resolution (75% of votes cast to be in favour) to be approved. The Class B and Class A Common Stock will vote together in shareholder meetings (except for certain matters where Class B Common Stock holders have certain rights as outlined below). Our charter will provide that:  51% of the total number of authorised directors constituting our board (rounded up to the nearest whole number) will be appointed by the Class B Common Stockholders voting in a separate class, for so long as any shares of Class B Common Stock remain outstanding. The remaining directors will be appointed by Class A and Class B Common Stockholders voting together;  Mr Musk cannot be removed from the board and leadership roles (Chief Executive Officer and Chairman of our board), without approval from at least a majority of the Class B Common Stock outstanding, voting in a separate class;

150735369 v10 63 Topic Australian Incorporated ASX-listed companies SpaceX  any amendment to our charter that would make any change in the rights, powers, preferences and privileges of the Class B Common Stock requires approval from at least a majority of the Class B Common Stock outstanding, voting in a separate class; and  certain combinations, mergers or sales of the Company, as described in our charter, require approval from at least a majority of the Class B Common Stock outstanding, voting in a separate class. Due to Mr Musk’s holding of Class A and Class B Shares following completion of the Global Offer, he will control all outcomes of matters requiring shareholder approval, including the election and removal of all directors. Refer to the risk factor in paragraph 2.1 of Section 2 of this Australian Supplement for more information. Variations of class rights Special resolution passed at a general meeting of the affected share class required. In addition to any other required vote, under our charter, the approval of the Class B Common Stock, voting separately as a class, is required to approve any amendment to our charter that would make any change in the rights, powers, preferences and privileges of the Class B common stock (including with respect to Class B Directors), among other things. Section 21.373 of the TBOC permits a “nationally listed corporation” to amend its governing documents to elect to impose stock ownership requirements on shareholders seeking to submit a proposal on a matter (other than director nominations and procedural resolutions ancillary to the conduct of a shareholder meeting) to the shareholders of such corporation for approval at a shareholder meeting, as detailed in the section entitled “Description of Capital Stock” of the US Prospectus. The Company’s bylaws will adopt these requirements for submitting a shareholder proposal to go into effect immediately upon the completion of this

150735369 v10 64 Topic Australian Incorporated ASX-listed companies SpaceX offering, when we will qualify as a “nationally listed corporation”. Re-election of directors Under the ASX Listing Rules, a director of an ASX-listed company may not hold office (without re-election) for a continuous period in excess of three years, or past the third annual general meeting following the director's appointment or last election, whichever is the longer. An ASX-listed company's managing director is typically exempt from the retirement by rotation requirements. Our board will be subject to annual elections. Each director will hold office until the next annual meeting of our shareholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal (as provided in our charter). Due to Mr Musk’s holding of Class A and Class B Shares following completion of the Global Offer, he will control the decision of annual elections of the board. Removal of directors Primarily removed by the passing of an ordinary resolution by shareholders at a general meeting. Class B Directors Class B Directors (those elected by holders of Class B Common Stock) may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a class. Common Stock Directors Common Stock Directors (those elected by holders of Class A and Class B Common Stock voting together) may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of voting common stock, voting together as a single class. Due to Mr Musk’s holding of Class A and Class B Shares following completion of the Global Offer, he will control all decisions to remove directors. In addition, notwithstanding the general removal provisions, Mr. Musk may only be removed from the board and from his Chief Executive Officer and Chairman of the board leadership positions with the approval of the holders of at least a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a class. Dividends All shareholders are entitled to the same dividend per share. No material difference. However, we do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future (refer to the risk factor in paragraph

150735369 v10 65 Topic Australian Incorporated ASX-listed companies SpaceX 2.5 of Section 2 of this Australian Supplement for more information). Participation on winding up Shareholders generally entitled to participate equally on a winding up but rank after creditors. No material difference. Dilution protection Under ASX Listing Rule 7.1, ASX- listed companies can issue up to 15% of their fully paid ordinary securities within a rolling 12-month period without shareholder approval. No requirement to have share capital ‘authorised’ before being issued. The Nasdaq listing requirements require shareholder approval of certain issuances equal to or exceeding 20% of our then- outstanding voting power or our then- outstanding number of shares of common stock. We have authorized but unissued capital of common stock, and preferred stock available for future issuances without shareholder approval (subject to the Nasdaq listing requirements noted above) – refer to the section entitled “Description of Capital Stock” in the US Prospectus for further information. We cannot issue common stock above this authorized amount without amending our certificate of formation, which would require shareholder approval. Due to Mr. Musk’s holding of Class A and Class B Shares following completion of the Global Offer, he will generally be able to approve the above matters requiring shareholder approval. Related Party Transactions The Corporations Act would require a company, or an entity it controls, to obtain member approval before giving a financial benefit to a “related party”. A related party includes current and recent directors, their spouses and relatives, and entities they control. Approval is not required if the benefit is given on terms that would be We will adopt a written policy pursuant to which the audit committee will review and approve or disapprove certain “related person transactions”31 with our directors, executive officers and holders of more than 5% of any class of our voting securities and certain of their family members and affiliates. In approving or disapproving any such transaction, we expect that our audit 31 A “relevant person transaction” means any transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “relevant person” means: (1) any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors; (2) any person who is known by us to be the beneficial owner of more than 5.0% of any class of our common stock; and (3) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister- in-law of a director, executive officer or a beneficial owner of more than 5.0% of any class of our common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of any class of our common stock.

150735369 v10 66 Topic Australian Incorporated ASX-listed companies SpaceX reasonable if the parties were dealing at arm's length. An ASX-listed company must also comply with Chapter 10 of the ASX Listing Rules. Those Rules require shareholder approval for transactions involving related parties (which is defined similarly to the definition used in the Corporations Act as briefly summarised above) as well as in some cases shareholders holding 10% or more of the shares on issue. Shareholder approvals would be required for acquisitions or disposals of substantial assets, issues of securities, and director remuneration. There is no ‘arm’s length’ exception for a transaction requiring shareholder approval under Chapter 10 of the ASX Listing Rules, but certain other exceptions may apply. committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee. Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval or disapproval of the transaction. In addition, certain transactions (including compensation arrangements with our executives and directors) will constitute pre-approved related person transactions under the terms of our policy. Corporate Governance Under the ASX Listing Rules, ASX- listed companies must prepare a corporate governance statement annually disclosing the extent to which it has followed the ASX Corporate Governance Council’s Principles and Recommendations (ASX CG Recommendations) in the reporting period. The ASX CG Recommendations are not prescriptions, but are guidelines. Where a company does not follow a recommendation, it must identify the recommendation that has not been followed and give reasons for not following it in its corporate governance statement. There are a limited number of requirements which are mandatory depending on the size and scale of the company (such as a requirement to have an audit committee comprised entirely of independent directors for certain larger companies). The ASX CG Recommendations include, amongst other things, a guideline that ASX-listed companies have a majority of their board consisting of independent directors as SpaceX will be a "controlled company" under the listing rules of Nasdaq and Nasdaq Texas because Mr. Musk will hold more than 50% of the voting power with respect to director elections. Under the listing rules of Nasdaq and Nasdaq Texas, as a controlled company, we may elect not to comply with certain corporate governance requirements, including the requirements that:  a majority of our board consist of independent directors;  director nominees be selected or recommended for board of directors’ selection by a nominating committee composed entirely of independent directors, with a written charter addressing the nominations process as required under the listing rules of Nasdaq and Nasdaq Texas;  the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

150735369 v10 67 Topic Australian Incorporated ASX-listed companies SpaceX defined under the ASX CG Recommendations.  annual performance evaluations of the compensation and nominating committees be conducted. Following the completion of the Global Offer, we intend to utilize some of these exemptions as explained in paragraph 2.5 of Section 2 above. As a controlled company, we will remain subject to Nasdaq’s rules that require us to have an audit committee composed entirely of independent directors. Shareholders' right to requisition a meeting The Corporations Act requires that directors of a company call a general meeting on the request of members with at least 5% of the votes that may be cast at the general meeting or at least 100 shareholders who are entitled to vote at a general meeting. Shareholders with at least 5% of the votes that may be cast at the general meeting may also call and arrange to hold a general meeting at their own expense. Our charter will provide that special meetings of shareholders may be called by the chairman of the board, the chief executive officer, the president (to the extent required by the TBOC), the board, the Company’s founder or by shareholders holding not less than 50% (or the highest percentage of ownership that may be set under the TBOC) of the Company’s then outstanding shares of capital stock entitled to vote on the proposed action at the meeting. Shareholders' right to appoint proxies to attend and vote at meetings on their behalf Under the Corporations Act, a member of a company who is entitled to attend and cast a vote at a meeting of the company's members may appoint a person as the member's proxy to attend and vote for the member at the meeting. Every shareholder present in person or by proxy is entitled to one vote for each share held on the record date for the meeting on all matters submitted to a vote of shareholder. No material difference, other than the voting rights of Class A Common Stock and Class B Common Stock as outlined above under “Voting rights”. "Two Strikes" rule in relation to remuneration reports The Corporations Act requires that a company’s annual report must include a report by the directors on the company's remuneration framework (called a remuneration report). A resolution must be put to shareholders at each annual general meeting of the company's shareholders seeking approval for the remuneration report. The approval is advisory only, however, if 25% or more of votes cast are against the remuneration report at The Exchange Act, requires publicly traded US companies to have an advisory shareholder vote on pay (a “say-on-pay” vote) at least once every three years. The results of the say-on-pay vote are non- binding, but the Company is required to disclose in subsequent filings how it has considered the outcome of the vote when making compensation decisions.

150735369 v10 68 Topic Australian Incorporated ASX-listed companies SpaceX two consecutive annual general meetings (i.e., 'two strikes'), an ordinary (50.01%) resolution must be put to shareholders at the second annual general meeting proposing that a further meeting be held within 90 days at which all of the non-executive directors who approved the second remuneration report must resign and stand for re‑election. Disclosure of substantial holdings The Corporations Act requires every person who is a substantial holder to notify the Australian incorporated ASX- listed company and the ASX within 2 business days that they are a substantial holder and to give prescribed information in relation to their holding if:  the person begins to have, or ceases to have, a substantial holding in the Australian incorporated ASX-listed company;  the person has a substantial holding in the Australian incorporated ASX-listed company and there is a movement of at least 1% in their holding; or  the person makes a takeover bid for securities of the Australian incorporated ASX-listed company. Under the Corporations Act a person has a substantial holding if the total votes attached to voting shares in the Australian incorporated ASX-listed company in which they or their associates have relevant interests is 5% or more of the total number of votes attached to voting shares, or the person has made a takeover bid for voting shares in the Australian incorporated ASX-listed company and the bid period has started and not yet ended. The Company is required under the Exchange Act to report on the beneficial ownership of its Securities by (i) directors, (ii) officers, and (iii) shareholders owning more than 10% of the Company’s shares. In addition, the Exchange Act requires every person (or group of persons) who acquires beneficial ownership of 5% or more of the Company’s securities to disclose to the SEC:  how many securities are beneficially owned by the filing person;  whether there is a movement of at least 1% in their beneficial ownership; and  whether they have intent to control or influence control of the Company. Periodic disclosure is also required on an annual basis, which will identify any instances where persons cease to have a beneficial interest in over 5% of the Securities. Relevantly, the concept of “beneficial ownership” under US securities laws is wider than the similar concept under Australian securities laws and is broadly similar to the concept of “voting power” under Australian takeovers laws. Control transactions The Corporations Act prohibits a person from acquiring a relevant interest in issued voting shares in a US companies are not subject to a mandatory takeover threshold in the way

150735369 v10 69 Topic Australian Incorporated ASX-listed companies SpaceX company through a transaction in relation to securities entered into by that person (or on behalf of that person) if as a result of that transaction, that person or someone else’s voting power in the Australian incorporated ASX-listed company will increase:  from 20% or below to more than 20%, or  from a starting point that is above 20% and below 90%. This prohibition is subject to several exceptions, including:  a takeover bid;  a scheme of arrangement;  a transaction approved by the company’s shareholders; or  acquisitions under the ‘creep’ provision, permitting a person to acquire shares every six months where doing so does not increase its voting power by more than 3% higher than it had in the 6 months before the acquisition. The restrictions above often lead to control (i.e. 20% or more of the shares) of an Australian incorporated ASX- listed company not being acquired by a person without that person having made a takeover bid or scheme of arrangement proposal that will often include a control premium. an Australian incorporated ASX-listed company would. There are also provisions of our charter and our bylaws that may have an anti- takeover effect, including:  Mr Musk’s level of control over shareholder matters, including appointment of directors, as outlined above under “Voting rights”;  our charter will not permit cumulative voting in the election of directors;32  our charter restricts who can call a special meeting of shareholders (see “Shareholders' right to requisition a meeting” above);  our charter will not permit action to be taken without shareholder meetings by written consent (see “Meetings” below); and  our bylaws will require advance notification of shareholder meetings, nominations and proposals. Meetings Annual general meetings must be held once a year and other general meetings can be held at any time. Notice of all shareholder meetings must be provided to shareholders at least 28 days before the meeting. Our charter will provide that action required to be taken at any annual or special meeting of the shareholders (or Class B shareholders) may be taken without a meeting, without prior notice and without a vote if a consent or consents in 32 Cumulative voting is a type of voting system that helps strengthen the ability of minority shareholders to elect a director. This method allows shareholders to cast all of their votes for a single nominee for the board of directors when the company has multiple openings on its board. In contrast, in "regular" or "statutory" voting, shareholders may not give more than one vote per share to any single nominee. For example, if the election is for four directors and you hold 500 shares (with one vote per share), under the regular method you could vote a maximum of 500 shares for each one candidate (giving you 2,000 votes total—500 votes per each of the four candidates). With cumulative voting, you are afforded the 2,000 votes from the start and could choose to vote all 2,000 votes for one candidate, 1,000 each to two candidates, or otherwise divide your votes whichever way you wanted. Note that Australian companies do not typically have cumulative voting either.

150735369 v10 70 Topic Australian Incorporated ASX-listed companies SpaceX writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. Notwithstanding the foregoing, under the listing rules of Nasdaq and Nasdaq Texas, we will be required to have annual meetings of shareholders for certain matters, including voting on election of directors. Reporting requirements – continuous and periodic disclosure The continuous disclosure obligations under the Corporations Act require that a disclosing entity must immediately disclose to the market any information that a reasonable person would expect to have a material effect on the price or value of its securities. This obligation is mirrored in ASX Listing Rule 3.1, which mandates prompt disclosure of market- sensitive information to the ASX. Exceptions apply in limited cases, such as where the information remains confidential and concerns an incomplete proposal or negotiation. In addition to continuous disclosure, disclosing entities must comply with periodic reporting requirements. These include lodging audited annual financial reports, half-yearly financial reports, and directors' reports with ASIC within prescribed timeframes. The reports must be prepared in accordance with Australian Accounting Standards and must be presented in a clear, concise and effective manner. As a result of the Global Offer, the Company will become subject to the reporting requirements of the Exchange Act and will file with or furnish to the SEC periodic reports and other information, including:  annual reports on Form 10-K, containing, among other things, the Company’s financial statements, management’s discussion and analysis of financial condition and results of operation, and disclosures about certain risks;  quarterly reports on Form 10-Q, containing, among other things, the Company’s financial statements, management’s discussion and analysis of financial condition and results of operation, and disclosures about certain risks; and  current reports on Form 8-K, upon the occurrence of certain specified events. Depending on the nature of the event, Form 8-Ks are required to be filed within up to four business days of the occurrence of the certain specified events, and accordingly, there may be less immediacy with respect to the Company’s disclosure of certain material information than what would apply if we were listed on the ASX. Shareholder protections against Under the Corporations Act, shareholders have statutory remedies for oppressive or unfair conduct in respect of a company's affairs and a Texas law does not allow a shareholder to bring legal action for oppressive or unfair conduct in respect of the Company's affairs.

150735369 v10 71 Topic Australian Incorporated ASX-listed companies SpaceX oppressive conduct court can make any order as it sees appropriate. Exclusive forum, jury trial waiver and mandatory arbitration Australian incorporated ASX-listed companies do not typically adopt exclusive forum selection, jury-trial waivers or mandatory arbitration restrictions against shareholders. The Company’s bylaws will:  act to prevent a shareholder from bringing certain legal actions in a court other than the Texan Business Court, Eleventh Division;  deem shareholders to have irrevocably and unconditionally waived any right it may have to a trial by jury in any legal action or proceeding against the Company or its directors and executive officers; and  to the extent a court of competent jurisdiction (which is a court that possesses personal and subject matter jurisdiction) were to decline, in a final and unappealable judgment, to transfer a dispute against the Company and its executive officers and directors to the Business Court, require such dispute to be resolved through mandatory arbitration rather than litigation in a court. For more information, see the section entitled “Description of Capital Stock” of the US Prospectus. Shareholders’ rights to bring or intervene in legal proceedings on behalf of the Company The Corporations Act permits a shareholder to apply to the court for leave to bring proceedings on behalf of a company, or to intervene in proceedings to which a company is a party for the purpose of taking responsibility on behalf of the company for those proceedings, or for a particular step in those proceedings. The court must grant the application if it is satisfied that:  it is probable that the company will not itself bring the proceedings, or properly take responsibility for them, or for the steps in them;  the applicant is acting in good faith; Under the TBOC, a Shareholder may bring a derivative action on behalf of the Company where those in control of the Company have failed to assert a claim belonging to the Company. The Company’s bylaws will specify that the required ownership threshold for a shareholder or group of shareholders to institute or maintain a derivative proceeding in the right of the Company for purposes of Section 21.552(a)(3) of the TBOC will be 3% of the outstanding shares of common stock of the Company. This provision will continue to apply so long as any shares of the Company’s common stock are listed for trading on a national securities exchange or the Company affirmatively elects to be governed by TBOC 21.419 and has 500 or more shareholders.

150735369 v10 72 Topic Australian Incorporated ASX-listed companies SpaceX  it is in the best interests of the company that the applicant be granted leave;  if the applicant is applying for leave to bring proceedings, there is a serious question to be tried; and  either at least 14 days before making the application, the applicant gave written notice to the company of the intention to apply for leave and of the reasons for applying, or the court considers it appropriate to grant leave. The Corporations Act provides that proceedings brought or intervened in with leave must not be discontinued, compromised or settled without the leave of the court. The TBOC also permits corporations to request a court, at the start of a transaction (including related party transactions) or investigation of a derivative claim, to judicially determine the independence and disinterestedness of directors on special committees reviewing transactions or individuals on panels reviewing derivative claims. Additionally, under Section 21.419 of the TBOC, directors and officers are presumed to act (i) in good faith, (ii) on an informed basis, (iii) in furtherance of the interests of the Company, and (iv) in obedience to the law and the Company’s governing documents. A claimant must rebut one or more of those presumptions and prove that (A) the director’s or officer’s act or omission constitutes a breach of one or more of the person’s duties as a director or officer and (B) the breach involved fraud, intentional misconduct, an ultra vires act or a knowing violation of law. See also the exclusive forum, jury trial waiver and mandatory arbitration restrictions set out above, which will apply to any derivative proceeding (unless deemed unenforceable by a court). Limitations on liability and indemnification of officers and directors Under the Corporations Act, a company cannot:  exempt an officer or auditor from liability incurred in their capacity as an officer or auditor;  indemnify an officer or auditor against a liability owed to the company or a related body corporate of the company; or indemnify an officer or auditor against the legal costs incurred in defending certain legal proceedings, including proceedings in which the person is found liable to the company or a related body corporate. Our charter will include a provision eliminating monetary liability of directors and officers for acts or omissions in that capacity to the fullest extent permitted by the TBOC, except for:  a breach of the duty of loyalty to the Company or its shareholders;  acts not in good faith involving intentional misconduct or a knowing violation of law;  transactions yielding an improper personal benefit; or  liabilities expressly provided by statute (such as wrongful distributions). The Company’s bylaws will require the Company to indemnify and advance expenses to directors and officers to the fullest extent permitted by the TBOC, subject to repayment if it is ultimately

150735369 v10 73 Topic Australian Incorporated ASX-listed companies SpaceX determined the individual was not entitled, and permit the purchase of insurance on behalf of any officer, director, employee, or other agent for any liability arising out of that person’s actions in that capacity. The Company intends to enter into written indemnification agreements with each current and future director and officer that provide for indemnification and advancement of expenses. Restructuring in bankruptcy / insolvency context No direct equivalent, but under the Corporations Act, restructuring in this context is typically undertaken through voluntary administration (where an independent administrator takes control and proposes a restructuring or liquidation) or a scheme of arrangement (a court-approved compromise with creditors, usually with management remaining in control). The Company may complete a court- supervised restructuring process under the United States Bankruptcy Code Chapter 11 in which the Company typically continues operating under existing management (referred to as a debtor-in-possession) while negotiating a plan with creditors to restructure its debts. Existing management may stay in control during this process.

150735369 v10 74 SECTION 6 – SUPPLEMENTARY INFORMATION ON OUR KEY INDIVIDUALS, INTERESTS AND BENEFITS 1 Executive Officers and Directors Our executive officers and directors are the following individuals: Name Age Position Appointment date Elon Musk 54 Chief Executive Officer, Chief Technical Officer and Chairman of the Board May 2002 Gwynne Shotwell 62 President, Chief Operating Officer and Director March 2009 Bret Johnsen 57 Chief Financial Officer33 June 2011 Ira Ehrenpreis 57 Director February 2026 Randy Glein 60 Director February 2026 Antonio J. Gracias 55 Director October 2010 Donald Harrison 54 Director February 2015 Steve Jurvetson 59 Director March 2009 Luke Nosek 50 Director July 2008 2 Expertise A biography containing the expertise of each of our executive officers and directors is set out on pages 226 to 228 of the US Prospectus. 2.1 Independence or affiliations Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our board has determined that each of Ira Ehrenpreis, Randy Glein, Donald Harrison, Steve Jurvetson, and Luke Nosek is independent within the meaning of the listing standards of Nasdaq and Nasdaq Texas currently in effect. In making this determination, our board considered the relationships that each of these directors has with our company and all other facts and circumstances our board deemed relevant in determining their independence, including (i) the beneficial ownership of our capital stock by each such director and/or investment funds or other entities affiliated with them and (ii) the relationships set out in the section entitled "Certain Relationships and Related Person Transactions." of the US Prospectus. The board also considered that Donald Harrison and Ira Ehrenpreis's spouses were employed by organizations that do business with Company. The amount received by the Company or such other organization in each of the last three fiscal years did not exceed the greater of $200,000 or 5% of either the Company's or such organization’s consolidated gross revenues. 33 Bret Johnsen is an executive officer of the Company and does not serve on our board of directors.

150735369 v10 75 Elon Musk and Gwynne Shotwell are not considered to be independent because they are executive officers of the Company. Antonio J. Gracias is not considered to be independent due to the transactions between the Company and his funds and other companies. 3 Additional Information On October 16, 2018, the U.S. District Court for the Southern District of New York entered a final judgment approving the terms of a settlement, filed with the court on September 29, 2018, in connection with the actions taken by the SEC relating to Mr. Musk’s August 7, 2018 Twitter (now known as X) posts stating that he was considering taking Tesla private at a specified price and with secured financing. The SEC alleged that these posts were materially false and misleading, in violation of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. In settling the action, Mr. Musk did not admit or deny the SEC’s allegations, and consented to the entry of a judgment that enjoined him from violating these laws, ordered him to pay a $20 million civil penalty and required him to comply with procedures implemented by Tesla with respect to preclearing his public statements about Tesla. While he was required to step down as chairman of the board of Tesla for three years, there is no restriction on Mr. Musk’s ability to serve as an officer or director on the board of directors of any public or private company. On April 26, 2019, this settlement was amended to further clarify the pre-clearance procedures applicable to his making certain public statements about Tesla. The amendment was subsequently approved by the District Court. On April 3, 2026, in Pampena v. Musk, the U.S. District Court for the Northern District of California entered a partial judgment against Mr. Musk in his personal capacity only in favor of lead plaintiffs on behalf of themselves and a class of investors who sold certain Twitter, Inc. equity securities between May 13 and October 4, 2022. The judgment is based on a jury verdict rendered on March 20, 2026 that found (i) in favor of plaintiffs on claims alleging that Mr. Musk violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder in connection with two statements made by Mr. Musk in May 2022 and (ii) in favor of Mr. Musk on claims challenging a third statement and alleging a “scheme to defraud” under Rules 10b-5(a) and (c). The claims in this case all concern Mr. Musk’s then-pending potential purchase of Twitter, Inc. On May 1, Mr. Musk challenged the partial judgment by filing a post-trial motion for judgment as a matter of law and motion to decertify the class. The motion practice is ongoing, and the Court is expected to hear these motions in June 2026. 4 Interests and remuneration Our executive officers’ and directors’ interests in our securities are set out in the table on page 248 of the US Prospectus. Remuneration information for our named executive officers, being Elon Musk (Chief Executive Officer, Chief Technical Officer and Chairman of the Board), Gwynne Shotwell (President, Chief Operating Officer and Director) and Bret Johnsen (Chief Financial Officer) (together, the NEOs) is set out on pages 233 to 242 of the US Prospectus. Our other directors (who are not NEOs) will have their remuneration set by the compensation and governance committee following completion of the Global Offer and are not currently entitled to receive remuneration. Our NEOs are not bound by an employment agreement for a specific term. Our other directors who are not NEOs are also not subject to contractual agreements with SpaceX.

150735369 v10 76 5 Adviser fees The Company has engaged the following professional advisers and agreed to pay the following fees in connection with the Australian Offer: (a) the underwriters who will receive the underwriting commissions and fees described at page 267 of the US Prospectus; (b) Commonwealth Securities Limited who will be entitled to receive a fee of 0.2% of the value of the Shares it allocates, based on the Final Price; (c) Gilbert + Tobin has acted as Australian legal adviser to the Company in relation to the Australian Offer. The Company has paid, or agreed to pay, approximately A$1,800,000 (excluding disbursements and GST) for these services up to the date of lodgement of this Australian Prospectus. Further amounts may be paid to Gilbert + Tobin in accordance with its normal time-based charges in the period following that; and (d) Mallesons has acted as Australian legal adviser to the underwriters in relation to the Australian Offer. The underwriters have paid or agreed to pay, and the Company has agreed to reimburse, approximately A$750,000 (excluding disbursements and GST) for these services up to the date of lodgement of this Australian Prospectus. Further amounts may be paid to Mallesons in accordance with its normal time-based charges in the period following that. The underwriting discounts and commissions to be paid by us are expected to be approximately 0.7% of the gross proceeds under the Global Offer, with splits between the underwriters to be determined by the Company. The underwriters will not receive any discount or commission on any Shares sold pursuant to the Overallotment Option. We have agreed to reimburse the underwriters for their reasonable expenses relating to clearance of the Global Offer with the Financial Industry Regulatory Authority up to $200,000. The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee, the FINRA fee and the stock exchange listing fee are estimated. Fee and expense Amount SEC Registration Fee $10,357,500 FINRA Filing Fee $225,500 Listing Fee $325,000 Printing Costs $700,000 Legal Fees and Expenses $25,500,000 Accounting Fees and Expenses $12,200,000 Miscellaneous Expenses $5,200,000 Total $54,508,000

150735369 v10 77 6 Fees paid in connection with the xAI Merger On February 2, 2026, we effected the xAI Merger, pursuant to which we acquired xAI (which includes X). In connection with the xAI Merger the existing stockholders of xAI received consideration for their stock in xAI. Mr Musk was the controlling stockholder of xAI. See page F-60 in the US Prospectus for an outline of the consideration received by xAI stockholders under that transaction. Morgan Stanley & Co. LLC advised us in connection with the acquisition of xAI and received customary fees in connection with its role on this acquisition. 7 Corporate Governance Information on our corporate governance from completion of the Global Offer is set out on pages 226 to 232 of the US Prospectus.

150735369 v10 78 SECTION 7 – AUSTRALIAN TAXATION CONSIDERATIONS FOR AUSTRALIAN INVESTORS The Australian taxation information provided below is a summary of certain relevant Australian income tax, GST and stamp duty considerations for Shareholders who are residents of Australia for Australian tax purposes (“Australian Resident Shareholders”) arising from investing in Shares under the Australian Offer. It does not constitute tax advice and should not be relied upon as such. The tax implications for each Australian Resident Shareholder will vary depending on their individual circumstances. It is general in nature and is not intended to be a complete description of all tax implications that might apply to the particular circumstances of an Australian Resident Shareholder. The law is complex and subject to change and new interpretation by the courts and tax authorities. Australian Resident Shareholders should seek independent professional tax advice having regard to their own particular circumstances. This section is relevant to Australian Resident Shareholders that hold their Shares on capital account for Australian tax purposes. This section does not apply to all Australian Resident Shareholders such as those who:  are dual or temporary residents of Australia for Australian tax purposes;  are partnerships or individuals who are partners of such partnerships;  acquire Shares under the Australian DSP Offer;  are subject to the Investment Manager Regime under Subdivision 842-I of the Income Tax Assessment Act 1997 (Cth) (“ITAA 1997”);  are subject to the taxation of financial arrangements rules in Division 230 of the ITAA 1997; or  hold their Shares as revenue assets (as defined in section 977-50 of the ITAA 1997) or as trading stock (as defined in section 995-1 of the ITAA 1997). In general terms, Shares would be held as revenue assets or trading stock where the Shareholder acquires the Shares for the purpose of resale at a profit as part of a business or profit-making undertaking, rather than for the purpose of long-term investment. This outline is based on Australian tax laws and administrative practices of the Australian Taxation Office (ATO) as at the date of this Australian Prospectus, including the ATO’s practices in previous, comparable transactions. This outline also does not take into account the tax laws of any country other than Australia. To the maximum extent permitted by law, the Company, its officers, the Directors, and each of their respective advisers accept no liability or responsibility with respect to the taxation consequences of acquiring or disposing of Shares issued under this Australian Prospectus. 1 Difference with investing in an ASX listed Australian-resident company As the Company is incorporated in the State of Texas, United States and is not an Australian tax resident, the Australian income tax implications of holding Shares differ in certain respects from holding shares in an ASX listed Australian-resident company. In particular:  No franking credits: Dividends paid by the Company will not carry franking credits. This is different to Australian resident companies who may have franking credits to the extent to which corporate tax has been paid and can attach those franking credits to dividends paid to

150735369 v10 79 shareholders. As a result, Australian Resident Shareholders will not be entitled to any franking credit tax offset (or refund of excess franking credits).  United States withholding tax applies to dividends: Dividends paid by the Company to Australian Resident Shareholders will generally be subject to US withholding tax. No equivalent withholding applies to dividends paid by an Australian resident company to its Australian resident shareholders. There should be no material differences for Australian Resident Shareholders investing in the Company and shares in an ASX listed Australian-resident company for GST and stamp duty purposes. 2 Tax residence of the Company The Company is incorporated in the State of Texas in the United States and is a resident of the United States for tax purposes. Generally, a foreign company can also be considered a resident of Australia for tax purposes if it carries on business in Australia and either has its central management and control in Australia or its voting power controlled by shareholders who are residents of Australia. The Company is not expected to be a tax resident of Australia. 3 Dividends paid on Shares 3.1 Individuals, complying superannuation entities and corporate investors Although the Company does not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future (refer to the risk factor in paragraph 2.6 of Section 2 of this Australian Supplement for more information), any dividends paid to Australian Resident Shareholders will constitute assessable income. Australian Resident Shareholders should therefore be required to include the amount of the dividend in their assessable income in the year of income in which it is paid. On the basis that the Company is not an Australian tax resident company, franking credits will not attach to any dividends paid by the Company and such Australian Resident Shareholders should therefore be taxed at their applicable tax rate on the dividend received (with no franking credit tax offset). Withholding tax in the United States may be payable on any dividends paid by the Company to Australian Resident Shareholders. Generally, the Double Taxation Agreement (DTA) between Australia and the United States should reduce the United States withholding tax to 15% provided the Australian Resident Shareholder is a “qualified person” under the DTA. Where the dividend has been subject to withholding tax in the United States, the amount included in the Australian Resident Shareholder’s assessable income will be the net dividend after tax grossed up for the withholding tax that was withheld or deducted. A foreign income tax offset may be available to an Australian Resident Shareholder for any United States withholding tax deducted and remitted to the United States tax authorities, subject to certain limits. The amount of a foreign income tax offset is the amount of the foreign income tax paid. However, foreign income tax offsets are generally limited to the greater of A$1,000 or the additional Australian tax attributable to the inclusion of the foreign-taxed income in a taxpayer’s assessable income. Australian Resident Shareholders should seek their own independent taxation advice as to whether any tax offset for United States withholding tax deducted in relation to the dividend paid may be obtained.

150735369 v10 80 Broadly, an Australian Resident Shareholder will pay tax on any dividend at their marginal tax rate. This will be up to 47% for an individual, 15% for a complying superannuation entity and 30% or 25% for a company. 3.2 Trusts Australian Resident Shareholders who are trustees (other than trustees of complying superannuation entities or trusts that are treated in a similar manner to companies for Australian income tax purposes) should include any dividend in determining the net income (i.e. taxable income) of the trust in the income year in which the dividend is paid. In broad terms, beneficiaries who are “presently entitled” to all or part of the income of the trust in that income year will be required to include the same proportion of the net income of the trust in their assessable income. As noted earlier, on the basis that the Company is not an Australian tax resident, franking credits will not attach to any dividends paid by the Company. Where the dividend has been subject to withholding tax in the United States, the amount included in the net income of the trust should be the gross amount of the dividend (that is, the net dividend received grossed up for the amount of withholding tax deducted in the United States). A beneficiary may be entitled to a foreign income tax offset for the United States withholding tax deducted in relation to that part of the trust’s net income comprising the dividend which is included in their assessable income. Where available, the amount of the foreign income tax offset should be equivalent to the beneficiary’s share of the withholding tax deducted and remitted to the United States tax authorities, subject to certain limits. 3.3 Proposed changes to discretionary trusts The Federal Government announced as part of the 2026–27 Federal Budget (handed down on 12 May 2026) a proposal to introduce a 30% minimum tax on the taxable income of discretionary trusts, with effect from 1 July 2028. Beneficiaries, other than corporate beneficiaries, will receive non-refundable tax credits for the tax payable by the trustee. Corporate beneficiaries will not be entitled to such credits. Certain types of trusts including fixed trusts, widely held trusts, complying superannuation funds, special disability trusts, deceased estates and charitable trusts are expected to be excluded from the minimum tax. At the date of this Australian Prospectus, the proposed changes to the taxation of discretionary trusts are not yet law, and their final form may change. Australian Resident Shareholders should seek their own professional tax advice regarding the potential impact of this proposed measure on their particular circumstances. 4 Return of capital If the Company makes a distribution to Australian Resident Shareholders that is classified as a return of capital, it should (subject to the application of certain integrity rules) generally reduce the cost base of the Shares for capital gains tax (CGT) purposes. To the extent that the return of capital exceeds the Australian Resident Shareholder’s cost base in the Shares, the excess should generally be treated as a capital gain at the time the distribution is made.

150735369 v10 81 5 Disposal of Shares 5.1 Calculation of capital gain or loss The disposal of Shares by an Australian Resident Shareholder will constitute a CGT event (being CGT event A1). Australian Resident Shareholders will make a capital gain on the disposal of their Shares if the capital proceeds from the disposal of their Shares exceed the cost base of their Shares. Conversely, Australian Resident Shareholders should make a capital loss on disposal of their Shares if the capital proceeds from the disposal of their Shares are less than the reduced cost base of their Shares. Capital losses may be used to offset a capital gain made in the same income year or may be carried forward to offset a capital gain in future income years, subject to satisfying certain loss recoupment tests. Capital losses cannot be offset against other assessable income. The capital proceeds from the disposal of Shares will generally be the money received, or that an Australian Resident Shareholder is entitled to receive, in respect of the disposal plus the market value of any other property received, or that the Australian Resident Shareholder is entitled to receive, in respect of the disposal. Broadly, the cost base of the Shares will be the amount paid to acquire the Shares, plus certain non-deductible incidental costs incurred for the acquisition, holding or disposal of their Shares (such as brokerage). The reduced cost base of the Shares would usually be determined in a similar, but not identical, manner. If the Australian Resident Shareholder is required to pay tax in another jurisdiction in respect of the disposal of their Shares, that Australian Resident Shareholder should seek their own independent taxation advice in respect of their individual taxation affairs, including whether any foreign income tax offset may be obtained. 5.2 Capital Gains Tax (CGT) discount Subject to the discussion in paragraph 5.3 below, under current Australian tax law (see below discussion of certain announced changes), if an Australian Resident Shareholder is an individual, complying superannuation entity or trustee, and acquired their Shares at least 12 months prior to the disposal (not counting the day of acquisition or the day of disposal), the amount of the capital gain (after first being reduced for any current and prior year capital losses) may be reduced by the relevant CGT discount. An Australian Resident Shareholder should be taken to acquire Shares for the purposes of the CGT discount on the date the Shares are issued or allotted to the Australian Resident Shareholder.  If the Australian Resident Shareholder is an individual or trustee, the CGT discount is one half.  If the Australian Resident Shareholder is a complying superannuation entity, the CGT discount is one third. Australian Resident Shareholders that are companies are not entitled to the CGT discount. Any resulting net capital gain after the application of any available capital losses and any available CGT discount should be included in an Australian Resident Shareholder’s assessable income and subject to Australian income tax at the Australian Resident Shareholder’s applicable tax rate.

150735369 v10 82 5.3 Proposed changes to the CGT discount rules The Federal Government announced as part of the 2026–27 Federal Budget (handed down on 12 May 2026) a proposal that the 50% CGT discount will be replaced by cost base indexation (i.e. adjustment of the cost base for inflation) for assets held for more than 12 months, together with a new minimum 30% tax on net capital gains. The announced changes indicate that these new rules will apply to all CGT assets held by individuals, trusts and partnerships. The Federal Government has proposed transitional rules so that the changes only apply to capital gains accruing on or after 1 July 2027. In broad terms:  if Shares are acquired and disposed of before 1 July 2027, the current CGT discount rules will continue to apply;  if Shares are acquired on or after 1 July 2027, the proposed new CGT rules will apply (this being cost base indexation and the 30% minimum tax); and  if Shares are acquired before 1 July 2027 and disposed of after 1 July 2027, the current CGT discount will broadly apply to the portion of any capital gain that accrued before 1 July 2027, and the proposed new CGT rules will apply to the portion of any capital gain that accrued from 1 July 2027. At the date of this Australian Prospectus, the proposed changes to the CGT discount rules are not yet law, and their final form may change. Australian Resident Shareholders should seek their own professional tax advice regarding the potential impact of this proposed measure on their particular circumstances. 6 GST No GST should be payable by Australian Resident Shareholders in respect of the issue, acquisition, disposal or transfer of the Shares, or in respect of dividends or other distributions. To the extent that Australian Resident Shareholders incur GST on costs that relate to the issue, acquisition, disposal or transfer of their Shares (e.g. costs from third party suppliers, such as advisor costs and third party brokerage fees), they may not be entitled to recover such GST as an input tax credit (or reduced input tax credit). In this regard, we recommend that Australian Resident Shareholders seek independent taxation advice in respect of their individual taxation affairs. 7 Stamp duty Australian Resident Shareholders should not be liable for stamp duty in any Australian State or Territory on the issue or allotment of the Shares as part of the Global Offer. This is on the basis that the Company is not a “landholder” (or equivalent concept) for Australian stamp duty purposes in any Australian jurisdiction. Furthermore, under current stamp duty legislation, no stamp duty should be payable by Australian Resident Shareholders in respect of any subsequent transfer or disposal of their Shares. Nevertheless, we recommend that Australian resident investors seek independent taxation advice in respect of their individual taxation affairs. 8 Additional information Australian Resident Shareholders should also read the section entitled “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock” on page 262 of the

150735369 v10 83 US Prospectus for a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares that will apply to Non-U.S. Holders (as defined in that section).

SECTION 8 – COMPARISON OF AUSTRALIAN AND US FINANCIAL REPORTING

The table below sets out the key differences in treatment between U.S. GAAP and AASB as relevant to the Company and the presentation of its historical financial statements.

The Company reports in U.S. GAAP and will continue to do so following close of the Global Offer. Accordingly, it has not undertaken any work to reconcile or convert any financial data in this Australian Prospectus to AASB or any accounting standards that differ from U.S. GAAP applicable in any of the jurisdictions outside the United States in which the Global Offer is being made.

Item	U.S. GAAP	AASB	Signposts to additional information in the US Prospectus
Leases (for lessees)	U.S. GAAP requires leases to be classified as either operating or finance leases. Both classifications result in recognition of a right-of-use ("ROU") asset and lease liability. However, expense recognition differs, with operating leases resulting in straight-line lease expense and finance leases resulting in front-loaded expense due to separately recognized depreciation and interest.	AASB applies a single lessee accounting model under which all leases (with limited exceptions) are accounted for similarly to finance leases, resulting in recognition of an ROU asset and lease liability. Expense recognition is generally front-loaded due to interest and depreciation components.	For further information, see pages F-14 to F-15, F-34 to F-35 and F-80.
Digital assets	Under U.S. GAAP, following the adoption of ASU 2023-08 effective January 1, 2024, digital assets are measured at fair value in accordance with ASC 820, with changes in fair value recognized in net income each reporting period. Additionally, such assets are presented separately from other intangible assets on the balance sheet.	AASB does not include specific guidance for digital assets; accordingly, such assets are typically accounted for as intangible assets under AASB 138 and measured at cost unless the revaluation model is applied when an active market exists. Under the revaluation model, increases in value may be recognized in other comprehensive income.	For further information, see pages F-15 to F-16, F-26 to F27 and F-74 and the management discussion and analyses in pages 103 (for Q1 2026), 108 (for 2025) and 114 (for 2024).
Loss contingencies	Under U.S. GAAP, a loss contingency is accrued only when it is probable that a liability has been incurred, and the amount	AASB requires recognition of provisions when an outflow of resources is probable and can be estimated reliably. The	For further information, see pages F-16, F-53 to F-56 and F-91 to F-93.

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Item	U.S. GAAP	AASB	Signposts to additional information in the US Prospectus
	can be reasonably estimated. An event that has a 75% or greater likelihood of occurrence is generally considered probable. When outcomes fall within a range and no amount within the range is a better estimate, the low amount in the range is accrued. U.S. GAAP allows, as an accounting policy election, discounting contingency accruals when the aggregate amount of the liability and the timing of cash payments for the liability are fixed or determinable.	term "probable" is used for describing a situation in which the outcome is more likely than not to occur. Generally, the phrase "more likely than not" denotes any chance greater than 50%. When outcomes fall within a continuous range and each outcome is equally likely, the midpoint of the range is used. Under AASB, loss contingencies recorded may be higher due to lower threshold when compared to U.S. GAAP in scenarios involving a range of equally probable outcomes. AASB require that the amount of a provision be the present value of the expenditure expected to be required to settle the obligation.	
Research and development costs	Under U.S. GAAP, research and development costs are expensed as incurred, except in limited circumstances. There is no general requirement to capitalize development costs.	AASB requires capitalization of development costs when specific criteria are met (e.g., technical feasibility and probable future economic benefits), while research costs continue to be expensed.	For further information, see pages 97 to 117 and F-19.
Share-based payments	U.S. GAAP permits an accounting policy election for awards with only service conditions to be recognized either on a straight-line basis over the vesting period or on a graded-vesting basis. Performance and market condition awards are typically recognized using a graded approach.	AASB requires graded attribution for awards with only service conditions, with each vesting tranche treated as a separate award. Straight-line recognition is not permitted. As the Company recognizes awards with only service conditions on a straight-line basis over	For further information, see pages F-19, F-45 to F-53, and F-88 to F-90.

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150735369 v10 86 Item U.S. GAAP AASB Signposts to additional information in the US Prospectus U.S. GAAP also permits companies make an entity-wide accounting policy election to account for award forfeitures as they occur or by estimating expected forfeitures as compensation cost is recognized. the vesting period, there may be timing differences in expense recognition over the vesting periods. Forfeitures must be estimated under AASB. Convertible preferred stock U.S. GAAP generally classifies redeemable convertible preferred stock outside of permanent equity (e.g., mezzanine equity), depending on redemption features and other criteria. The Company has accounted for its redeemable convertible preferred stock (including xAI’s historical redeemable convertible preferred stock) as mezzanine equity. All convertible preferred stock on issue will convert to common stock substantially concurrently with closing of the Global Offer. AASB generally requires classification based on the substance of contractual obligations. Instruments with redemption features outside the issuer’s control are more likely to be classified as financial liabilities. For further information, see pages F-36 to F-43, F-81 to F-87.

150735369 v10 87 GLOSSARY Capitalised terms used in this Australian Supplement have the same meaning as defined in the “Glossary of Terms” beginning on page iv of the US Prospectus which is supplemented with the additional defined terms below: AAS means Australian Accounting Standards. AASB means the Australian Accounting Standards Board. Application Payment means the money accompanying an Application Form submitted by an Applicant. Applicant means a person who makes an Application to participate in the Australian Offer. Application means an application to subscribe for, or acquire, Class A Common Stock offered under this Australian Prospectus. Application Form means a Broker Firm Offer Application Form or an Australian DSP Offer Application Form, as applicable. ASIC means the Australian Securities and Investments Commission. ASX means ASX Limited (ABN 98 008 624 691) or the financial market operated by ASX Limited, as the context requires. ASX Listing Rules means the listing rules of ASX, as amended or replaced from time to time, and subject to any waivers or modifications that ASX may grant. ASX CG Recommendations means the ASX Corporate Governance Council’s Principles and Recommendations. ATO means the Australian Taxation Office. Australian Coordinator means Macquarie Capital Australia. Australian DSP Offer means an offer to certain employees and persons resident in Australia, selected based on the discretion of our executive officers, which may include parties with whom we have a business relationship and friends and family of our executive officers, under the Directed Share Program. Australian DSP Offer Application Form means an application form for the Australian DSP Offer either attached to or accompanying this Australian Prospectus (including any online application form). Australian Offer means the initial public offering in Australia of Class A Common Stock under this Australian Prospectus. Australian Resident Shareholders means shareholders who are residents of Australia for Australian tax purposes. Broker Firm Offer means the offer where Brokers invite their clients (excluding institutional investors) with a registered address in Australia to make an application for Shares in the Australian Offer under the Australian Prospectus. Broker Firm Offer Application Form means an application form for the Broker Firm Offer either attached to or accompanying this Australian Prospectus (including any online application form).

150735369 v10 88 Brokers means brokers (including CommSec, the Lead Australian Retail Broker) appointed by or on behalf of the Company in connection with the Australian Offer. CGT means capital gains tax. Class A Common Stock means Class A Common Stock in SpaceX. Class B Common Stock means Class B Common Stock in SpaceX. Class B Directors means Directors elected by holders of Class B Common Stock. Class C Common Stock means Class C Common Stock in SpaceX. CommSec means Commonwealth Securities Limited. Company, SpaceX, we, our and us means Space Exploration Technologies Corp. Common Stock Directors means Directors elected by holders of Class A and Class B Common Stock voting together. Corporations Act means the Corporations Act 2001 (Cth). DCO means the Digital Cooperation Organization. Directed Share Program means a program reserving up to 5% of Shares offered in the Global Offer for sale to certain of our employees and persons selected based on the discretion of our executive officers, as described on page 271 of the US Prospectus. DTA means the Double Taxation Agreement between Australia and the United States. Exchange Act means the United States Securities Exchange Act of 1934, as amended. Exposure Period means the seven-day period after lodgement of this Australian Prospectus with ASIC, which may be extended by ASIC for up to an additional seven days. ASIC has adopted a ‘no action’ position that provides that ASIC will not take any regulatory action where Applications received during the Exposure Period are processed during that period. ASIC reserves the right to modify or withdraw the ‘no action’ position at any time – refer to the section entitled “Exposure Period” in the Important Notices section of the Australian Supplement for further information. Final Price means the final price per Share under the Australian Offer, which will be determined following the end of the Australian Offer period and may be set above, below, or equal to the Indicative Price. Global Offer means the public offerings of Shares in the United States, Australia, Canada, certain member states of the European Economic Area, Japan, Switzerland, and the United Kingdom. IASB means the International Accounting Standards Board. IFRS means the International Financial Reporting Standards. Indicative Price means the expected Final Price of $135.00 per Share, which may change during the Australian Offer period. ITAA 1997 means the Income Tax Assessment Act 1997 (Cth). Lead Australian Retail Broker means CommSec.

150735369 v10 89 lock-up parties mean the directors, executive officers and certain holders of common stock who have entered into lock-up agreements with the underwriters. Macquarie Capital Australia means Macquarie Capital (Australia) Limited. NASA means the National Aeronautics and Space Administration. Nasdaq means The Nasdaq Stock Market LLC. Nasdaq Texas means Nasdaq Texas, Inc. NEOs means the named executive officers being Elon Musk (Chief Executive Officer, Chief Technical Officer and Chairman of the Board), Gwynne Shotwell (President, Chief Operating Officer and Director), and Bret Johnsen (Chief Financial Officer). Overallotment Option means the option for the underwriters to purchase up to 83,333,333 additional Shares from SpaceX. Prospectus Date means the date on which this Australian Prospectus was lodged with ASIC, being 4 June 2026. Relevant Parties means the underwriters, the Australian Coordinator, the Lead Australian Retail Broker, any of their respective affiliates, or any of their respective directors, employees, officers and advisers. SEC means the United States Securities and Exchange Commission. Securities Act means the United States Securities Act of 1933, as amended. Shareholder means a holder of a Share. Shares means Class A Common Stock, par value $0.001 per share, in SpaceX. Stabilisation Period means a period of 30 days from the date of this Australian Prospectus during which the underwriters may engage in transactions that stabilise, maintain or otherwise affect the price of the Shares. TAM means Total Addressable Market. TBOC means the Texas Business Organizations Code. U.S. GAAP means United States Generally Accepted Accounting Principles. underwriters means Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Banco BTG Pactual S.A. – Cayman Branch, ING Bank N.V., Macquarie Capital (USA) Inc., Mirae Asset Securities Co., Ltd., Mizuho Securities USA LLC, Santander US Capital Markets LLC, Allen & Company LLC, Cantor Fitzgerald & Co., Needham & Company, LLC, Raymond James & Associates, Inc., SG Americas Securities, LLC, Stifel, Nicolaus & Company, Incorporated and William Blair & Company, L.L.C. US Prospectus means the US prospectus for the initial public offering of Shares in the United States included in Amendment No. 1 to the Registration Statement on Form S-1 that was filed by the Company with the SEC under the Securities Act on 3 June 2026 (NY time). X Holdings means X Holdings Corp.

150735369 v10 90 X Merger means the acquisition of X Holdings by xAI, effective March 28, 2025. xAI Merger means the acquisition of X.AI Holdings Corp. by SpaceX, effective February 2, 2026.

Exhibit I Canadian-Law Wrap

A copy of this second amended and restated preliminary base PREP prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this second amended and restated preliminary base PREP prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the base PREP prospectus is obtained from the securities regulatory authorities. No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be legally offered for sale and only by persons permitted to sell such securities. This second amended and restated preliminary base PREP prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This prospectus has been filed under the procedures of each of the provinces and territories of Canada that permit certain information about these securities to be determined after the prospectus has become final and that permit the omission of that information from this prospectus. The procedures require the delivery to purchasers of a supplemented PREP prospectus containing the omitted information within a specified period of time after agreeing to purchase any of these securities. All of the information contained in the supplemented PREP prospectus that is not contained in this base PREP prospectus will be incorporated by reference into this base PREP prospectus as of the date of the supplemented PREP prospectus. Space Exploration Technologies Corp. has filed a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission, under the United States Securities Act of 1933, as amended, with respect to these securities. SECOND AMENDED AND RESTATED PRELIMINARY BASE PREP PROSPECTUS (amending and restating the preliminary base prep prospectus dated May 20, 2026, as amended and restated by the first amended and restated preliminary base prep prospectus dated June 1, 2026) Initial Public Offering June 3, 2026 SPACE EXPLORATION TECHNOLOGIES CORP. US$⚫ 555,555,555 Shares of Class A Common Stock This prospectus (the “Canadian Prospectus”) qualifies the distribution (the “Offering”) of 555,555,555 shares of Class A common stock, par value $0.001 per share, of Space Exploration Technologies Corp. (the “Company”, “SpaceX”, “we”, “us” or “our”). It is currently anticipated that the initial public offering price will be $135.00 per share of Class A common stock. Unless otherwise specified, all monetary amounts in this Canadian Prospectus are in U.S. dollars. The Company will use the net proceeds of the Offering as described in the section entitled “Use of Proceeds” in the U.S. Prospectus (as defined below). The Company is offering the shares of Class A common stock for sale concurrently in Canada under the terms of this Canadian Prospectus and in the United States under the terms of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended. The Registration Statement contains a form of U.S. prospectus (the “U.S. Prospectus”), a copy of which is attached to, forms part of and is incorporated into this Canadian Prospectus. Approximately ⚫ shares of our Class A common stock have been allocated to the Canadian portion of this Offering.

The shares of Class A common stock are being offered in Canada by Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, Merrill Lynch Canada Inc., Citigroup Global Markets Canada Inc., J.P. Morgan Securities Canada Inc., Barclays Capital Canada Inc., RBC Dominion Securities Inc., UBS Securities Canada Inc., Wells Fargo Securities Canada, Ltd., Mizuho Securities Canada Inc., Cantor Fitzgerald Canada Corporation, Raymond James Ltd., Société Générale Capital Canada Inc., and Stifel Nicolaus Canada Inc. (collectively, the "**Canadian Underwriters**"), in the United States by Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Macquarie Capital (USA) Inc., Mizuho Securities USA LLC, Santander US Capital Markets LLC, Allen & Company LLC, Cantor Fitzgerald & Co., Needham & Company, LLC, Raymond James & Associates, Inc., SG Americas Securities, LLC, Stifel, Nicolaus & Company, Incorporated and William Blair & Company, L.L.C. and in certain other jurisdictions by Banco BTG Pactual S.A. - Cayman Branch, ING Bank N.V., and Mirae Asset Securities Co., Ltd. (together with the Canadian Underwriters, the "**Underwriters**"). Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Banco BTG Pactual S.A. – Cayman Branch, ING Bank N.V., Macquarie Capital (USA) Inc., Mirae Asset Securities Co., Ltd., Mizuho Securities USA LLC, Santander US Capital Markets LLC, Allen & Company LLC, Cantor Fitzgerald & Co., Needham & Company, LLC, Raymond James & Associates, Inc., SG Americas Securities, LLC, Stifel, Nicolaus & Company, Incorporated and William Blair & Company, L.L.C. whom we refer to in this Canadian Prospectus as Underwriters, are not registered to sell securities in any Canadian jurisdiction and, accordingly, will only sell shares of Class A common stock outside of Canada. For purposes of securities laws in each of the provinces and territories of Canada this Canadian Prospectus does not qualify for distribution shares of Class A common stock sold by Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Banco BTG Pactual S.A. – Cayman Branch, ING Bank N.V., Macquarie Capital (USA) Inc., Mirae Asset Securities Co., Ltd., Mizuho Securities USA LLC, Santander US Capital Markets LLC, Allen & Company LLC, Cantor Fitzgerald & Co., Needham & Company, LLC, Raymond James & Associates, Inc., SG Americas Securities, LLC, Stifel, Nicolaus & Company, Incorporated and William Blair & Company, L.L.C.

The Offering is being effected pursuant to an underwriting agreement to be dated on or about ●, 2026 among us and each of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., and J.P. Morgan Securities LLC, on their behalf and on behalf of the other Underwriters (the "**Underwriting Agreement**"). Please refer to the section entitled "Underwriting" in the U.S. Prospectus.

Price: $● per Share of Class A Common Stock

	Price to the Public(1)	Underwriting Discounts and Commissions(2)	Net Proceeds to the Company(3)
Per Share of Class A Common Stock ..	$135.00	$0.90	$134.10
Total(4)	$74,999,999,925.00	$499,999,999.50	$74,499,999,925.50

(1) The initial public offering price will be determined by negotiation between us and the Underwriters.
(2) Pursuant to the terms and conditions of the Underwriting Agreement, the Underwriters will receive a commission equal to 0.67% of the gross proceeds of the Offering, or $0.90 per share of Class A common stock. The Underwriters may offer shares of our Class A common stock to certain dealers at the initial public offering price less a concession not in excess of $● per share of Class A common stock. **After the initial offering of the shares to the public, the Offering price and other selling terms may**

be changed by the Underwriters. For more information, please refer to the section entitled “Underwriting” in the U.S. Prospectus. (3) After deducting the underwriting discounts and commissions but before deducting the expenses of the Offering, including listing fees and certain expenses of the Underwriters incurred in connection with the Offering, estimated to be $54,508,000.00, which will be paid by the Company from the proceeds of the Offering. (4) We have granted to the Underwriters an option to purchase up to an additional 83,333,333 shares of Class A common stock (representing 15% of the shares of Class A common stock offered hereunder) at the initial public offering price, exercisable in whole or in part at the discretion of the Underwriters from time to time for a period of 30 days after the date of this Canadian Prospectus. The Underwriters may exercise the option solely for the purposes of covering over-allotments, if any, in connection with the Offering and for market stabilization purposes. If the Underwriters’ option to purchase additional shares of Class A common stock is exercised in full, the total “Price to the Public”, “Underwriting Discounts and Commissions”, and “Net Proceeds to the Company”, before deducting the expenses of the Offering, will be $86,249,999,880.00, $499,999,999.50 and $85,749,999,880.50, respectively. The Underwriters will not receive any discount or commission on any shares of Class A common stock sold pursuant to the over-allotment option. This Canadian Prospectus also qualifies the distribution of the Underwriters’ option to purchase additional shares of Class A common stock and such additional shares of Class A common stock. Unless the context requires otherwise, references herein to the “Offering” assume the exercise of the Underwriters’ option to purchase additional shares of Class A common stock in full. A purchaser who acquires shares of Class A common stock forming part of the Underwriters’ over-allocation position acquires those securities under this Canadian Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Underwriters’ option to purchase additional shares of Class A common stock or secondary market purchases. For more information, please refer to the section entitled “Underwriting” in the U.S. Prospectus. (5) The information in this table is based on the anticipated initial public offering price of $135.00 set forth above. Underwriters’ Position Maximum Number of Shares of Class A Common Stock Available Exercise Period Exercise Price Option to purchase additional shares of Class A common stock 83,333,333 shares of Class A common stock 30 days from the date of this Canadian Prospectus $⚫ per share of Class A common stock The Canadian Underwriters, as principals, conditionally offer the shares of Class A common stock, subject to prior sale, if, as and when issued by the Company and accepted by the Canadian Underwriters in accordance with the conditions contained in the Underwriting Agreement referred to under “Underwriting” in the U.S. Prospectus, and subject to the approval of certain legal matters for the Company by Stikeman Elliott LLP, as to matters of Canadian law, and Gibson, Dunn & Crutcher LLP, as to matters of U.S. law, and for the Underwriters by Blake, Cassels & Graydon LLP, as to matters of Canadian law, and Davis Polk & Wardwell LLP, as to matters of U.S. law. The obligations of the Underwriters under the Underwriting Agreement may be terminated at any time before closing of the Offering at their discretion on the basis of their assessment of the state of the financial markets and may also be terminated upon the occurrence of certain stated events. Upon completion of the Offering, the Company will have two classes of common stock issued and outstanding: Class A common stock and Class B common stock. Each share of Class A common stock will entitle its holder to one vote per share. Each share of Class B common stock will entitle its holder to 10 votes per share. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters to be voted on by shareholders, except holders of Class B common stock will be entitled to elect a majority of our board of directors in addition to having certain other class votes. Each share of Class B common stock will be convertible at any time at the option of the holder into one share of our Class A common stock and automatically in certain other circumstances. The holders of Class B common stock benefit from contractual provisions that give them certain rights in the event of a take-over bid for the Class A common stock. Please refer to the section entitled “Description of Capital Stock” in the U.S. Prospectus. In connection with the Offering, the Underwriters may, subject to applicable law, engage in short sale transactions, stabilizing transactions, syndicate covering transactions or may impose penalty bids. These activities may have the effect of stabilizing or maintaining the market price of the shares of Class A common stock at levels other than those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. In accordance with the rules and policy statements of certain Canadian securities regulatory authorities and the Universal Market Integrity Rules for Canadian Marketplaces (“UMIR”), the Canadian Underwriters may not, at any time during the period of distribution, bid for or purchase shares of our Class A common stock. The foregoing restriction is, however, subject to exceptions where the bid or purchase is not made for the purpose of creating actual or apparent active trading in, or raising the price of, the Class A common stock. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable regulatory authorities, including UMIR, relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. Please refer to the section entitled “Underwriting” in the U.S. Prospectus for more information. The Underwriters propose to offer shares of Class A common stock initially at the initial public offering price but may subsequently reduce the selling price to investors from time to time in order to sell any of the shares of Class A common stock remaining unsold and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by investors for shares of Class A common stock is less than the gross proceeds paid by the Underwriters to us. Accordingly, any such reduction will not affect the net proceeds received by the Company. Please refer to the section entitled “Underwriting” in the U.S. Prospectus. Subscriptions for shares of Class A common stock will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. The closing of the Offering is expected to occur on or about ⚫, 2026 or such other date as the Company and the Underwriters may agree, not later than ⚫, 2026 (the “Closing Date”), however the shares of Class A common stock offered under this Canadian Prospectus are to be taken up by the Underwriters, if at all, on or before a date not later than 42 days after the date of the receipt for the base PREP prospectus. Shareholders will not receive physical certificates evidencing the ownership of Class A common stock. The Company will arrange for an instant deposit of the shares of Class A common stock to or for the account of the Underwriters with CDS Clearing and Depository Services Inc. or the Depository Trust & Clearing Corporation on the Closing Date. There is currently no market through which shares of our Class A common stock may be sold and purchasers may not be able to resell shares of Class A common stock purchased under this Canadian Prospectus. This may affect the pricing of our shares of Class A common stock on the secondary market, the transparency and availability of trading prices, the liquidity of our shares of Class A common stock and the extent of issuer regulation. Please refer to the section entitled “Risk Factors” in the U.S. Prospectus. We have applied to list our Class A common stock on The Nasdaq Stock Market LLC (“Nasdaq”) and Nasdaq Texas, LLC (“Nasdaq Texas”) under the trading symbol “SPCX”. Listing on Nasdaq and Nasdaq Texas is subject to the Company fulfilling all of the applicable requirements of the Nasdaq and Nasdaq Texas. An investment in our Class A common stock is subject to a number of risks that should be considered by a prospective purchaser. The risk factors outlined or incorporated by reference in this Canadian Prospectus should be carefully reviewed and considered. Please refer to the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the U.S. Prospectus. Certain Underwriters involved in the Offering and/or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Certain of the Underwriters involved in the Offering and/or their respective affiliates have in the past been, are currently, and may in the future be, our customers in arm’s length transactions. In addition, affiliates of Morgan Stanley Canada Limited advised us in connection with the acquisition of xAI (as defined in the U.S. Prospectus). Affiliates of Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, Merrill Lynch Canada Inc., Citigroup Global Markets Canada Inc., J.P. Morgan Securities Canada Inc., Barclays Capital Canada Inc., RBC Dominion Securities Inc., UBS Securities Canada Inc., and Wells Fargo Securities Canada, Ltd. serve as lenders or administrative agents under the SpaceX Bridge Loan (as defined in the U.S. Prospectus). Affiliates of Merrill Lynch Canada Inc., Citigroup Global Markets Canada Inc., Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, Barclays Capital Canada Inc., Wells Fargo Securities Canada, Ltd., RBC Dominion Securities Inc., and UBS Securities Canada Inc. serve as lenders, co-syndication agents, co-documentation agents, joint lead arrangers, joint bookrunners and/or administrative agent under the SpaceX Credit Facility (as defined in the U.S. Prospectus). Consequently, we may be considered a “connected issuer”, as such term is defined in National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), of each of Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, Merrill Lynch Canada Inc., Citigroup Global Markets Canada Inc., J.P. Morgan Securities Canada Inc., Barclays Capital Canada Inc., RBC Dominion Securities Inc., UBS Securities Canada Inc., and Wells Fargo Securities Canada, Ltd. Please refer to the section entitled “Relationship Between the Company and Certain Underwriters” in this Canadian Prospectus and the section entitled “Underwriting” in the U.S. Prospectus for more information. This Canadian Prospectus contains three sections. The first section consists of the cover page disclosure that is required to be included in the Canadian Prospectus pursuant to National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”) and Form 41-101F1 – Information Required in a Prospectus (“Form 41-101F1”). The second section is a supplement to the U.S. Prospectus, which sets out information that is required to be included in the Canadian Prospectus pursuant to NI 41-101 and is not otherwise included in the U.S. Prospectus. The third section is the U.S. Prospectus. This Canadian Prospectus does not contain all the information set forth in the Registration Statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. With respect to the statements in this Canadian Prospectus about the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement, we refer you, in each instance, to the copy of such contract, agreement or document filed as an exhibit to the Registration Statement, and each such statement is qualified in all respects by reference to the document to which it refers. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The Registration Statement and the exhibits that were filed with the Registration Statement can be downloaded from the SEC’s website. Canadian investors should rely only on the information contained in this Canadian Prospectus. Neither the Company nor the Underwriters have authorized anyone to provide Canadian investors with different information. Information contained on the Company’s website does not form part of this Canadian Prospectus and should not be relied upon by prospective investors for the purpose of determining whether to invest. Neither the Company nor the Underwriters are making an offer of these securities in any jurisdiction in which the offer is not permitted. Investors should not assume that the information contained in this Canadian Prospectus is accurate as of any other date other than the date of the front of this Canadian Prospectus. The Company’s business, operating results, financial condition and prospects may have changed since that date. Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. Please refer to the section entitled “Purchasers' Statutory Rights” in this Canadian Prospectus.

TABLE OF CONTENTS GENERAL MATTERS ------------------------------------------------------------------------------------------------------ 1 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS---------------------- 1 ELIGIBILITY FOR INVESTMENT --------------------------------------------------------------------------------------- 1 CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS ---------------------------------------- 1 EXCHANGE RATE INFORMATION ------------------------------------------------------------------------------------ 4 CORPORATE STRUCTURE --------------------------------------------------------------------------------------------- 5 GOVERNANCE MATTERS ----------------------------------------------------------------------------------------------- 5 PRIOR SALES ---------------------------------------------------------------------------------------------------------------- 6 ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS ---------------------------------------- 7 RELATIONSHIP BETWEEN THE COMPANY AND CERTAIN UNDERWRITERS ------------------------ 7 MARKETING MATERIALS ------------------------------------------------------------------------------------------------ 8 MATERIAL CONTRACTS ------------------------------------------------------------------------------------------------- 9 NOTICE TO INVESTORS REGARDING U.S. GAAP -------------------------------------------------------------- 9 EXEMPTIONS -------------------------------------------------------------------------------------------------------------- 10 CONTINUOUS DISCLOSURE ----------------------------------------------------------------------------------------- 10 INTEREST OF EXPERTS ----------------------------------------------------------------------------------------------- 10 AUDITOR, TRANSFER AGENT AND REGISTRAR ------------------------------------------------------------- 11 PURCHASERS’ STATUTORY RIGHTS ----------------------------------------------------------------------------- 11 UNITED STATES PROSPECTUS ------------------------------------------------------------------------------------ 11 CERTIFICATE OF SPACE EXPLORATION TECHNOLOGIES CORP. ----------------------------------- C-1 CERTIFICATE OF THE CANADIAN UNDERWRITERS ------------------------------------------------------- C-2

GENERAL MATTERS Unless otherwise noted or the context otherwise indicates, the “Company”, “SpaceX”, “we”, “us” and “our” or similar terms refer to Space Exploration Technologies Corp., together, if the context requires, with its consolidated subsidiaries. Capitalized terms used in this section of the Canadian Prospectus but not otherwise defined herein have the respective meanings given to them in the U.S. Prospectus. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS The Canadian Prospectus and the U.S. Prospectus contain forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in the U.S. Prospectus. Any reference to forward-looking statements in the U.S. Prospectus includes forward- looking information within the meaning of applicable Canadian securities laws. ELIGIBILITY FOR INVESTMENT In the opinion of Stikeman Elliott LLP, counsel to the Company with respect to Canadian legal matters, and Blake, Cassels & Graydon LLP, counsel to the Underwriters with respect to Canadian legal matters, provided the shares of Class A common stock acquired by investors pursuant to the Offering are listed on a “designated stock exchange” for purposes of the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) (which currently includes Nasdaq) on the Closing Date, the shares of Class A common stock would, if issued on the date hereof, be a qualified investment under the Tax Act for a trust governed by a registered retirement savings plan (“RRSP”), a registered retirement income fund (“RRIF”), a registered education savings plan (“RESP”), a registered disability savings plan (“RDSP”), a tax-free savings account (“TFSA”), a first home savings account (“FHSA”) or a deferred profit sharing plan, each as defined in the Tax Act. Notwithstanding that the shares of Class A common stock may be a qualified investment for a trust governed by a TFSA, RRSP, RRIF, RESP, FHSA or RDSP, the holder, annuitant or subscriber thereof, as the case may be, will be subject to a penalty tax under the Tax Act if the shares of Class A common stock are a “prohibited investment” (within the meaning of the Tax Act) for the particular TFSA, RRSP, RRIF, RESP, FHSA or RDSP. The shares of Class A common stock will not be a prohibited investment for a TFSA, RRSP, RRIF, RESP, FHSA or RDSP provided the holder, annuitant or subscriber thereof, as the case may be, deals at arm’s length with the Company for purposes of the Tax Act and does not have a “significant interest” (within the meaning of the Tax Act) in the Company. In addition, the shares of Class A common stock will not be a prohibited investment if the shares of Class A common stock are “excluded property” as defined in the Tax Act for trusts governed by a TFSA, RRSP, RRIF, RESP, FHSA or RDSP. Prospective purchasers who intend to hold shares of Class A common stock in their TFSAs, RRSPs, RRIFs, RESPs, FHSAs or RDSPs should consult their own tax advisors regarding their particular circumstances. CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS In the opinion of Stikeman Elliott LLP, counsel to the Company with respect to Canadian legal matters, and Blake, Cassels & Graydon LLP, counsel to the Underwriters with respect to Canadian legal matters, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable to a holder who acquires shares of Class A common stock pursuant to the Offering (for purposes of this section, the “Class A Common Stock”) as a beneficial owner under this Offering and who, for purposes of the Tax Act and at all relevant times, is resident, or is deemed to be resident, in Canada, holds the Class A Common Stock as capital property, deals at arm’s length with the Company and the Underwriters, and is not affiliated with the Company or the Underwriters (a “Holder”). Generally, the Class A Common Stock will be considered to be capital property to a Holder provided the Holder does not hold the Class A Common Stock in the course of

2 carrying on a business of trading or dealing in securities and has not acquired the Class A Common Stock in one or more transactions considered to be an adventure or concern in the nature of trade. The Class A Common Stock will not be “Canadian securities” for purposes of the irrevocable election under subsection 39(4) of the Tax Act to treat all “Canadian securities” owned by a person as capital property and therefore such an election will not apply to the Class A Common Stock. This summary is not applicable to a Holder: (i) that is a “financial institution” (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) that is a “specified financial institution” (as defined in the Tax Act); (iii) an interest in which is or would be a “tax shelter investment” (as defined in the Tax Act); (iv) that enters into a “derivative forward agreement” or a “synthetic disposition arrangement” (as defined in the Tax Act) in respect of the Class A Common Stock; (v) who has elected to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian dollars; or (vi) in respect of whom the Company is or will become a “foreign affiliate” for purposes of the Tax Act. Any such Holders should consult their own tax advisors with respect to an investment in the Class A Common Stock. In addition, this summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of Class A Common Stock. This summary assumes that the Company will not at any time be resident (or be deemed to be resident) in Canada for purposes of the Tax Act. If the Company is (or becomes) resident in Canada for purposes of the Tax Act, the Canadian federal income tax consequences to a Holder will, in some respects, differ from those described herein. This summary is based upon the current provisions of the Tax Act, taking into account all proposed amendments to the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and counsel’s understanding of the current administrative practices and assessing policies published in writing by the Canada Revenue Agency prior to the date hereof. This summary assumes the Tax Proposals will be enacted in the form proposed; however, no assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. The summary is not exhaustive of all possible income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in the law, whether by way of legislative, governmental or judicial decision or action, or in the administrative practices or assessing policies of the Canada Revenue Agency, nor does it take into account tax laws of countries other than Canada or any provincial, territorial or foreign tax legislation or considerations, which may differ significantly from the tax considerations described herein. The income and other tax consequences of acquiring, holding or disposing of Class A Common Stock will vary depending on the particular circumstances of the Holder, including any province or territory in which the Holder resides or carries on business. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular or prospective Holder, and no representations with respect to the income tax consequences to any Holder or prospective Holder are made. Consequently, prospective Holders should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Class A Common Stock under this Offering having regard to their particular circumstances. Currency Conversion For purposes of the Tax Act, all amounts relating to acquiring, holding or disposing of Class A Common Stock (including dividends, if any, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. For purposes of the Tax Act, amounts denominated in U.S. dollars generally must be converted into Canadian dollars using the appropriate exchange rate determined in accordance with the detailed rules in the Tax Act in that regard. The amount of dividends, if any, required to be

3 included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate. Dividends The full amount of dividends received (or deemed to be received), if any, on the Class A Common Stock by a Holder who is an individual (including a trust), including amounts withheld for foreign withholding tax, if any, will be included in computing the Holder’s income and will not be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received (or deemed to be received) from taxable Canadian corporations. The full amount of dividends received (or deemed to be received) on the Class A Common Stock, if any, by a Holder that is a corporation, including amounts withheld for foreign withholding tax, if any, will be included in computing the Holder’s income, and such Holder will not be entitled to the inter- corporate dividend deduction in computing its taxable income which generally applies to dividends received from taxable Canadian corporations. A Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as defined in the Tax Act) at any time in a taxation year, may be liable to pay an additional tax, which is refundable, under certain circumstances, on certain investment income for the year, including the amount of such dividends, if any. Holders that are corporations should consult their own tax advisors. Subject to the detailed rules in the Tax Act, a Holder may be entitled to a foreign tax credit or deduction for any foreign withholding tax paid with respect to dividends, if any, received by the Holder on the Class A Common Stock. Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction having regard to their own particular circumstances. Dispositions of Class A Common Stock On the disposition or deemed disposition of Class A Common Stock by a Holder, the Holder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition in respect of such Class A Common Stock, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Class A Common Stock to the Holder immediately before the disposition or deemed disposition. For purposes of determining the adjusted cost base to a Holder of Class A Common Stock at a particular time, when Class A Common Stock is acquired, the cost of the Class A Common Stock will be averaged with the adjusted cost base of all of the Class A Common Stock, if any, owned by the Holder as capital property immediately before that acquisition. The adjusted cost base of Class A Common Stock to a Holder will be the cost to the Holder of the Class A Common Stock, with certain adjustments. One-half of the amount of any capital gain (a “taxable capital gain”) realized by a Holder on a disposition of Class A Common Stock in a taxation year must be included in computing such Holder’s income for that year, and one-half of any capital loss (an “allowable capital loss”) realized by a Holder on a disposition of Class A Common Stock in a taxation year must be deducted from any taxable capital gains realized by the Holder in the year, subject to and in accordance with the provisions of the Tax Act. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such years, subject to and in accordance with the provisions of the Tax Act.

A capital gain realized by a Holder who is an individual (other than certain specified trusts) may give rise to a liability for alternative minimum tax. Holders that are individuals should consult their own tax advisors.

A Holder that is, throughout the relevant taxation year, a "Canadian-controlled private corporation" (as defined in the Tax Act) or a "substantive CCPC" (as defined in the Tax Act) at any time in a taxation year, that disposes of Class A Common Stock may be liable to pay an additional tax, which is refundable, under certain circumstances, on certain investment income for the year, including amounts in respect of taxable capital gains. Holders that are corporations should consult their own tax advisors.

Foreign Property Information Reporting

Generally, a Holder that is a "specified Canadian entity" (as defined in the Tax Act) for a taxation year or a fiscal period and whose total "cost amount" of "specified foreign property" (as such terms are defined in the Tax Act), including Class A Common Stock, at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return with the Canada Revenue Agency for the year or period disclosing prescribed information in respect of such property. Subject to certain exceptions, a Holder generally will be a specified Canadian entity. The Class A Common Stock will be "specified foreign property" of a Holder for these purposes and its cost amount will count towards the calculation of the C$100,000 threshold. Penalties may apply where a Holder fails to file the required information return in respect of such Holder's "specified foreign property" on a timely basis in accordance with the Tax Act. Holders should consult their own tax advisors regarding compliance with these reporting requirements.

EXCHANGE RATE INFORMATION

The Company publishes its consolidated financial statements in U.S. dollars. **All references in this Canadian Prospectus to "dollars" or "$" are to U.S. dollars and all references to "C$" are to Canadian dollars**.

The following table sets forth the high and low rates of exchange for one U.S. dollar expressed in Canadian dollars during each of the following periods, the average rate of exchange for those periods and the rate of exchange in effect at the end of each of those periods, each based on the daily average rate of exchange published by the Bank of Canada for conversion of U.S. dollars into Canadian dollars.

	Year ended December 31			Three Months ended March 31,
	2023	2024	2025	2026
High	C$1.3875	C$1.4416	C$1.4603	C$1.3939
Low	C$1.3128	C$1.3316	C$1.3558	C$1.3515
Average	C$1.3497	C$1.3698	C$1.3978	C$1.3717
Period End	C$1.3226	C$1.4389	C$1.3706	C$1.3939

On June 2, 2026, the daily average exchange rate posted by the Bank of Canada was C$1.00=US$0.7229 (US$1.00=C$1.3834). No representation is made that U.S. dollars could be converted into Canadian dollars at that rate or any other rate.

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5 CORPORATE STRUCTURE The Company was incorporated as Space Exploration Technologies Corp., a Delaware corporation, on March 14, 2002 and reincorporated as a Texas corporation on February 14, 2024. Our principal executive offices are located at 1 Rocket Road, Starbase, Texas, 78521, USA. The following table identifies our material subsidiaries: Name of Subsidiary Jurisdiction of incorporation, continuation, formation or organization, as applicable Percentage of votes attaching to all voting securities of the subsidiary beneficially owned, or controlled or directed, directly or indirectly, by the Company CTC Property LLC Wyoming 100% SpaceX Services Inc. Texas 100% X Corp. Nevada 100% X.AI LLC Nevada 100% GOVERNANCE MATTERS Board of Directors For a description of our board of directors, please refer to the section entitled “Management” in the U.S. Prospectus. Penalties or Sanctions Other than as set forth in the U.S. Prospectus, to the knowledge of the Company, no director or executive officer of the Company (nor any personal holding company of any of such persons), or shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company, has been subject to: (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision. Individual Bankruptcies None of our directors or executive officers has, within the ten years prior to the date of this Canadian Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets. Corporate Cease Trade Orders and Bankruptcies Other than as set forth in the U.S. Prospectus, none of our directors or executive officers is, as at the date of this Canadian Prospectus, or has been within the ten years prior to the date of this Canadian

Prospectus: (i) a director, chief executive officer or chief financial officer of any company that was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; (ii) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (iii) a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets. For the purposes of this paragraph, "order" means a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days.

Audit Committee

Our board of directors will establish an audit committee and will adopt a charter for the committee. Upon completion of the Offering, we will be an "SEC issuer" within the meaning of National Instrument 52-107 – *Acceptable Accounting Principles and Auditing Standards* ("**NI 52-107**") and will be required to comply with the listing rules of the Nasdaq and Nasdaq Texas with respect to our audit committee, including with respect to any composition and independence requirements. For a description of our audit committee, please refer to the section entitled "Management" in the U.S. Prospectus.

Compensation and Nominating Committee

Our board of directors will establish a compensation and nominating committee and will adopt a charter for the committee. For a description of our compensation and nominating committee, please refer to the section entitled "Management" in the U.S. Prospectus.

PRIOR SALES

During the 12-month period before the date of this Canadian Prospectus, the Company has not issued any shares of Class A common stock, or any securities that are convertible or exchangeable into shares of Class A common stock, except as described in the following table:

Type of security	Date of issuance/ grant	Number[(1)]	Issue price/ exercise price per security[(1)]
Shares of Class B Common Stock – Performance-based shares[(2)]	January 13, 2026	1,000,000,000	$84.20
Shares of Class A Common Stock – Issuance[(3)]	February 2, 2026	1,608,408,215	$105.31
Shares of Class B Common Stock – Issuance[(3)]	February 2, 2026	608,417,000	$105.31
Shares of Class B Common Stock – Performance-based shares[(4)]	March 23, 2026	302,072,285	N/A
Shares of Class A Common Stock – Option Exercise	June 4, 2025 – June 3, 2026	56,018,860	$5.53[(5)]

Notes:

(1) Such amounts give effect to the 2026 Stock Split.

(2) On January 13, 2026, we granted 1,000 million performance-based shares of Class B common stock to Mr. Musk to vest upon: (i) our achievement of specified market capitalization milestones across 15 equal tranches; and (ii) the Company's establishment of a permanent human colony on Mars with at least one million inhabitants, in each

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7 case, subject to Mr. Musk’s continued employment with us through the date on which achievement is certified by our board. (3) On February 2, 2026, the Company consummated the xAI Merger and, in connection therewith, issued 1,608,408,215 shares of Class A common stock and 608,417,000 shares of Class B common stock as partial consideration, including 18,990,195 shares of Class A common stock to Tesla following the completion of a regulatory review period on March 12, 2026. (4) On March 23, 2026, we granted performance-based shares of Class B common stock to Mr. Musk which vest upon both: (i) achievement of specified market capitalization milestones across 12 equal tranches ranging from $1.065 trillion to $6.565 trillion, with each milestone reflecting $500 billion in additional valuation; and (ii) the Company’s completion of non-Earth-based data centers capable of delivering 100 terawatts of compute per year, in each case, subject to Mr. Musk’s continued employment with us through the date on which achievement is certified by our board. (5) Weighted average exercise price. ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS The Company and PricewaterhouseCoopers LLP, the Company’s auditor, are incorporated or formed under the laws of a foreign jurisdiction and certain of the Company’s current directors and officers reside outside of Canada. The Company and the persons named below have appointed the following agent for service of process. Name Name and Address of Agent Space Exploration Technologies Corp. Elon Musk Bret Johnsen Gwynne Shotwell Ira Ehrenpreis Randy Glein Antonio J. Gracias Donald Harrison Steve Jurvetson Luke Nosek SpaceX Canada Corp., 1741 Lower Water Street, Suite 600 Halifax, Nova Scotia B3J 0J2 Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. RELATIONSHIP BETWEEN THE COMPANY AND CERTAIN UNDERWRITERS Certain Underwriters involved in the Offering and/or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Certain of the Underwriters involved in the Offering and/or their respective affiliates have in the past been, are currently, and may in the future be, our customers in arm’s length transactions. In addition, affiliates of Morgan Stanley Canada Limited advised us in connection with the acquisition of xAI. Affiliates of Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, Merrill Lynch Canada Inc., Citigroup Global Markets Canada Inc., J.P. Morgan Securities Canada Inc., Barclays Capital Canada Inc., RBC Dominion Securities Inc., UBS Securities Canada Inc., and Wells Fargo Securities Canada, Ltd. serve as lenders or administrative agents under the SpaceX Bridge Loan. Affiliates of Merrill Lynch Canada Inc., Citigroup Global Markets Canada Inc., Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, Barclays Capital Canada Inc., Wells Fargo Securities Canada, Ltd., RBC Dominion Securities Inc., UBS Securities Canada Inc., serve as lenders, co-syndication agents, co-documentation agents,

8 joint lead arrangers, joint bookrunners and/or administrative agent under the SpaceX Credit Facility. Consequently, we may be considered a “connected issuer”, as such term is defined in NI 33-105, of each of Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, Merrill Lynch Canada Inc., Citigroup Global Markets Canada Inc., J.P. Morgan Securities Canada Inc., Barclays Capital Canada Inc., RBC Dominion Securities Inc., UBS Securities Canada Inc., and Wells Fargo Securities Canada, Ltd. As of April 30, 2026, there was $20,000 million outstanding under the SpaceX Bridge Loan and no borrowings outstanding under the SpaceX Credit Facility. We are in compliance with all material terms of the SpaceX Bridge Loan and the SpaceX Credit Facility and, other than the First Amendment to Credit Agreement and Waiver, dated as of March 2, 2026, by and among the Company, the lenders party thereto and the other L/C Issuers party thereto, no breach thereof has been waived by any of the lenders and/or agents thereunder. Other than as disclosed in the U.S. Prospectus, our financial position has not materially changed since the SpaceX Bridge Loan and the SpaceX Credit Facility were entered into. Please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Debt Agreements” in the U.S. Prospectus. The decision to distribute the Class A common stock and the determination of the terms of the Offering were made through negotiations between us and the Underwriters. The lenders and/or agents under the SpaceX Bridge Loan and the SpaceX Credit Facility were not involved in their capacities as such in the decision to distribute the Class A common stock or in determining the terms of the Offering. The Offering was not required, suggested or consented to by any affiliates of Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, Merrill Lynch Canada Inc., Citigroup Global Markets Canada Inc., J.P. Morgan Securities Canada Inc., Barclays Capital Canada Inc., RBC Dominion Securities Inc., UBS Securities Canada Inc., and Wells Fargo Securities Canada, Ltd. in their capacity as lenders and/or agents under the SpaceX Bridge Loan and the SpaceX Credit Facility. Other than the underwriting discounts and commissions to be paid to the Underwriters in connection with the Offering, the proceeds of the Offering will not be applied for the benefit of the Underwriters, except as disclosed in the U.S. Prospectus. The Underwriters involved in the Offering and certain of their respective affiliates, have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and commissions. For additional information regarding our relationship with certain Underwriters, please refer to the section entitled “Underwriting” in the U.S. Prospectus. MARKETING MATERIALS Before filing the base PREP prospectus in respect of the Offering, we and the Underwriters intend to hold road shows that potential investors in the United States and in each of the provinces and territories of Canada will be able to attend. We and the Underwriters may provide marketing materials to those potential investors in connection with those road shows. In doing so, we and the Canadian Underwriters are relying on a provision in applicable Canadian securities legislation that allows issuers in certain U.S. cross-border offerings to not have to file marketing materials relating to those road shows on the SEDAR+ website at www.sedarplus.ca or include or incorporate by reference those marketing materials in the base PREP prospectus. To rely on this exemption, we and the Canadian Underwriters must give contractual rights to Canadian investors in the event the marketing materials contain a misrepresentation. Accordingly, we and the Canadian Underwriters signing the certificate contained in the base PREP prospectus or the supplemented PREP prospectus have agreed that in the event the marketing materials relating to the road shows described above contain a misrepresentation (as defined in securities legislation in each of the provinces and territories of Canada), a purchaser resident in a province or territory of Canada who was provided with those marketing materials in connection with

9 the road shows and who purchases Class A common stock under the supplemented PREP prospectus during the period of distribution shall have, without regard to whether the purchaser relied on the misrepresentation, rights against us and each Canadian Underwriter with respect to the misrepresentation which are equivalent to the rights under the securities legislation of the jurisdiction of Canada where the purchaser is resident, subject to the defences, limitations and other terms of that legislation, as if the misrepresentation was contained in the supplemented PREP prospectus. However, this contractual right does not apply: (i) to the extent that the contents of the marketing materials relating to the road shows have been modified or superseded by a statement in the base PREP prospectus or the supplemented PREP prospectus; and (ii) to any “comparables” (as such term is defined in NI 41-101) in the marketing materials provided in accordance with applicable Canadian securities legislation. MATERIAL CONTRACTS The following are the only material contracts, other than those contracts entered into in the ordinary course of business, which we or our subsidiaries have entered into since January 1, 2025, or prior thereto but which are still in effect, or to which we are or will become a party to on or prior to the closing of the Offering: • the Underwriting Agreement (please refer to the section entitled “Underwriting” in the U.S. Prospectus); • Agreement and Plan of Merger and Reorganization, by and among Space Exploration Technologies Corp., X.AI Holdings Corp., K2 Merger Sub Inc. and K2 Merger Sub 2 LLC, dated January 31, 2026; • Amended and Restated Investors’ Rights Agreement, dated as of August 4, 2020, by and among Space Exploration Technologies Corp. and the investors listed on the exhibits thereto; • Amended and Restated License Purchase Agreement, dated as of November 5, 2025, by and among EchoStar Corporation, Space Exploration Technologies Corp. and Spectrum Business Trust 2025-1; • Bridge Loan Credit Agreement, dated as of March 2, 2026, by and among Space Exploration Technologies Corp., as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent and a lender; and • Amended and Restated Credit Agreement, dated as of May 19, 2026, by and among Space Exploration Technologies Corp., the Guarantors party thereto, the Lenders party thereto, Bank of America, NA., as the administrative agent, an L/C Issuer and the Swing Line Lender, and the other L/C Issuers from time to time party thereto. Copies of the above material agreements are or will be made available at the website maintained by the Canadian Securities Administrators at www.sedarplus.ca or at the website maintained by the SEC at www.sec.gov/edgar. NOTICE TO INVESTORS REGARDING U.S. GAAP We prepare our financial information in accordance with U.S. generally accepted accounting principles (“GAAP”), which differs in certain material respects from Canadian GAAP. As we will become an “SEC issuer” (as such term is defined in NI 52-107), we are not required to provide, and have not provided, a reconciliation of our financial statements to international financial reporting standards.

10 EXEMPTIONS The shares of our Class A common stock are restricted securities under applicable Canadian securities laws. Part 12 of NI 41-101 sets out certain requirements that apply to restricted securities as well as exemptions from those requirements. Pursuant to section 19.1 of NI 41-101, the Company has applied to the applicable securities regulatory authorities and obtained an exemption from the requirements of Part 12 of NI 41-101 and sections 1.13, 3.1(1)(f) and 10.6 of Form 41-101F1 as they relate to the Company and its shares of Class A common stock (to the extent that the Company is not already exempt from such requirements as they relate to such shares). The granting of such exemption is evidenced by the issuance of a receipt for the base PREP prospectus. On May 19, 2026, the Autorité des marchés financiers granted an exemption pursuant to Section 263 of the Securities Act (Québec) from the requirements to file French versions of the preliminary Canadian Prospectus, any amendment to the preliminary Canadian Prospectus, and any amended and restated version of the preliminary Canadian Prospectus (including this Canadian Prospectus), in each case concurrently with the English versions thereof, provided that (i) the French version of each such document is filed with the Autorité des marchés financiers as soon as possible following the filing of the corresponding English version and, in any event, no later than five days following the filing of the corresponding English version, and (ii) the French version of any standard term sheet be delivered to prospective purchasers in Québec concurrently with the English version of each such document. CONTINUOUS DISCLOSURE Upon the filing of this Canadian Prospectus, we will become a reporting issuer under the securities laws of each of the provinces and territories of Canada. Pursuant to the securities laws of each of the provinces and territories of Canada, we expect that we will be an “SEC foreign issuer” as defined in National Instrument 71-102 – Continuous Disclosure and Other Exemptions Relating to Foreign Issuers (“NI 71-102”). Consequently, we (or, in the case of insider reporting, our insiders) will generally be exempt from the requirements of Canadian securities laws relating to continuous disclosure, proxy solicitation, restricted securities and insider reporting provided we comply with applicable U.S. requirements for an “SEC foreign issuer” as permitted by NI 71-102. These rules generally permit us to comply with certain informational requirements applicable in the United States instead of the continuous disclosure requirements normally applicable, provided that the relevant documents are filed with the applicable securities regulatory authorities and are provided to Canadian security holders to the extent and in the manner and within the time required by applicable U.S. requirements. INTEREST OF EXPERTS Certain legal matters will be passed upon on behalf of us by Gibson, Dunn & Crutcher LLP. Certain legal matters will be passed upon on behalf of the Underwriters involved in the Offering by Davis Polk & Wardwell LLP. Certain legal matters as to Canadian law will be passed upon on behalf of us by Stikeman Elliott LLP. Certain legal matters as to Canadian law will be passed upon on behalf of the Underwriters involved in the Offering by Blake, Cassels & Graydon LLP. The partners, counsel and associates of each of Stikeman Elliott LLP and Blake, Cassels & Graydon LLP, respectively as a group, beneficially own directly and indirectly, less than one percent of our outstanding securities of any class. Our independent auditors are PricewaterhouseCoopers LLP, Los Angeles, California. PricewaterhouseCoopers LLP has advised that they are independent with respect to us in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board. Please refer to the sections entitled “Legal Matters” and “Experts” in the U.S. Prospectus.

11 AUDITOR, TRANSFER AGENT AND REGISTRAR The auditors of the Company are PricewaterhouseCoopers LLP located at 601 South Figueroa Street, Suite 900, Los Angeles, California 90017. The transfer agent and registrar for our Class A common stock in the United States is Fidelity Stock Transfer Solutions LLC at its principal office at 245 Summer Street, Boston, Massachusetts, 02210. PURCHASERS’ STATUTORY RIGHTS Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after the later of (a) the date that the issuer (i) filed the prospectus or any amendment on SEDAR+ and a receipt is issued and posted for the document, and (ii) issued and filed a news release on SEDAR+ announcing that the document is accessible through SEDAR+, and (b) the date that the purchaser or a subscriber has entered into an agreement to purchase the securities or a contract to purchase or a subscription for the securities. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser. UNITED STATES PROSPECTUS Attached is the prospectus forming part of the Form S-1 registration statement filed with the SEC in the United States in connection with the U.S. offering (the “U.S. Prospectus”). The U.S. Prospectus is deemed to form a part of this prospectus.